--------------------------------------------------------------------------------




                      DEBENTURE AND NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                       SAFEGUARD HEALTH ENTERPRISES, INC.

                                       AND

                       CAI PARTNERS AND COMPANY II, L.P.,
                  CAI CAPITAL PARTNERS AND COMPANY II, L.P. and
                                JACK R. ANDERSON




--------------------------------------------------------------------------------



                            Dated as of June 29, 1999

                                TABLE OF CONTENTS


ARTICLE I
PURCHASE AND SALE OF THE DEBENTURES AND SENIOR NOTES..............................................................1
         Section 1.1       Purchase and Sale......................................................................1
         Section 1.2       Closing................................................................................2
         Section 1.3       Delivery at Closing....................................................................2
         Section 1.4       Amendment to Certificate of Incorporation..............................................2
         Section 1.5       Pre-Closing Adjustment to Senior Notes and Warrants....................................2
         Section 1.6       Issuance of Preferred Stock............................................................3

ARTICLE II
SHAREHOLDER APPROVAL..............................................................................................3
         Section 2.1       Shareholder Meeting....................................................................3
         Section 2.2       Proxy Statement........................................................................3
         Section 2.3       No False or Misleading Statements......................................................4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................................4
         Section 3.1       Organization...........................................................................4
         Section 3.2       Capitalization.........................................................................4
         Section 3.3       Validity and Rights of the Debentures, Senior Notes and Warrants.......................5
         Section 3.4       Registration and Other Rights..........................................................6
         Section 3.5       Offering. .............................................................................6
         Section 3.6       Company Subsidiaries...................................................................6
         Section 3.7       Authority Relative to this Agreement...................................................7
         Section 3.8       Consents and Approvals:  No Violations.................................................8
         Section 3.9       Company SEC Reports....................................................................9
         Section 3.10      Statutory Financial Statements.........................................................9
         Section 3.11      Absence of Certain Changes.............................................................9
         Section 3.12      Litigation............................................................................10
         Section 3.13      Absence of Undisclosed Liabilities....................................................10
         Section 3.14      No Default............................................................................10
         Section 3.15      Taxes.................................................................................11
         Section 3.16      Title to Property.....................................................................12
         Section 3.17      Compliance with Laws:  Certificates of Authority:
                           Permits and Licenses..................................................................12
         Section 3.18      Regulatory Filings....................................................................13
         Section 3.19      Investments...........................................................................13
         Section 3.20      Reserves..............................................................................13
         Section 3.21      Brokers...............................................................................14
         Section 3.22      Employee Benefit Plans:   ERISA.......................................................14
         Section 3.23      Labor and Employee Relations..........................................................16
         Section 3.24      Environmental Matters.................................................................16

         Section 3.25      Opinion of Financial Advisor..........................................................16
         Section 3.26      Contracts.............................................................................17
         Section 3.27      Intellectual Property.................................................................18
         Section 3.28      Voting Requirements:  Takeover Statutes/Rights
                           Plan/Change of Control Provisions.....................................................18
         Section 3.29      Year 2000 Compliance..................................................................19
         Section 3.30      Transactions With Affiliates..........................................................19
         Section 3.31      Improper Payments.....................................................................19
         Section 3.32      Plan Membership.......................................................................19
         Section 3.33      Solvency..............................................................................20
         Section 3.34      Disclosure............................................................................20

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..................................................................21
         Section 4.1       Organization..........................................................................21
         Section 4.2       Power.................................................................................21
         Section 4.3       Binding Obligation....................................................................21
         Section 4.4       Information...........................................................................21
         Section 4.5       Investment Purposes...................................................................21
         Section 4.6       Accredited Investor...................................................................22
         Section 4.7       Legend on Certificates................................................................23
         Section 4.8       Proxy Statement.......................................................................23

ARTICLE V
CONDUCT OF BUSINESS PENDING THE CLOSING..........................................................................23
         Section 5.1       Conduct of Business by the Company Pending the Closing................................23
         Section 5.2       Investment Restrictions...............................................................26

ARTICLE VI
ADDITIONAL AGREEMENTS............................................................................................26
         Section 6.1       Access and Information................................................................26
         Section 6.2       No Solicitation.......................................................................26
         Section 6.3       Filings:  Other Action................................................................28
         Section 6.4       Public Announcements..................................................................29
         Section 6.5       Stock Exchange Listing................................................................29
         Section 6.6       Comfort Letters.......................................................................29
         Section 6.7       Additional Matters....................................................................29
         Section 6.8       Investors Standstill..................................................................30

ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE CLOSING........................................................................30
         Section 7.1       Conditions to Each Party's Obligation to Effect the Closing...........................30
         Section 7.2       Conditions to Obligations of the Company..............................................31
         Section 7.3       Conditions to Obligations of Investors................................................31

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER................................................................................32
         Section 8.1       Termination by Mutual Consent.........................................................32
         Section 8.2       Termination by Either Investors or the Company........................................33
         Section 8.3       Termination by the Company............................................................33
         Section 8.4       Termination by Investors..............................................................34
         Section 8.5       Effect of Termination and Abandonment.................................................34

ARTICLE IX
AFFIRMATIVE COVENANTS OF THE COMPANY.............................................................................35
         Section 9.1       Corporate Existence, Business Maintenance, Insurance..................................35
         Section 9.2       Payment of Taxes, etc.; ERISA.........................................................36
         Section 9.3       Books and Records.....................................................................36
         Section 9.4       Board Committees......................................................................36
         Section 9.5       Audited Annual Financial Statements...................................................37
         Section 9.6       Quarterly Reports.....................................................................37
         Section 9.7       Monthly Unaudited Financial Statements................................................37
         Section 9.8       Budgets...............................................................................37
         Section 9.9       Commission and Stock Exchange Filings; Valuation Reports..............................38
         Section 9.10      Compliance Certificates...............................................................38
         Section 9.11      Notice of Certain Events..............................................................38
         Section 9.12      Inspection and Other Information......................................................39
         Section 9.13      Compliance with Laws..................................................................39
         Section 9.14      Use of Proceeds.......................................................................40
         Section 9.15      Other Information.....................................................................40

ARTICLE X
NEGATIVE COVENANTS OF THE COMPANY................................................................................40
         Section 10.1      Business and Financial Covenants......................................................41
         Section 10.2      Liens.................................................................................43
         Section 10.3      Disposition of Stock and Indebtedness of Company Subsidiaries.........................44
         Section 10.4      Company Subsidiary Dividend Restrictions..............................................44
         Section 10.5      Acquisition of Securities.............................................................44
         Section 10.6      Board Committees......................................................................44

ARTICLE XI
REGISTRATION, EXCHANGE AND TRANSFER
OF DEBENTURES, SENIOR NOTES AND WARRANTS.........................................................................45
         Section 11.1      Register; Persons Deemed Owners.......................................................45
         Section 11.2      Issuance of New Notes upon Exchange or Transfer.......................................45
         Section 11.3      Lost, Stolen, Damaged and Destroyed Notes.............................................45

ARTICLE XII EVENTS OF DEFAULT AND REMEDIES.......................................................................46
         Section 12.1      Events or Default.....................................................................46
         Section 12.2      Acceleration of Maturity..............................................................47

         Section 12.3      Other Remedies........................................................................48
         Section 12.4      Conduct to Waiver; Collection Expenses................................................48
         Section 12.5      Annulment of Acceleration.............................................................48
         Section 12.6      Remedies Cumulative...................................................................49

ARTICLE XIII
INDEMNIFICATION..................................................................................................49
         Section 13.1      Indemnification of Investors..........................................................49
         Section 13.2      Costs and Expenses....................................................................50
         Section 13.3      Survival..............................................................................51

ARTICLE XIV
ARBITRATION......................................................................................................51
         Section 14.1      Arbitration...........................................................................51
         Section 14.2      Remedies Cumulative...................................................................53

ARTICLE XV
GENERAL PROVISIONS...............................................................................................54
         Section 15.1      Survival of Representations, Warranties and Agreements................................54
         Section 15.2      Material Adverse Effect...............................................................54
         Section 15.3      Notices...............................................................................54
         Section 15.4      Descriptive Headings..................................................................55
         Section 15.5      Entire Agreement:  Assignment.........................................................55
         Section 15.6      Governing Law.........................................................................55
         Section 15.7      Amendment.............................................................................56
         Section 15.8      Waiver................................................................................56
         Section 15.9      Exculpation Among Investors...........................................................56
         Section 15.10     Severability; Validity; Parties in Interest...........................................56
         Section 15.11     Enforcement of Agreement..............................................................56
         Section 15.12     Company Disclosure Letter.............................................................56
         Section 15.13     Counterparts: Effectiveness...........................................................57

                                    EXHIBITS

Exhibit A:     Investors

Exhibit B:     Form of Debenture

Exhibit C:     Form of Senior Note

Exhibit D:     Form of Warrant

Exhibit E:     Amendment To Certification of Incorporation

Exhibit F:     Certificate of Designation of Preferred Stock

Exhibit G:     Registration Rights Agreement (Debenture Conversion Shares)

Exhibit H:     Registration Rights Agreement (Warrant Conversion Shares)

Exhibit I:     Agreement Among Investors

                             TABLE OF DEFINED TERMS

Agreement.....................................................................................Recitals
Alternate Transaction.........................................................................Section 8.5
Amendment.....................................................................................Section 1.4
Closing.......................................................................................Section 1.2
Closing Date..................................................................................Section 1.2
Company.......................................................................................Recitals
Company Benefit Plan .........................................................................Section 3.22
Company Common Stock..........................................................................Section 3.2
Company Contracts ............................................................................Section 3.26
Company Disclosure Letter.....................................................................Article III
Company Insurance Subsidiaries ...............................................................Section 3.6
Company Material Adverse Effect...............................................................Section 3.1
Company Preferred Stock.......................................................................Section 3.2
Company SEC Reports...........................................................................Section 3.9
Company Meeting...............................................................................Section 2.1
Company State Statutory Accounting Principles.................................................Section 3.10
Company Statutory Financial Statements........................................................Section 3.10
Company Stock Options.........................................................................Section 3.2
Company Stockholder Approval..................................................................Section 3.28
Company Subsidiaries..........................................................................Section 3.6
Contracts ....................................................................................Section 3.26
Conversion Shares.............................................................................Section 3.3
Debentures....................................................................................Recitals
Dental Practices Notes........................................................................Section 3.6
DGCL..........................................................................................Section 3.28
Effective Date................................................................................Recitals
Environmental Laws ...........................................................................Section 3.24
ERISA.........................................................................................Section 3.22
Exchange Act..................................................................................Section 2.3
Existing Company Debt.........................................................................Section 3.14
Expenses......................................................................................Section 8.5
GAAP..........................................................................................Section 3.9
Governmental Requirements.....................................................................Section 3.8
HMO ..........................................................................................Section 3.17
HSR Act ......................................................................................Section 3.8
IRS ..........................................................................................Section 3.22
Lender Waivers................................................................................Section 3.14
Permitted Encumbrances........................................................................Section 3.16
Permitted Investments.........................................................................Section 5.2
Proxy Statement...............................................................................Section 2.2
Investor......................................................................................Recitals
SEC...........................................................................................Section 2.2
Securities Act................................................................................Section 3.4

Senior Notes..................................................................................Recitals
Stockholder Agreements........................................................................Recitals
Superior Proposal.............................................................................Section 6.2
Takeover Proposal.............................................................................Section 6.2
Taxes.........................................................................................Section 3.15
Tax Returns...................................................................................Section 3.15
Termination Payment...........................................................................Section 8.5
Warrants .....................................................................................Recitals

                      DEBENTURE AND NOTE PURCHASE AGREEMENT

         This Debenture and Note Purchase Agreement (the "Agreement") is made and entered into this 29th day of June, 1999, (the "Effective Date") by and among SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"), and CAI Partners and Company II, L.P. a Canadian limited partnership, CAI Capital Partners and Company II, L.P., a Canadian limited partnership, and Jack R. Anderson (each of such parties being individually referred to herein as an "Investor" and collectively as the "Investors").

         WHEREAS, the Investors desire to purchase from the Company, and the Company desires to sell to the Investors, 8% Convertible Debentures of the Company (collectively the "Debentures") in the aggregate principal amount of $20,000,000 and 8% Senior Notes of the Company (the "Senior Notes") in the aggregate principal amount of $20,000,000, together with detachable Warrants for the purchase of 2,500,000 shares of Company Common Stock (hereinafter defined) (the "Warrants"), all on the terms set forth herein; and

         WHEREAS, as a condition of the willingness of the Investors to enter into this Agreement, certain stockholders of the Company have entered into a Stockholder Agreement with the Investors (collectively, the "Stockholder Agreements") that provide, among other things and, on and subject to the terms and conditions thereof, such stockholders will vote the shares of Company Common Stock owned by such stockholders in favor of the approval of this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I
              PURCHASE AND SALE OF THE DEBENTURES AND SENIOR NOTES

         Section 1.1 Purchase and Sale. Subject to the terms and conditions, and in reliance on the representations and warranties, contained herein, each Investor, severally and not jointly, hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Investor, on the Closing Date (as hereinafter defined), a Debenture in the principal amount and a Senior Note in the principal amount set forth opposite the name of the Investor in Exhibit A attached hereto for the aggregate purchase price therefor also set forth opposite the name of the Investor in Exhibit A to be paid in cash at the Closing (as hereinafter defined). The aggregate principal amount of the Debentures will be $20,000,000 and, subject to adjustment as specified in Section 1.5, the aggregate principal amount of the Senior Notes will be $20,000,000. In addition, the Company shall also issue, subject to adjustment as specified in Section 1.5, detachable Warrants to purchase the number of shares of Company Common Stock set forth opposite the name of the Investor in Exhibit A upon the purchase of the Senior Note by such Investor. The amount of the purchase price allocable to the Warrants is separately set forth in Exhibit A. Subject to adjustment as specified in Section 1.5, the total number of shares of Common Stock issuable upon exercise of the Warrants will be 2,500,000 shares.

         Section 1.2 Closing. The Company shall as promptly as practicable notify the Investors, and the Investors shall as promptly as practicable notify the Company, when all the conditions to the obligations of the Company and the Investors, respectively, to effect the purchase and sale of the Debentures, the Senior Notes and the Warrants set forth in Article VII of this Agreement have been satisfied. The closing of the purchase and sale of the Debentures, the Senior Notes and the Warrants (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at 10:00 a.m., California time, on the second business day after the later of such notices has been given (the "Closing Date"), unless another date or place is mutually approved in writing by the parties hereto.

         Section 1.3 Delivery at Closing. At the Closing, the Company shall deliver to each Investor a Debenture in the form attached hereto as Exhibit B, if applicable, a certificate evidencing the Preferred Stock issued pursuant to
Section 1.6 below, a Senior Note in the form attached hereto as Exhibit C, and a Warrant certificate in the form attached hereto as Exhibit D, all of which shall be properly completed to evidence the Debenture, Preferred Stock, Senior Note and Warrants that such Investor is purchasing pursuant to this Agreement against payment of the purchase price therefore by wire transfer of immediately available funds in the amount of the purchase price to an account designated by the Company.

         Section 1.4 Amendment to Certificate of Incorporation. Prior to the Closing, the Company shall submit to its stockholders for approval and, upon approval by the stockholders of the Company, file with the Secretary of State of the State of Delaware immediately prior to Closing an Amendment to the Certificate of Incorporation of the Company in the form attached hereto as Exhibit E (the "Amendment").

         Section 1.5 Pre-Closing Adjustment to Senior Notes and Warrants.

         (a) In the event that prior to the Closing, the Company shall sell the notes payable by Pacific Coast Dental, Inc./Associated Dental Services, Inc. or the assets pledged to secure such notes or the capital stock or assets of such corporations, then, to the extent that the proceeds from such sale or sales are actually applied to repay the principal of the Existing Company Debt (hereinafter defined), exclusive of any regularly scheduled principal installment payments, then the total aggregate principal amount of the Senior Notes to be issued and sold pursuant to this Agreement shall be reduced on a dollar-for-dollar basis in an amount equal to such principal repayment with such reduction applied in the inverse order of maturity of principal installments in the same manner as if the Senior Notes were outstanding and applied on a pro rata basis to the principal amount of the Senior Notes to be purchased by each Investor pursuant to this Agreement.

         (b) In the event that the principal repayment referenced in Section 1.5(a) above, if any, exceeds $8,000,000 then the total number of shares of Company Common Stock subject to the Warrants shall be reduced by a number of shares equal to the amount obtained by multiplying 2,500,000 by a fraction, the numerator of which is the dollar amount of such principal reductions in excess of $8,000,000 and the denominator of which is $20,000,000; provided, however, that the amount of such reduction shall be limited to the number of shares subject to the Warrants at the time when such principal reductions are made. Such reduction shall be applied on a pro rata basis to Warrants to be purchased by each Investor pursuant to this Agreement.

         Section 1.6 Issuance of Preferred Stock. In the event that it is necessary to maintain the listing of the Common Stock of the Company on the NASDAQ National Market pursuant to NASD Marketplace Rule 4450 at the time of the Closing, the Investors agreed that, in lieu of purchasing Debentures, the Investors shall purchase up to a maximum purchase price of $15,000,000 of shares of Preferred Stock (the "Preferred Stock") of the Company having the rights, powers and limitations set forth in the Certificate of Designation of 8% Cumulative Convertible Preferred Stock attached hereto as Exhibit F (the "Certificate of Designation"). The Preferred Stock shall be sold at a purchase price of $1,000 per share. The number of shares of Preferred Stock (up to the maximum amount of the purchase price specified above) that the Investors shall be required to purchase shall be limited to the minimum number of shares of Preferred Stock required to be issued in order to satisfy the criteria specified above necessary to maintain the listing of the Common Stock of the Company on the NASDAQ National Market. In the event that the Investors are required to purchase shares of Preferred Stock, the purchase price paid for such Preferred Stock by the Investors shall reduce on a dollar-for-dollar basis the principal amount of the Debentures to be issued and sold to the Investors pursuant to this Agreement. If applicable, the shares of the Preferred Stock shall be sold to and purchased by the Investors in the same relative proportions as the Debentures. In the event the Investors are required to purchase shares of Preferred Stock, the Board of Directors shall approve and authorize the Certificate of Designation for the Preferred Stock in the form of Exhibit F for the number of shares of Preferred Stock to be issued to the Investors and cause such Certificate to be filed with the Secretary of State of the State of Delaware prior to the closing.

                                   ARTICLE II
                              SHAREHOLDER APPROVAL

         Section 2.1 Shareholder Meeting. In order to consummate the Closing, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Meeting"), as soon as practicable, for the purpose of voting upon the approval of the issuance and sale of the Debentures, Senior Notes and Warrants, the Amendment and the other transactions contemplated by this Agreement, including, if applicable, the issuance and sale of the Preferred Stock. Subject to the provisions of Section 6.2(b), the Company shall include in the Proxy Statement (as hereinafter defined) the unanimous recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the approval of the issuance and sale of the Debentures, Senior Notes and Warrants, the Amendment and the other transactions contemplated by this Agreement, including, if applicable, the issuance and sale of the Preferred Stock.

         Section 2.2 Proxy Statement. In connection with the solicitation of approval of the transactions contemplated by this Agreement by the stockholders of the Company, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to this Agreement and other matters and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the proxy statement. The Company, after consultation with Investors, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its stockholders at the earliest practicable date (the "Proxy Statement"). The Proxy Statement will comply in all material respects with the provisions of The Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

         Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of the Company and the Investors specifically for use in the Proxy Statement shall not, with respect to the information supplied by such party, on the date upon which the Proxy Statement is mailed to the stockholders of the Company or on the date upon which approval of the transactions contemplated by this Agreement by the stockholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company and the Investors agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's stockholders to the extent required by applicable law. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and other applicable law.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise disclosed to the Investors in a letter delivered to the Investors prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to the Investors as follows:

         Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to have such governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Effect" shall have the meaning set forth in Section 15.2 of this Agreement.

         Section 3.2 Capitalization. On the Effective Date, (i) the authorized capital stock of the Company consisted of 30,000,000 shares of Company Common Stock, $.01 par value per share (the "Company Common Stock") and 1,000,000 shares of Company Preferred Stock, $.01 par value per share (the "Company Preferred Stock"), (ii) 4,747,498 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding and
(iii) stock options to acquire 727,300 shares of Company Common Stock were issued and outstanding under the stock option plans of the Company (the "Company Stock Options"). All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Since December 31, 1998 to the date hereof, no shares of the Company's capital stock have been issued, except Company Common Stock issued pursuant to the exercise of stock options granted under the stock option plans of the Company. The Company has 3,247,788 shares of treasury stock. Except as set forth above or as specified in Section 3.2 of the Company Disclosure Letter, there are no shares of capital stock of the Company issued or outstanding or any stock options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Since December 31, 1998, the Company has not repurchased any shares of Company Common Stock. Upon consummation of the Closing, the Company shall have 5,000,000 shares of Company Common Stock reserved for issuance upon conversion of the Debentures (and, if applicable, the Preferred Stock) and 2,500,000 shares of Company Common Stock reserved for issuance upon exercise of the Warrants (or such lesser aggregate number of shares that are subject to the Warrants if reduced pursuant to Section 1.5). If applicable, on the Closing Date, a number of shares of the authorized preferred stock shall have been designated as the Preferred Stock to be sold to the Investors pursuant to their Agreement.

         Section 3.3 Validity and Rights of the Debentures, Senior Notes and Warrants.

         (a) The Debentures, when issued to the Investors pursuant to this Agreement, will be duly authorized and validly issued and will have the terms and rights set forth in the form of the Debenture attached hereto as Exhibit B.

         (b) The Senior Notes, when issued to the Investors pursuant to this Agreement, will be duly authorized and validly issued and will have the terms and rights set forth in the form of the Senior Note attached hereto as Exhibit C.

         (c) The Warrants, when issued to the Investors pursuant to this Agreement will be duly authorized and validly issued and will have the terms and rights set forth in the form of the Warrant attached hereto as Exhibit D.

         (d) The Preferred Stock if and when issued to the Investors pursuant to this Agreement will be duly authorized and validly issued and will have the right, preferences and limitations set forth in the form of Certificate of Designation attached hereto as Exhibit F.

         (e) The Debentures, Senior Notes, Warrants, and, if applicable, Preferred Stock when issued to the Investors pursuant to this Agreement, will be free and clear of all liens, claims, encumbrances and restrictions of any kind except solely as provided in this Agreement or in the other agreements expressly contemplated by this Agreement or imposed by applicable securities laws.

         (f) Any and all shares of Company Common Stock issuable upon conversion of the Debentures (and, if applicable, the Preferred Stock) and upon exercise of the Warrants (collectively the "Conversion Shares"), when issued, will be validly issued, fully paid, and nonassessable and will be free and clear of all liens, claims, encumbrances and restrictions of any kind except solely as expressly provided in this Agreement or in the other agreements expressly contemplated by this Agreement or imposed by applicable securities laws.

         Section 3.4 Registration and Other Rights. Except as set forth in
Section 3.4 of the Company Disclosure Letter and the Registration Rights Agreements contemplated by this Agreement, the Company is and will not be under any obligation to register under the Securities Act of 1933 as amended (the "Securities Act") any of its outstanding securities or any of its securities that may hereafter be issued. Except as expressly contemplated by this Agreement and the other agreements to be executed and delivered pursuant to this Agreement, the Company has not granted and is not a party to any agreement granting preemptive rights or rights of first refusal with respect to the outstanding capital stock of the Company or any capital stock of the Company to be issued in the future and the Company is not bound by any exclusive agency or indemnity agreement applicable to the issuance of shares of its capital stock.

         Section 3.5 Offering. Subject to the accuracy of the representation and warranties of the Investors in Article IV hereof, the offer, sale and issuance of the Debentures, Senior Notes, Warrants and, if applicable, Preferred Stock and the issuance of the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of any applicable state securities or "blue sky" laws.

         Section 3.6 Company Subsidiaries.

         (a) Section 3.6(a) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (individually, a "Company Subsidiary" and collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

         (b) Section 3.6(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company, a health maintenance organization or prepaid dental plan, a prepaid limited health service organization or a hospital, medical, dental service or indemnity corporation (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in Section 3.6(b) of the Company Disclosure Letter, each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a prepaid limited health service organization or a hospital, medical, dental services or indemnity corporation in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company, a health maintenance organization or a prepaid dental plan, a prepaid limited health service organization or a hospital, medical, dental services or indemnity corporation in each other jurisdiction where it is required to be so licensed or authorized.

         (c) Except as set forth in Section 3.6(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 3.6(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any encumbrances, restraints on alienation, or any other restrictions of any kind with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

         (d) Except for the Company Subsidiaries or as set forth in Section 3.6(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

         (e) Section 3.6(e) of the Company Disclosure Letter sets forth certain promissory notes held by the Company secured by the capital stock or assets of Pacific Coast Dental, Inc. and Associated Dental Services, Inc. (the "Dental Practice Notes"). The Company has the right and ability to foreclose its liens and security interests securing the Dental Practice Notes at any time as a result of defaults under the Dental Practice Notes and thereby sell the dental practices operated by such corporations and, to the extent otherwise agreed by the holders of the Existing Company Debt, retain the proceeds from any such sale to the extent of the outstanding indebtedness due under the Dental Practice Notes.

         Section 3.7 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company, other than obtaining shareholder approval pursuant to Section 2.1, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of the Investors) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 3.8 Consents and Approvals: No Violations. Except (a) for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state laws relating to takeovers, state securities or blue sky laws, state insurance, health maintenance organization, prepaid dental plans, or third party provider laws and the regulations promulgated thereunder, certain state and local regulatory filings relating to insurance companies, health maintenance organizations, prepaid dental plans or dental practice management and similar matters (collectively, the "Governmental Requirements") and the filing of the Amendment, or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental entity would not prevent or delay the consummation of the transactions contemplated by this Agreement, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect. No filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company. Except as set forth in Section 3.8 of the Company Disclosure Letter, no consent or approval of any other party (including, but not limited to, any party to any Company Contracts (as defined below)) is required to be obtained by the Company or any Company Subsidiary for the execution, delivery or performance of this Agreement or the performance by the Company of the transactions contemplated hereby. Except as set forth in Section 3.8 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof or any other agreement contemplated hereby, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the Articles or Certificate of Incorporation, as the case may be, or Bylaws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of' termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any certificate of authority, permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its respective business operation as currently conducted, except for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

         Section 3.9 Company SEC Reports. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports and (ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in the Company SEC Reports, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         Section 3.10 Statutory Financial Statements. The Annual Statements of each of the Company Insurance Subsidiaries, as filed with the departments of insurance for all applicable jurisdictions for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 (together with all exhibits and schedules thereto, the "Company Statutory Financial Statements"), have been prepared in accordance with the accounting practices prescribed or permitted by the respective state's department of insurance for purposes of financial reporting to the respective state insurance regulators (the "Company State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent for each jurisdiction with Company State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Company Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with the applicable Company State Statutory Accounting Principles. Except as set forth in Section
3.10 of the Company Disclosure Letter, the Company has not received any response, claim, question, notice, show cause order or objections from any regulatory body relating to any Company Statutory Financial Statements for the year ended December 31, 1998 whether with respect to the manner in which such were prepared or the financial condition of the Company or a Company Subsidiary covered thereby or otherwise. The Company has delivered to the Investors true and complete copies of the Statutory Financial Statements of the Company.

         Section 3.11 Absence of Certain Changes. Except as set forth in Section
3.11 of the Company Disclosure Letter, since December 31, 1998, there has been no events or conditions which, individually or in the aggregate, has had (or is reasonably likely to result in) a Company Material Adverse Effect and, except as set forth in Section 3.11 of the Company Disclosure Letter, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 5.1 hereof. For the purposes of this
Section 3.11, all events or conditions shall be considered and shall not be limited to only events or conditions which individually has had or is reasonably likely to result in a Company Material Adverse Effect.

         Section 3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, which individually or in the aggregate has had or is reasonably likely to result in a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries, which individually or in the aggregate has had or is reasonably likely to result in a Company Material Adverse Effect.

         Section 3.13 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the audited consolidated financial statements (or reflected in the notes thereto) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 or except as disclosed in Section 3.13 of the Company Disclosure Letter or except as were incurred after December 31, 1998 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company, which individually or in the aggregate has had or is reasonably likely to result in a Company Material Adverse Effect.

         Section 3.14 No Default.

         (a) Except as set forth in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except, in the case of clauses (b), (c) and
(d) above, for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

         (b) The Company has delivered to the Investors copies of waivers and agreements (collectively, the "Lender Waivers") executed and delivered by Silicon Valley Bank and John

Hancock Life Insurance Company relating to certain matters pertaining to the existing indebtedness for borrowed money owed by the Company to such lenders (the "Existing Company Debt") including, without limitation, the right of the Company to purchase or repay the Existing Company Debt in full, without premium, penalty or default interest, with the proceeds from the issuance and sale of the Debentures, Senior Notes and Warrants pursuant to this Agreement.

         Section 3.15 Taxes. Except as set forth in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 or in Section 3.15 of the Company Disclosure Letter:

         (a) the Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes for all periods or portions thereof ending through the date hereof;

         (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary;

         (c) none of the federal income Tax Returns of the Company and each Company Subsidiary has been examined by the Internal Revenue Service for any period. Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consent or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries;

         (d) neither the Company nor any Company Subsidiary is a party to any tax sharing, tax indemnity (including, without limitation, any tax indemnification provision of any acquisition or disposition agreement) or other agreement or arrangement with respect to Taxes;

         (e) none of Company or any of the Company Subsidiaries has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any person (other than Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise;

         (f) neither Company nor any of the Company Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority;

         (g) the Company and each of the Company Subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

         (h) neither Company nor any of the Company Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of the Company Subsidiaries.

         (i) "Taxes" shall mean all income, gross income, gross receipts, premium, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, property and windfall profits taxes, and all other taxes or similar governmental charges, together with any interest and any penalties, additions to tax or additional amounts applicable thereto, "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

         Section 3.16 Title to Property.

         (a) Except as set forth in Section 3.16(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all encumbrances other than Permitted Encumbrances, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Section "Permitted Encumbrances" shall mean liens and encumbrances permitted under Section 10.2 of this Agreement.

         (b) Section 3.16(b) of the Company Disclosure Letter sets forth a list of all real property owned by the Company or a Company Subsidiary. Section 3.16(b) of the Company Disclosure Letter sets forth a list, which is accurate and complete, of each lease under which the Company or any of the Company Subsidiaries is a tenant, and the Company has made a true and complete copy of each such lease available to the Investors. The Company and each Company Subsidiary is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder.

         Section 3.17 Compliance with Laws: Certificates of Authority: Permits and Licenses.

         (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance, health maintenance organization ("HMO") and prepaid dental plan codes, laws, ordinances, rules, regulations, decrees and orders of any governmental entity, and any other codes, laws, ordinances, rules, regulations, decrees and orders of any governmental entity relating to the offer and sale of dental care products, plans or services (including the practice of dentistry), the recruitment of dentists or dental offices in connection with the offer and sale of such products, plans or services, the marketing of any such products, plans or services to potential customers, patients or subscribers thereto, or any partnership, joint venture, cooperative arrangement or business relationship with any other party relating to the foregoing, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

         (b) The Company, and each of the Company Subsidiaries, has all certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses, the use and exercise of which are necessary for the conduct of its business as now conducted, other than such certificates of authority, permits and licenses, including without limitation, insurance, HMO and dental care and practice licenses, the absence of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Subsidiaries has been and is being conducted in compliance, in all material respects, with all such certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses. To the knowledge of the Company, all such certificates of authority, permits and licenses, including, without limitation, insurance, HMO and dental care and practice licenses, are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license. Section 3.17(b) of the Company Disclosure Letter sets forth a list and description of each such certificate of authority, permit or license.

         (c) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, the Company has no agreements or understandings and is not a party to any consent order with or issued by any regulatory agency.

         Section 3.18 Regulatory Filings. The Company has made available for inspection by Investor complete copies of all material registrations, filings and submissions made since January 1, 1996 by the Company or any of the Company Subsidiaries with any governmental entity and any reports of examinations issued since January 1, 1996 by any such governmental entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any governmental entity, and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

         Section 3.19 Investments. Except as set forth in Section 3.19 of the Company Disclosure Letter, all of the securities and other investments of the Company and the Company Subsidiaries are invested in (a) corporate bonds rated no lower than Aa3 by Moody's or AA- by S&P, (b) commercial paper rated no lower than P-1 by Moody's or A-1 by S&P, (c) U.S. government bonds or (d) money market funds rated no lower than Aa by Moody's or AAm by S&P issued by U.S. commercial banks having net assets of at least $5 billion.

         Section 3.20 Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Company Statutory Financial Statements and the reserves or similar obligations of the Company and the Company's non-insurance subsidiaries have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Company Statutory

Financial Statements for the year ended December 31, 1998 and the reserves and similar obligations of the Company and its Subsidiaries as recorded in the audited consolidated financial statements of the Company for the year ended December 31, 1998 included in its Annual Report on Form 10-K with respect to the year ended December 31, 1998 were and such reserves as maintained since December 31, 1998 are, adequate and sufficient to satisfy all potential liability, incurred claims and comparable matters intended or required to be covered by such reserves. Except as disclosed in Section 3.20 of the Company Disclosure Letter, the insurance reserving practices and polices of the Company and the Company Subsidiaries have not changed, in any material respect, since January 1, 1996 and the results of the application of such practices and policies are reflected in the Company Statutory Financial Statements and the other financial statements of the Company and the Company Subsidiaries. All reserves of the Company Insurance Subsidiaries set forth in the Company Statutory Financial Statements are, to the best knowledge of the Company, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority. All other reserves of similar obligations of the Company and the Company's non-insurance subsidiaries meet the requirements of all applicable laws.

         Section 3.21 Brokers. Except as set forth in Section 3.21 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. Any such brokerage, financial advisory, finder's or similar fees or commissions are reasonable in relation to the services actually performed by such person.

         Section 3.22 Employee Benefit Plans: ERISA.

         (a) Section 3.22(a) of the Company Disclosure Letter sets forth a complete and accurate list of: (i) all severance, employment, consulting, change of control, retention and all other similar agreements currently in effect or under which there are any outstanding obligations to be performed between the Company or any Company Subsidiary and any current or former employee, agent, independent contractor, officer or director, (ii) all severance programs, policies and practices of the Company and each of the Company Subsidiaries,
(iii) all plans or arrangements of the Company and each of the Company Subsidiaries relating to its respective current or former employees, agents, independent contractors, officers or directors that contain change in control provisions, including in all cases any and all amendments thereto, and (iv) all material Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plan" shall mean any bonus, pension, post-retirement benefit, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based award, retirement, vacation, severance or termination pay, disability, death benefit, hospitalization or other medical, dental, accident, disability, life or other insurance, supplemental unemployment benefits, fringe and other welfare benefit plan, program, policy, agreement or arrangement, whether written or unwritten, and each other employee benefit plan, program, agreement, arrangement or understanding providing benefits to any current or former employee, agent, independent contractor, officer or director of the Company or any of the Company Subsidiaries.

         (b) With respect to each Company Benefit Plan, to the extent applicable, the Company and the Company Subsidiaries have heretofore made available or have caused to be made available to the Investors true and complete copies of the following documents: (i) a copy of each written Company Benefit Plan and a summary of the essential terms of each unwritten Company Benefit Plan, (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof, and (v) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan intended to qualify under
Section 401 of the Code.

         (c) Except as set forth in Section 3.22(c) of the Company Disclosure Letter, (i) with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any of the Company Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable law that, individually or in the aggregate, would result in a Company Material Adverse Effect, (ii) each Company Benefit Plan has been administered substantially in accordance with its terms, and all the Company Benefit Plans have been operated and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, (iii) with respect to each plan treated as a qualified plan, the IRS has issued a favorable determination letter with respect to the qualification of each such Company Benefit Plan and its related trust, if any, and the IRS has not taken any action to revoke any such letter, and (iv) there are no pending or, to the knowledge of the Company, threatened or anticipated actions suits, claims, assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Company Benefit Plan (other than routine claims for benefits).

         (d) Except as set forth in Section 3.22(d) of the Company Disclosure Letter, (i) no Company Benefit Plan provides for medical benefits (whether or not insured) to be made available with respect to current or former employees, agents, officers, directors or independent contractors (or any dependent of any of them) after retirement or other termination of service (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee, agent, officer, director or independent contractor) and (ii) and the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee, agent, independent contractor, director or officer of the Company or any of the Company Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation, golden parachute payment, or any other payment, (y) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor, director or officer, or (z) constitute a "change in control" under any Company Benefit Plan.

         (e) Section 3.22(e) of the Company Disclosure Letter sets forth a complete and accurate list of all stock option plans of the Company and all Company Stock Options outstanding as of the Effective Date and the exercise prices thereof.

         Section 3.23 Labor and Employee Relations. Except as disclosed in
Section 3.23 of the Company Disclosure Letter, none of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent such employees have been made. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or Company Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or Company Subsidiaries pending, or to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of the Company Subsidiaries. To the knowledge of the Company, the Company and Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

         Section 3.24 Environmental Matters.

         (a) Except as disclosed in Section 3.24 of the Company Disclosure Letter, to the knowledge of the Company, (i) each of the Company and the Company Subsidiaries is and has been in compliance in all material respects with and, has no existing liabilities under, and (ii) neither the Company nor any of the Company Subsidiaries has received any written claims or notices from any person that the Company or any of the Company Subsidiaries has not been in compliance in all material respects with, or has any existing liabilities under, applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, hazardous substance and waste handling, storage or disposal, or exposure of persons to materials in the environment or the work place (together "Environmental Laws") with respect to property owned or operated by the Company or any of the Company Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Company Material Adverse Effect. Except as disclosed in Section 3.24 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions.

         (b) Except as disclosed in Section 3.24 of the Company Disclosure Letter, to the knowledge of the Company, there are no past or present actions, conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries.

         Section 3.25 Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion from Cruttenden Roth dated as of the Effective Date to the effect that the consideration to be received by the Company pursuant to this Agreement is fair to the Company and its stockholders from a financial point of view, and the Company has received the permission of Cruttenden Roth to include such opinion in its entirety as an exhibit in the Proxy Statement.

         Section 3.26 Contracts.

         (a) Section 3.26 of the Company Disclosure Letter sets forth a list of contracts, arrangements or understandings (written or oral) ("Contracts") to which the Company or any of the Company Subsidiaries is a party or by which it or any of them is bound which:

                  (i) contain covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company Subsidiaries to acquire equity securities of any person or entity;

                  (ii) are employment, consulting or severance contracts applicable to any employee, consultant or shareholder of the Company or the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than any such contract which by its terms is terminable by the Company or any of the Company Subsidiaries on not more than 60 days' notice without liability;

                  (iii) is a management, marketing (including marketing contracts with HMO's), administrative services, data processing, software licensing or third party administration contract; or

                  (iv) are other contracts (excluding dental provider contracts) which were made in the ordinary course of business and either involve an obligation on the part of the Company or a Company Subsidiary of more than $100,000 per annum or could result, upon the breach thereof, in damages or losses of more than $100,000 other than consequential damages or damages resulting from liabilities sounding in tort (the Contracts in clauses (i)-(iv), together with the Contracts filed as exhibits to the Company SEC Reports, collectively, the "Company Contracts"). All contracts entered into by the Company or any Company Subsidiary in connection with an acquisition of another entity or block of business by the Company or any of the Company Subsidiaries have been filed as exhibits to the Company SEC Reports.

         (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 3.26 of the Company Disclosure
Letter: (i) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect; (ii) there is no material default or claim of material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and (iii) the consummation of the transactions contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on the Company or any of the Company Subsidiaries.

         (c) The Company has delivered to Investors a true, complete and accurate list of all agreements or arrangements between the Company or any Company Subsidiary and any dentist, dental practice or dental association or dental company under which the Company or any Company Subsidiary makes or is or will be required to make payments to any such person other than usual and customary provider agreements made in the ordinary course of business in terms consistent with other providers of the Company.

         (d) The Company has delivered to the Investors a true, complete and accurate copy of the Contract relating to the sale of the headquarters building by the Company, as amended.

         Section 3.27 Intellectual Property. The Company and/or each of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and the Company Subsidiaries as currently conducted and to the knowledge of the Company all material patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting. The Company does not know of any grounds for any claim against the use by the Company or any of the Company Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in, and material to, the business of the Company or any of the Company Subsidiaries as currently conducted or as proposed to be conducted.

         Section 3.28 Voting Requirements: Takeover Statutes/Rights Plan/Change of Control Provisions.

         (a) The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Company Common Stock, voting as a single class, at the Company Stockholders Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         (b) The Board of Directors of the Company has duly approved the terms of this Agreement and the Stockholder Agreements and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreements, and such approval is sufficient to render inapplicable to the transactions contemplated by this Agreement and the Stockholder Agreements the provisions of
Section 203 of the Delaware General Corporation Law ("DGCL"). To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Stockholder Agreements or any of the transactions contemplated by this Agreement or the Stockholder Agreements and, subject to the filing of the Amendment after stockholder approval, no provision of the Certificate of Incorporation, Bylaws or other governing instruments of the Company or any of the Company Subsidiaries would, directly or indirectly, restrict or impair the ability of the Investors to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Company Common Stock or the voting rights of the Investors contained in the Debentures.

         (c) The Board of Directors of the Company has taken all action and adopted all approvals necessary in order that the consummation of the transactions contemplated by this Agreement and the other agreements expressly contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares, do not and shall not cause the rights issued to the stockholders of the Company pursuant to that certain Rights Agreement, dated as of March 22, 1996, between the Company and American Stock Transfer and Trust Company, as Rights Agent to become exercisable or any similar rights agreement that is applicable to the stockholders of the Company.

         (d) Except as described in Section 3.28 of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement and the other documents expressly contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares do not and shall not cause the implementation of any "change of control" provisions in any employment agreement, stock options or other contracts or benefit plans of the Company such that there occurs any acceleration of any exercisability or vesting provisions or any rights to terminate or receive severance payments or any other rights that will come into effect or thereby result as a result of the consummation of the transactions contemplated by this Agreement or the effects of any such change of control provisions have been waived, released or amended or modified in a manner satisfactory to the Investors.

         Section 3.29 Year 2000 Compliance. Except as set forth in Section 3.29 of the Company Disclosure Letter, all of the computer software utilized by the Company in its business operations will correctly recognize and correctly process data and formulas relating to the year 2000 and beyond and provide all such date-related data and formulas used by other applications in a format that will permit the correct recognition and processing of such data by the other applications, except as such which could not be reasonably likely to result in a Company Material Adverse Effect.

         Section 3.30 Transactions With Affiliates. Except as set forth in
Section 3.30 of the Company Disclosure Letter, there are no loans, leases, agreements, contracts or other transactions between the Company and any present or former stockholder, director or officer of the Company, or any member of such stockholder's, director's or officer's immediate family. To the knowledge of the Company, no 5% stockholder, director or executive officer of the Company nor any of their respective spouses or family members owns directly or indirectly on an individual or joint basis, any material interest in, or serves as an officer or director of, or in any similar capacity for, any competitor, customer, provider or supplier of the Company or any organization which has a material contract or arrangement with the Company.

         Section 3.31 Improper Payments. Neither the Company nor any stockholder, director, officer, employee or agent of the Company has made any improper bribes, kickbacks or other payments on behalf of the Company to, or received any such payments from, customers, vendors, suppliers or other persons contracting with the Company and has not proposed or offered to make or receive any such payments.

         Section 3.32 Plan Membership. Section 3.32 of the Company Disclosure Letter sets forth a detailed schedule showing the number of subscribers in each dental and vision plan of the

Company and the Companies Subsidiaries as well as total covered lives under all such plans of the Company and the Company Subsidiaries as of the Effective Date.

         Section 3.33 Solvency. The Company is not entering into any of the transactions contemplated hereby, nor does the Company intend to make any transfer or incur any obligations hereunder, with actual intent to hinder, delay or defraud either present or future creditors. On the Closing Date, after giving effect to the consummation of the transactions contemplated hereby and the use of the proceeds of the issuance and sale of the Debentures, Senior Notes and Warrants for the purposes described herein, (i) the Company expects the cash available to the Company and the Company Subsidiaries on a consolidated basis, after taking into account all other anticipated uses of the case of the Company, will be sufficient to satisfy all final judgments for money damages which have been docketed against the Company and the Company Subsidiaries or which may be rendered against the Company and the Company Subsidiaries in any action in which the Company is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the Company and the Company Subsidiaries on a consolidated basis will not have incurred or intended to incur, or believed that they will have incurred, debts beyond their ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by the Company from any source, and of amounts to be payable on or in respect of debts of the Company and the Company Subsidiaries); and (iii) the Company and the Company Subsidiaries on a consolidated basis will have sufficient capital with which to conduct their present and proposed businesses and the property of the Company and the Company Subsidiaries does not constitute unreasonably small capital with which to conduct their present or proposed businesses. For purposes of this Section "debt" means any liability on a claim, and "claim" means (1) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (2) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         Section 3.34 Disclosure. No representation or warranty by the Company or the Company Subsidiaries in this Agreement, including the Company Disclosure Letter, and no statement contained in the Company SEC Reports and the Company Statutory Financial Statements contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

         Section 4.1 Organization. If the Investor is not an individual, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement and all other instruments, agreements, certificates and documents contemplated hereby to which the Investor is or will be a party do not and will not violate or conflict with the corporate, partnership, limited liability company, trust agreement or other organizational or governing documents of the Investor.

         Section 4.2 Power.

         (a) The Investor has the requisite power to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations thereunder,

         (b) The execution and delivery by the Investor of this Agreement and the agreements contemplated hereby, the performance by the Investor of the transactions contemplated thereby and the purchase of and payment for the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants have been duly authorized by all necessary action on the part of the Investor.

         Section 4.3 Binding Obligation. This Agreement has been duly executed and delivered by the Investor, and constitutes a valid and binding agreement of the Investor, enforceable against the Purchaser in accordance with its terms except as enforceability may be limited by (a) bankruptcy, insolvency, rearrangement, reorganization, fraudulent conveyance, fraudulent transfer, moratorium, liquidation, conservatorship and other laws applicable to creditor's rights or the collection of debtor's obligations generally and (b) general principles of equity.

         Section 4.4 Information. The Investor has been given access to all information concerning the condition, properties, operations and prospects of the Company, that the Investor has reasonably requested. The Investor has had an opportunity to ask questions of, and to receive information from the Company and persons acting on its behalf concerning the terms and conditions of each Investor's investment in the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants. The Investor's knowledge and experience in financial matters is such that it is capable of evaluating the merits and risks of its investment in the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants.

         Section 4.5 Investment Purposes.

         (a) The Investor is acquiring the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants solely for its account for investment and not with a view to, or for resale in connection with, the distribution thereof, except for any distribution thereof effected in compliance with the Securities Act.

         (b) The Investor understands: (i) that the purchase of the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants is a speculative investment which involves a high degree of risk of loss of the Investor's investment therein; (ii) that there are restrictions on the transferability of the Debentures, the Preferred Stock (if applicable), the Senior Notes and the Warrants (and the Conversion Shares) under the terms of this Agreement and the other agreements contemplated by this Agreement; and
(iii) that there are restrictions on transfer of all such securities under the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder and applicable state securities or "blue sky" laws, and that, at the Closing, and for an indeterminate period following the Closing, there will be no public market for the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants or the Conversion Shares and, accordingly, that it may not be possible to readily liquidate an investment in the Company, if at all.

         (c) The Investor has been advised and understands that, (i) the offer and sale of the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares have not been registered under the Securities Act; (ii) the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares must be held indefinitely and each Investor must continue to bear the economic risk of the investment in the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares unless the offer or sale of the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants or the Conversion Shares is subsequently registered under the Securities Act or an exemption from such registration is available; (iii) there is not currently any public market for the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants or the Conversion Shares; (iv) when and if the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants or Conversion Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, (v) restrictive legends shall be placed on the certificates representing the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares and (vi) a notation shall be made in the appropriate records of the Company indicating that the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares are subject to restrictions on transfer and appropriate stop transfer instructions will be issued to the transfer agent of the Company with respect to the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares.

         (d) The Investor is aware that, except as expressly provided in the Registration Rights Agreements contemplated by this Agreement, there exists no right to require registration of the Conversion Shares and the Investors must bear the economic risk of the investment in the Conversion Shares.

         Section 4.6 Accredited Investor. The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

         Section 4.7 Legend on Certificates. Each Investor has been advised by the Company that the certificates representing the Debentures, the Preferred Stock (if applicable), the Senior Notes, the Warrants and the Conversion Shares will bear an appropriate legend to the effect that the securities and the underlying Conversion Shares represented by such certificates have not been registered under the Securities Act, and may not be transferred in the absence of an effective registration statement under the Securities Act or an exemption from such registration under said Act, and will also bear such additional legends as may be specified in the other agreements contemplated by this Agreement.

         Section 4.8 Proxy Statement. Each Investor shall provide such information as the Company reasonably requests for inclusion in the Proxy Statement and none of the information supplied by the Investor specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of the Company and at the time of the Company Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         Section 5.1 Conduct of Business by the Company Pending the Closing. From the Effective Date until the Closing Date, unless Investors that are purchasing Debentures and Senior Notes representing at least sixty percent (60%) of the aggregate principal balance of all the Debentures and Senior Notes to be issued and sold pursuant to this Agreement shall otherwise agree in writing, or except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, members of prepaid dental plans, insureds, dentists and agents) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise provided in this Agreement (including as permitted by Section 6.2), from the Effective Date until the Closing Date, without the prior written consent of Investors that are purchasing Debentures and Senior Notes representing at least sixty percent (60%) of the aggregate principal balance of all the Debentures and Senior Notes to be issued and sold pursuant to this
Agreement:

         (a) the Company shall not adopt or propose any amendment or change in its Certificate of Incorporation or Bylaws;

         (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to or acquire any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

         (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person except that any Company Subsidiary may be merged into the Company or another wholly-owned Company Subsidiary;

         (d) the Company shall not, and shall not permit any Company Subsidiary to, enter into, or terminate, any material contract, agreement, commitment, or understanding other than agreements entered into with unaffiliated third parties, on an arms-length basis and in the ordinary course of business constituting either (1) employer group agreements at premium rates and for terms comparable to its most recent employer group agreements and having an underwriting margin of at least 8%, (2) dental provider agreements on terms comparable with its existing agreements of such nature and (3) marketing affiliation and sales agreements on terms comparable with its existing agreements of such nature;

         (e) the Company, shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, excluding, however, the assets contemplated to be sold as described in Section 1.5(a), except pursuant to existing contracts or commitments (the terms of which have been disclosed to Investors prior to the date hereof), or in the ordinary course of business consistent with past practice;

         (f) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material Tax election or file amended Tax Returns unless required by law and the Company notifies Investors at least five days prior to the date any such action is taken or such settlement results in a refund to the Company;

         (g) the Company and the Company Subsidiaries shall not issue any capital stock (other than pursuant to Company Stock Options outstanding on the Effective Date) or any other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business or amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

         (h) the Company shall not, and shall not permit any Company Subsidiary to (i) grant any stock options; (ii) grant any increase in the compensation, bonus, severance, termination pay or other benefits of any former or current employee, agent, consultant, officer or director of the Company or any Company Subsidiary; provided, however, that increases in the ordinary course of business consistent with past practice in the compensation of employees, consultants or agents, who are not officers or directors, shall be permitted; (iii) enter into or amend any employment agreement, deferred compensation, consulting, severance, termination, indemnification or any other such agreement with any such former or current employee, agent, consultant officer or director of the Company or any Company Subsidiary; or (iv) amend, adopt or terminate any Company Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

         (i) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or the Company State Statutory Accounting Principles;

         (j) except as contemplated by Section 5.2, the Company shall not permit any Company Insurance Subsidiary to conduct transactions in investments except in compliance with the investment policies of such Company Insurance Subsidiaries as previously disclosed to Investor and in effect on the Effective Date hereof and all applicable insurance laws and regulations;

         (k) the Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase any real property, or lease for a term in excess of one year or renew any existing lease pursuant to an option granted prior to the date hereof; if such agreement, lease, or renewal involves an expense in excess of $100,000;

         (l) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Closing Date, or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the parties to the consummation of the transactions contemplated by this Agreement set forth in Article VII not being satisfied;

         (m) the Company, shall not release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any Takeover Proposal (hereinafter defined) or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement; and

         (n) none of the Company Insurance Subsidiaries shall make any material change in its underwriting, claims management or reserving practices.

         (o) the Company and the Company Subsidiaries shall not make or commit to make, individually or in the aggregate, any capital expenditures or investments in excess of $250,000;

         (p) the Company shall not enter into, or request, any waiver, release, amendment, supplement, commitment or other agreement relating to or in connection with the Existing Company Debt;

         (q) the Company and the Company Subsidiaries shall not hire any person having annual compensation in excess of $100,000 including, without limitation, a new chief financial officer, and will not increase employee staffing beyond that reflected in the approved 1999 budget furnished to the Investors; and

         (r) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing.

         Section 5.2 Investment Restrictions. From the date hereof until the Closing Date, the Company and each Company Subsidiary shall invest available cash only in (a) corporate bonds rated no lower than Aa3 by Moody's or AA- by S&P, (b) commercial paper rated P-1 by Moody's or S-1 by S&P (c) U.S. government bonds, (d) money market funds rated no lower than Aa by Moody's or AAm by S&P issued by U.S. commercial Banks having net assets of at least $5 billion or (e) other securities or investments agreed to in writing by Investor ("Permitted Investments"); provided, however, that nothing in this Section 5.2 shall require any Company Insurance Subsidiary to make any investment other than in compliance with all insurance laws and regulations applicable thereto, and provided that the Company may continue and renew the investments listed on Schedule 3.19.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1 Access and Information. The Company shall afford to the Investors and to the Investors' financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Closing Date to all of its books, records, properties, plans and personnel and, during such period, each shall furnish as promptly as practicable to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws or state regulatory laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 6.1 shall affect waive, amend or release any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated by this Agreement.

         Section 6.2 No Solicitation.

         (a) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to, directly or indirectly, (1) solicit, initiate or encourage the submission of any Takeover Proposal (as defined in Section 6.2(e) below, (2) enter into any agreement with respect to any Takeover Proposal or give any approval of the type referred to in Sections 3.28(b) and (c) with respect to any Takeover

Proposal or (3) continue or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with legal counsel, that failure to do so would present a reasonable probability of a violation of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal (including any such unsolicited offer received after April 2, 1999) that involves a transaction with the Company or the Company's stockholders that the Company's Board of Directors or a committee thereof reasonably believes, after receiving advice from the Company's independent financial advisor, is superior to that provided for in this Agreement, and subject to compliance with Section 6.2(c) below, (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any person making such proposal and (y) participate in negotiations regarding such proposal.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Investors, the approval or recommendation by such Board of Directors or such committee of this Agreement or (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal, except in connection with a Superior Proposal (as defined in Section 6.2(c) below) and then only at or after termination of this Agreement pursuant to and in accordance with
Section 8.3(b).

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company promptly shall advise Investors orally and in writing of the receipt of any Takeover Proposal, whether in writing or oral, or the receipt of any request for information or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the identity of the person making any such Takeover Proposal request or inquiry and all the material terms and conditions thereof and promptly shall provide Investors with a true and complete copy of such Takeover Proposal request or inquiry, if in writing. The Company shall keep Investors fully informed of the status and details (including amendments or proposed amendments) of any such Takeover Proposal request or inquiry and shall give the Investors not less than one business day prior advance notice of any information to be supplied to the person making such request, proposal or inquiry.

         (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose or approve or recommend, a Takeover Proposal.

         (e) As used in this Agreement, "Superior Proposal" means a bona fide written Takeover Proposal (x) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of Company Common Stock then outstanding or all or substantially all the assets of the Company, (y) otherwise on terms which the Board of Directors of the Company or a committee thereof decides in its good faith reasonable judgment to be more favorable to the Company's stockholders than this Agreement (after receiving advice from the Company's independent financial advisor that the transaction provided for in such proposal is superior to that provided for in this Agreement), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, after receiving advice from the Company's independent financial advisor, is reasonably capable of being obtained by such third party and (z) which the Board of Directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay; and "Takeover Proposal" means any written proposal for a merger, consolidation or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, fifteen percent (15%) or more of the voting power of, or a substantial portion of the assets of, the Company and its subsidiaries, taken as a whole, which proposal may contain customary conditions and qualifications.

         Section 6.3 Filings: Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company and Investors shall:
(i) promptly make all filings and submissions required under the HSR Act and all filings required by the insurance regulatory authorities and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide Investors, and Investors will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Investors and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and Investors and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 6.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require Investors, the Company or any Company Subsidiary to hold separate or make any divestiture of a significant asset or otherwise agree to any material restriction on their operations in order to obtain any clearance, waiver, consent or approval or third party action required by this Agreement.

         Section 6.4 Public Announcements. Investors, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law. Investors acknowledge that this Agreement shall be filed by the Company with the SEC.

         Section 6.5 Stock Exchange Listing.

         (a) The Company shall as promptly as reasonably practicable prepare and submit to NASDAQ a listing application covering the Conversion Shares and shall use its best efforts to obtain, prior to the Closing Date, approval for the listing of the Conversion Shares, subject to official notice of issuance, and a determination that the consummation of the transactions contemplated by this Agreement will not affect the continued listing of the Common Stock of the Company on the NASDAQ National Market.

         (b) In the event that the Company is unable to obtain a determination that the consummation of the transactions contemplated by this Agreement will not affect the continued listing of the Common Stock of the Company in the NASDAQ National Market, the Investors and the Company will review and consider what amendments or other changes to the transactions contemplated by this Agreement are required in order to obtain such a determination. The Investors shall not be obligated to accept any such amendments but, in the event that the Investors are willing to accept any amendments for such purpose, the Company shall accept such amendments if such amendments do not significantly limit or hinder any of the rights of the Company under the transactions contemplated by this Agreement, or increase the economic burden or decrease the economic benefit of the transactions contemplated by this Agreement.

         Section 6.6 Comfort Letters. The Company shall use all reasonable efforts to cause Deloitte & Touche, L.L.P., the Company's independent accountants, to deliver to Investors a letter dated as of the date of the Proxy Statement and addressed to Investors, in form and substance reasonably satisfactory to Investors, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Proxy Statement and other matters customarily included in comfort letters relating to transactions similar to the transactions contemplated by this Agreement. The Company acknowledges that Deloitte & Touche, LLP is the accountants for one or more of the Investors, hereby waives any conflicts of interest that may exist by virtue of this Agreement and hereby agrees that such accounting firms may continue to represent the Company and such Investors.

         Section 6.7 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and any other third party consents and to effect all necessary registrations and filings. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Investors and the Company shall take all such necessary action.

         Section 6.8 Investors Standstill. During the term of this Agreement, and for a period of one (1) year after the termination of this Agreement, except in the case of termination pursuant to Section 8.3(b) or Section 8.4, the Investors will not, and will not permit any of their respective affiliates (as such term is used in Rule 12b-2 of the Exchange Act), without the prior approval of the Board of Directors of the Company, (a) acquire or offer to acquire, whether by purchase, gift or through a partnership or other group (as defined in Section 13(d)(3) of the Exchange Act), any assets, businesses or properties of the Company, any shares of Common Stock of the Company or any securities convertible into, exchangeable for, or exercisable for Common Stock of the Company or (b)(i) submit, initiate or participate in any solicitation of proxies or become a participant in any election contest, or call, or in any way participate in a call for, any special meeting of stockholders, or initiate or propose any stockholder proposal or (ii) otherwise act to control or influence the management, Board of Directors, policies or affairs of the Company.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE CLOSING

         Section 7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement, which action shall have not been withdrawn or terminated;

         (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts consummation of the transactions contemplated by this Agreement;

         (c) each of the Company, the Company Subsidiaries and Investor shall have made such filings, and obtained such permits, authorizations, consents, or approvals, as are required by Governmental Requirements to consummate the transactions contemplated hereby, and all appropriate forms shall have been executed, filed and approved as required by the Governmental Requirements;

         (d) this Agreement, the Amendment, and the transactions contemplated by this Agreement shall have been approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the DGCL, and the Amendment and, if applicable, the Certificate of Designation shall have been duly and properly filed with the Secretary of the State of Delaware.

         Section 7.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) the Investors shall have performed in all material respects their obligations under this Agreement required to be performed at or prior to the Closing Date; the representations and warranties of Investors contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Date and at and as of the Closing Date as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as contemplated by this Agreement; and the Company shall have received a certificate of the Investors as to the satisfaction of this condition; and

         (b) the Company shall have received a determination from the NASDAQ National Market that the consummation of the transactions contemplated by this Agreement will not affect the continued listing of the Common Stock of the Company on the NASDAQ National Market.

         Section 7.3 Conditions to Obligations of Investors. The obligations of the Investors to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Date and at and as of the Closing Date as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as contemplated by the Company Disclosure Letter or this Agreement; and Investors shall have received a Certificate of the Chairman and the Chief Executive Officer, the President and the Chief Financial Officer of the Company as to the satisfaction of this condition;

         (b) the third party consents and related amendments listed in Section
3.8 of the Company Disclosure Letter shall have been obtained and all other third party consents shall have been obtained other than consents the failure of which to be obtained would not reasonably be expected to have a Company Material Adverse Effect;

         (c) effective as of the Closing Date, the Board of Directors shall consist of eight members and four (4) of the Directors of the Company shall consist of individuals designated in writing to the Company by the Investors;

         (d) each Investor shall have received from Stradling Yocca Carlson & Rauth, counsel for the Company, an opinion dated the Closing Date in form and substance satisfactory to Investors and their counsel covering such legal matters as would be normal and customary for a transaction of this nature contemplated by this Amendment;

         (e) the Company and the Investors shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit G with respect to the Conversion Shares issuable upon convening of the Debentures and a Registration Rights Agreement in the form attached as Exhibit H with respect to the Conversion Shares issuable upon exercise of the Warrants;

         (f) the Investors and Steven J. Baileys, D.D.S. shall have entered into the Agreement Among Investors in the form attached hereto as Exhibit I;

         (g) the Lender Waivers shall still be in full force and effect and no event or condition shall have occurred constituting a breach or violation thereof, and the Company shall have the right to pay in full, without premium or penalty, the Existing Company Debt on the Closing Date;

         (h) there shall not exist on the Closing Date an Event of Default as defined in Article XII hereof or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default;

         (i) the Company shall have duly reserved for issuance the Conversion Shares;

         (j) the Company shall have amended all of its written employment agreements with its executives in effect on the Effective Date in a manner reasonably satisfactory to the Investors to remove all "change of control" provisions contained therein and, specifically, provide that the consummation of the transaction contemplated by this Agreement and the issuance of the Conversion Shares do not constitute a "change of control" under such agreements as in effect on the Effective Date; and

         (k) the Conversion Shares shall have been listed, subject to notice of issuance, on the NASDAQ National Market and the Company shall have received a determination from the NASDAQ National Market that the consummation of the transactions contemplated by this Agreement will not affect the continued listing of the Common Stock of the Company on the NASDAQ National Market.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of Investors that are purchasing Debentures and Senior Notes representing at least sixty percent (60%) of the aggregate principal balance of all Debentures and Senior Notes to be issued and sold pursuant to this Agreement and the Company.

         Section 8.2 Termination by Either Investors or the Company. This Agreement may be terminated by action of the Investors or the Company if (a) this Agreement, the Amendment and the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Meeting, (b) the transactions contemplated by this Agreement shall not have been consummated on or before December 31, 1999; provided, however, that this Agreement may be extended by written notice of either the Company or the Investors to a date no later than March 31, 2000 if the Closing shall have not occurred solely as a direct result of the failure to receive all regulatory approvals relating to insurance companies, health maintenance organizations and prepaid dental plans required for the transactions contemplated by this Agreement by December 31, 1999 and applications for any approvals not received by such date have been filed and are still in process and provided further, however, that this Agreement may also be extended by the mutual written agreement of Investors and the Company, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to (b) above shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) above shall have used all reasonable efforts to remove such injunction, order or decree.

         Section 8.3 Termination by the Company. (a) This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of the Company if (i) there has been a breach by Investors of any representation or warranty contained in this Agreement which would have or would be likely to have a Company Material Adverse Effect or (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Investors, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by the Company to Investors.

         (b) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the stockholders of the Company referred to in Section 2.1, by action of the Board of Directors of the Company, if the Board of Directors of the Company has (i) withdrawn, or modified or changed in a manner adverse to the Investors its approval or recommendation of this Agreement in order to approve and permit the Company to execute a definitive agreement relating to a Superior Proposal, (ii) determined, after consultation with legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (i) would present a reasonable probability of a violation of the Board of Directors' fiduciary duties under applicable law, notwithstanding all terms and conditions which may be offered by the Investors in negotiations entered into pursuant to the following proviso to this sentence, provided, however, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with the Investors to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms and (iii) paid, immediately prior to such termination, the Termination Payment in accordance with Section 8.5(b).

         Section 8.4 Termination by Investors. This Agreement may be terminated at any time prior to the Closing Date by action of the Investors that are purchasing Debentures and Senior Notes representing at least sixty percent (60%) of the aggregate principal balance of all Debentures and Senior Notes to be issued and sold pursuant to this Agreement if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be likely to have a Company Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by Investors to the Company; (c) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to the Investors its approval or recommendation of this Agreement or shall have recommended a Takeover Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a Takeover Proposal or other business combinations with a person or entity other than the Investors (or the Board of Directors of the Company resolves to do any of the foregoing); or (d) the Investors may terminate this Agreement at any time prior to Closing at their sole election provided, however, that such termination pursuant to this Section 8.4(d) shall be conditioned upon (a) a reasonable determination by the general partner of the CAI Investors that such termination is necessary to fulfill its fiduciary responsibilities to the CAI Investors and
(b) the payment by the Investors to the Company of a termination fee in the amount of $2,750,000.

         Section 8.5 Effect of Termination and Abandonment. (a) In the event of termination of the Agreement pursuant to this Article VIII, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) there shall be no liability or obligation on the part of Investors, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except as provided in Section 8.5(b) below, and except for the obligations of the parties pursuant to Sections 3.21, 6.3,
Article XIII and Article XV of this Agreement and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and
(ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

         (b) If (i) either the Company or the Investors terminates this Agreement pursuant to Section 8.2(a) and a Takeover Proposal had been made prior to or as of the date of termination of this Agreement and within nine (9) months after such a termination, the person that made the Takeover Proposal (or an affiliate thereof) completes a merger, consolidation or other business combination with the Company or purchases from the Company of twenty-five percent (25%) or more (in voting power) of the voting securities of the Company or twenty-five percent (25%) or more (in market value or book value) of the assets of the Company (any such transaction, an "Alternate Transaction") or (ii) the Investors terminate this Agreement (A) pursuant to Section 8.4(a) or (b) at any time after a Takeover Proposal has been made and within nine (9) months after such termination, the person that made the Takeover Proposal (or an affiliate thereof) completes an

Alternative Transaction or (B) pursuant to Section 8.4(c) or (iii) the Company terminates this Agreement pursuant to Section 8.3(b), then the Company shall pay the Investors in cash the sum (x) the Investors' Expenses (as defined below) in an amount up to but not to exceed $250,000 and (y) $2,750,000 (collectively the "Termination Payment"). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Investors would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, the Investors commence a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to the Investors their costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest from the date of termination of the Agreement on the amounts owed at the prime rate of The Chase Manhattan Bank, in effect from time to time from the due date thereof until paid plus two percent. "Investor Expenses" shall mean the out-of-pocket fees and expenses incurred or paid by or on behalf of the Investors in connection with the due diligence review and negotiation, preparation of this Agreement by the Investors and the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts and consultants to the Investors.

         (c) Such Termination Payment and Expenses shall be made by wire transfer of immediately available funds to an account designated by the Investors (i) prior to termination of this Agreement if such payment is made pursuant to Section 8.5(b)(iii), or (ii) prior to the consummation an Alternate Transaction if such payment is made pursuant to Section 8.5(b)(i) or 8.5(b)(ii).


                                   ARTICLE IX
                      AFFIRMATIVE COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Investors as set forth below in this Article IX. The covenants and agreements of the Company set forth in this Article IX shall terminate (i) on the date when none of the Debentures (and, if applicable, Preferred Stock) and Senior Notes remain outstanding and
(ii), with respect to the holders of the Debentures (and, if applicable, Preferred Stock) only, on the date when the Conversion Shares issuable upon conversion of the outstanding Debentures (and, if applicable, Preferred Stock) represent less than forty percent (40%) of the total votes that can be cast by all outstanding voting securities of the Company assuming such conversion. In the event that such covenants and agreements have terminated with respect to the Debentures (and, if applicable, Preferred Stock) but not the Senior Notes, then only the holders of the Senior Notes shall be considered for the purposes of determining the requisite approval under Section 15.8 of this Agreement for any waiver, consent or amendment relating to such covenants and agreements.

         Section 9.1 Corporate Existence, Business Maintenance, Insurance.

         (a) The Company will at all times preserve and keep in full force and effect its corporate existence, rights and franchises deemed material to its business and those of its subsidiaries, except any subsidiary of the Company may be merged into the Company or another subsidiary; provided, however, that nothing contained in this Section 9.1 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or at any particular location or locations within a state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, such discontinuance or termination is in the best interests of the Company and would not be disadvantageous in any material respect to the holders of the Debentures, Preferred Stock, and the Senior Notes and if such discontinuance or termination is not otherwise in contravention of any provision of this Agreement.

         (b) The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of' the Company and any subsidiary and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and any subsidiary will at all times comply in all material respects with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder

         (c) The Company will maintain or cause to be maintained, with financially sound and reputable insurers, appropriate insurance with respect to its properties and business and the properties and business of any subsidiary against such casualties and contingencies and of such types and in such amounts as is customary in the case of business organizations engaged in the same or a similar business or having properties similarly situated.

         Section 9.2 Payment of Taxes, etc.; ERISA.

         (a) The Company will pay, and will cause any subsidiary to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets; provided, however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings and if such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

         (b) The Company and any subsidiary will comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended from time to time.

         Section 9.3 Books and Records. The Company and any subsidiary will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         Section 9.4 Board Committees. To the extent permissible by applicable law or regulation, all committees of the Board of Directors of the Company shall consist of members of which at least fifty percent (50%) shall be directors elected by the holders of the Debentures and, if applicable, Preferred Stock.

         Section 9.5 Audited Annual Financial Statements. As soon as practicable and, in any case, within ninety (90) days after the end of each fiscal year, the Company will deliver to each holder of a Debenture, Preferred Stock, and a Senior Note financial statements of the Company and its subsidiaries, consisting of the consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the consolidated statements of operations, statements of shareholders' equity and statements of cash flows of the Company and its subsidiaries for such fiscal year, setting forth in each case, in comparative form, the figures for the preceding fiscal year, all in reasonable detail and fairly presented in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, and accompanied by an opinion thereon of an independent certified public accountants selected by the Company of good and recognized national standing in the United States reasonably satisfactory to the holders of Debentures and Senior Notes representing more than fifty percent (50%) of the aggregate principal balance of all outstanding Debentures and Senior Notes (considered as a single class).

         Section 9.6 Quarterly Reports. As soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company, the Company will deliver to the holders of the Debentures, Preferred Stock, and the Senior Notes copies of the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter and the related consolidated statements of operations and cash flows of the Company and its subsidiaries for such quarter and the portion of the fiscal year through such quarter, in each case setting forth in comparative form the figures for the corresponding periods of (a) the previous fiscal year and (b) the budget for the current fiscal year, prepared in reasonable detail and in accordance with generally accepted accounting principals applied consistently throughout the periods reflected therein and certified by the chief financial officer or chief executive officer of the Company as presenting fairly the financial condition and results of operations of the Company and its subsidiaries (subject to customary exceptions for interim unaudited financial statements).

         Section 9.7 Monthly Unaudited Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each calendar month, the Company will deliver to each holder of a Debenture, Preferred Stock, or the Senior Notes copies of the unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such calendar month and the related consolidated unaudited statements of operations and cash flows of the Company and its subsidiaries for such calendar month and the portion of the calendar year through such calendar month, in each case setting forth in comparative form the figures for the corresponding periods of (a) the previous calendar year and (b) the budget for the current year, prepared in reasonable detail and in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein and certified by the chief financial officer or the chief executive officer or chief operating officer of the Company as presenting fairly the financial condition and results of operations of the Company and any subsidiary (subject to customary exceptions for interim unaudited financial statements).

         Section 9.8 Budgets. As soon as practicable, but in any event prior to the commencement of a fiscal year, the Company will deliver to each holder of a Debenture, Preferred Stock, or a Senior Note an annual operating budget of the Company and its subsidiaries for such fiscal year, approved by the Board of Directors, including monthly income and cash flow projections and projected balance sheets as of the end of each month within such fiscal year.

         Section 9.9 Commission and Stock Exchange Filings; Valuation Reports. The Company will deliver to each holder of a Debenture, Preferred Stock, or a Senior Note, as soon as available, a copy of (i) all regular or periodic or special reports, if any, which the Company or any Subsidiary shall file with the Commission or any national securities exchange, and (ii) all reports, proxy statements, financial statements and other communications delivered or sent by the Company to its stockholders in such capacity or by any Subsidiary to its stockholders other than the Company. The Company will deliver to each such holder, as soon as available, a copy of all reports prepared by independent appraisers containing valuations of the fair market value of the Common Stock of the Company.

         Section 9.10 Compliance Certificates. Simultaneously with the delivery of the financial statements required by Section 9.5 and 9.6, the Company will deliver to each Note holder a certificate, signed by its chief financial officer or chief executive officer, (i) stating that a review of the activities of the Company and the Subsidiaries during such quarter or such fiscal year and to the date of such certificate, as the case may be, has been made under their supervision and that no Event of Default or condition or event which, with notice or lapse of time, would constitute an Event of Default has occurred, or, if such has occurred, specifying the nature and status thereof.

         Section 9.11 Notice of Certain Events. The Company agrees to execute and deliver to each holder of a Debenture, Preferred Stock, or a Senior Note a certificate signed by the chief executive officer or chief financial officer of the Company, specifying the nature and status of any of the following events, promptly, but in any event not later than two business days, after any executive officer of the Company becomes aware of the occurrence of any of the following events or aware of the possibility that any of such events might occur:

         (a) Material Litigation. The Company or any Company Subsidiary shall have become a party to one or more suits, actions or proceedings which, if adversely determined, could have a Company Material Adverse Effect or the Company shall have become aware of any circumstances that might cause or result in any such suits, actions or proceedings;

         (b) Events of Default. Any condition or event which constitutes or which, with notice or lapse of time, would constitute an Event of Default shall have occurred, or any holder of a Debenture or Senior Note has given any notice or taken any other action with respect to a claimed default or Event of Default;

         (c) Other Defaults. The Company or any Company Subsidiary has received notice of any default or failure to perform any covenant or provision by the Company or such Company Subsidiary under any agreement relating to indebtedness for money borrowed to which the Company or such Company Subsidiary is a party;

         (d) Material Adverse Change. Any condition shall exist which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and the Company Subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder.

         Section 9.12 Inspection and Other Information. Each holder of a Debenture, Preferred Stock, or Senior Note and such persons as such holder may designate, may, if such holder, in its sole discretion exercised in good faith, determines that it is appropriate or necessary in connection with determining a default under or compliance with this Agreement, preserving or protecting its investment in the Debentures, Preferred Stock, or the Senior Notes or enforcing this Agreement or Debentures, Preferred Stock, or the Senior Notes, with the Company having the right to have a representative of the Company present, visit and inspect, upon giving five business days' notice thereof, any of the properties of the Company or any Company Subsidiary, examine their books of account, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company or such Company Subsidiary with its officers, employees and public accountants (and by this provision the Company and each such Subsidiary hereby authorize said accountants to discuss with each such holder and such persons its affairs, finances and accounts), at such reasonable times and as often as such holder may reasonably desire. The Company will promptly furnish to each holder such other information as it from time to time may reasonably request.

         Each holder agrees that such holder will not disclose without the prior written consent of the Company (other than to such persons who such holder reasonably believes have a need to know such information in connection with determining a default under or compliance with this Agreement, preserving or protecting its investment in the Debentures, Preferred Stock, or Senior Notes or enforcing this Agreement or the Debentures, Preferred Stock, or Senior Notes, and who have agreed to be bound by the provisions of this Section 9.12) any information furnished to it pursuant to Section 9.7, 9.8, 9.12 or 9.15 of this Agreement (and not otherwise furnished or required to be furnished pursuant to this Agreement) which is designated by the Company to such holder in writing as confidential, provided that such holder may disclose any such information (i) as has become generally available to the public, (ii) was available to such holder on a nonconfidential basis prior to its disclosure to you by the Company or its representatives, (iii) as becomes available to such holder on a nonconfidential basis from a course other than the Company or its representatives, provided that the source is not bound by a confidentiality agreement with the Company or its representatives, (iv) as may be necessary or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such, (v) as may be required in response to any summons or subpoena or in connection with any litigation,
(vi) to the extent that such holder deems it necessary to enforce its rights under this Agreement, or (vii) in order to comply with any law, order, regulation or ruling applicable to such holder, provided that in the case of disclosure under clause (iv), (v), (vi) or (vii) above, such holder shall promptly inform the Company of such pending disclosure and cooperate with the Company in taking such steps as the Company requests to maintain the confidentiality of such information.

         Section 9.13 Compliance with Laws. The Company will, and will cause each Company Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation (i) all applicable statutes, rules, regulations and orders relating to environmental protection and pollution control, (ii) the Occupational Safety and Health Act of 1970, as amended, and (iii) ERISA, provided that the Company shall not be deemed to be in violation of this Section 9.13 as a result of any failure to comply with any provisions of such statutes, rules, regulations and orders, the noncompliance with which would not result in fines, penalties, injunctive relief or other civil liabilities which, individually or in the aggregate, could result in a Company Material Adverse Effect.

         Section 9.14 Use of Proceeds. The Company shall use the proceeds form the issuance and sale of the Debentures, the Preferred Stock (if applicable), Senior Notes and Warrants pursuant to this Agreement first to purchase or repay the Existing Company Debt in its entirety and secondarily for working capital purposes subject to compliance with the covenants of the Company contained in this Agreement.

         Section 9.15 Other Information. The Company shall deliver the following to each Investor:

         (a) promptly after the submission thereof to the Company, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company and its subsidiaries made by such accountants;

         (b) promptly upon, and in any event within thirty (30) days after obtaining knowledge thereof, notice of any breach of, default under or failure to comply with any term under this Agreement or any material adverse change in the relationship of the Company and its subsidiaries with any major customer, supplier, employee or other entity with which the Company or a Company Subsidiary has a business relationship;

         (c) with reasonable promptness, a notice of any default by the Company or any subsidiary under any material agreement to which it is a party.


                                    ARTICLE X
                        NEGATIVE COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Investors as set forth below in this Article X. The covenants and agreements set forth in this Article X, with the exception of Section 10.6 below, shall terminate (i) on the date when none of the Debentures (and, if applicable, Preferred Stock) and Senior Notes remain outstanding and (ii) with respect to the holders of the Debentures (and, if applicable, Preferred Stock) only, on the date when the Conversion Shares issuable upon conversion of the outstanding Debentures (and, if applicable, Preferred Stock) represent less than forty percent (40%) of the total votes that can be cast by all outstanding voting securities of the Company assuming such conversion. In the event that such covenants and agreements have terminated with respect to the Debentures (and, if applicable, Preferred Stock) but not the Senior Notes, then only the holders of the Senior Notes shall be considered for the purposes of determining the requisite approval under this Article X and
Section 15.8 of this Agreement for any waiver, consent or amendment relating to such covenants and agreements. The provisions of Sections
10.6 shall not be subject to termination.

         Section 10.1 Business and Financial Covenants. The Company covenants that, without the prior written consent of the holders of Debentures and Senior Notes representing at least sixty percent (60%) of the aggregate principal balance of the Debentures and Senior Notes then outstanding, considered as a single class, (in the event of any shares of Preferred Stock are issued pursuant to this Agreement, such consent requirement shall include the holders of the Preferred Stock and such sixty percent (60%) requirement shall include the aggregate preferential liquidation amount of the outstanding shares of Preferred Stock with the principal balance of the outstanding Debentures and Senior Notes):

         (a) Merger, Consolidation, Acquisitions, Sale of Assets.

                  (i) The Company shall not merge, effect a liquidation or statutory share exchange, consolidate with, or otherwise engage in any transaction or series of related transactions which results in a change of control or permit any Subsidiary to merge, effect a liquidation or statutory share exchange, or consolidate with, any entity (other than the Company or another Company subsidiary) or otherwise effect a change of control. For the purposes of this Agreement, "change of control of the Company" means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(e) or 14(d)(2) of the Exchange Act (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-e promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock (or Common Stock equivalents) of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (b) individuals who, as of the Closing Date, constitute the Board cease for any reason (other than the resignation or removal of any individual designated by or serving at the request of the Investors) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Closing Date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board.

                  (ii) The Company shall not sell, assign, lease or otherwise dispose of, or permit or any Company Subsidiary to sell, assign, lease, or otherwise dispose of, all or substantially all of its assets (whether now owned or hereafter acquired).

         (b) Loans to and Investments in Others. The Company and any Company Subsidiary shall not (except for prepaid expenses, deposits and the advancement of money for expenses to employees) make, or permit any other Company Subsidiary to make any loans or advances to any person or entity or have outstanding any investment in any entity, whether by way of loan or advance to, or by the acquisition of the capital stock, assets or obligations of or any interest in, any person or entity and shall not guarantee any indebtedness of any third party, other than:

                  (i) extensions of credit to customers in the ordinary course of business;

                  (ii) extensions of credit and capital contributions to and investments in Subsidiaries; and

                  (iii) Permitted Investments.

         (c) Restricted Payments, Repurchase of Common Stock. The Company and any Company Subsidiary shall not declare or make any Restricted Payment. "Restricted Payment" means (i) any payment or the incurrence of any liability to make any payment in cash, property or other assets as a dividend or other distribution in respect of any shares of capital stock of the Company or Subsidiary, excluding, however, stock dividends and any dividends payable to the Company or a Company Subsidiary by a Company Subsidiary, and (ii) any payment or the incurrence of any liability to make any payment in cash, property or other assets for the purposes of purchasing, retiring or redeeming any shares of any class or series of capital stock of the Company or any Subsidiary; provided, however, that dividends on the Preferred Stock shall not constitute a Restricted Payment.

         (d) Debt or Lease Obligations. The Company and any Company Subsidiary shall not create, incur or suffer to exist, or permit any subsidiary to create, incur or suffer to exist, any debt or lease obligation (or a guarantee of the debt or lease obligations of another third party other than a Subsidiary) other than:

                  (i) the Debentures and the Senior Notes; and

                  (ii) debt or leases for real or personal property having (i) as to any debt, an original principal amount and (ii) as to any lease, a present value of all obligations thereunder, which in the aggregate for the Company and all Subsidiaries are less than $2,000,000 in any one calendar year;

                  (iii) Senior Debt permitted under the Debentures and Senior Notes;

                  (iv) Debt and lease obligations existing on the Closing Date (other than Existing Company Debt);

                  (v) Trade and other obligations incurred in the ordinary course of business, including, without limitation, debt in respect of performance, surety or appeal bonds and letters of credit provided in the ordinary course of business;

                  (vi) Debt secured by Liens permitted under Section 10.2 below; and

                  (vii) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit or other obligations of third parties securing obligations of the Company or a subsidiary thereunder, in connection with the permitted sale or other disposition of assets.

         (e) Transactions with Affiliates. Except for the transactions contemplated by this Agreement, the Company and the Companies Subsidiaries shall not, directly or indirectly, enter into any material transaction or agreement with any director, officer, employee or stockholder of the Company and the Companies Subsidiaries or any Investor or any affiliate of any such person or entity or a material transaction or agreement in which any director, officer, employee or stockholder of the Company and the Companies Subsidiaries has a direct or indirect interest, except upon fair and reasonable terms no less favorable to the Company or the Company Subsidiaries than could be obtained in a comparable arm's length transaction with a person or entity who is not such a director, officer, employee, stockholder or affiliate. The foregoing limitation shall not apply to or limit (i) transactions approved by a majority of the disinterested members of the Board of Directors, (ii) customary directors' fees, indemnification and similar arrangements, employee salaries and bonuses, employment agreements and arrangements or compensation or employee benefit arrangements in the ordinary course of business, (iii) transactions, arrangements and business relationship which are in effect on the Closing Date, and (iv) transactions and payments not otherwise prohibited by this Section 10.1.

         (f) Business. The Company and the Companies Subsidiaries shall not enter into any new lines of business different than the business operations currently conducted by the Company and the Companies Subsidiaries, and shall not in any other respect materially change the nature of such business operations.

         Section 10.2 Liens. The Company will not, and will not permit any Company Subsidiary to, create, incur, assume or permit to exist, any lien upon any of the property or assets (including capital stock) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

         (a) Company Liens. Any Company Subsidiary may create, incur and suffer to exist any lien upon all or any part of its property in favor of the Company or a Company Subsidiary as security for indebtedness owing to the Company or such Company Subsidiary;

         (b) Statutory and Good Faith Deposits. The Company and the Company Subsidiaries may make and maintain in the ordinary course of business (i) liens, pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (ii) good faith deposits in connection with bids, tenders, contracts (other than for the purpose of borrowing money or obtaining credit) or leases to which the Company or any Subsidiary is a party, including rent security deposits, and (iii) deposits to secure public or statutory obligations of the Company or any Company Subsidiary, or surety, custom or appeal bonds to which the Company or any Company Subsidiary, or surety, custom or appeal bonds to which the Company or any Company Subsidiary is a party (other than in connection with borrowing money or obtaining credit), or the payment of contested taxes or import duties of the Company or any Company Subsidiary;

         (c) Statutory and Judgment Liens. The Company and the Subsidiaries may create and suffer to exist (i) any lien which is imposed by law, such as those of carriers, lessors, warehousemen and mechanics, if payment of the obligation secured thereby is not yet delinquent, or the validity or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves or provisions required by GAAP have been set up, (ii) any lien which arises out of a judgment or award against the Company or any Company Subsidiary with respect to which the Company or such Company Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or not giving rise to an Event of Default,
(iii) any lien for taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment or the validity or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been set up, (iv) liens securing Senior Debt permitted under the Debentures and Senior Notes, (vi) liens and encumbrances existing on the Closing Date, (vi) easements, rights-of-way, restrictions leases or sub-leases granted to others and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of the Company Subsidiaries and title defects or irregularities which do not in the aggregate materially impair the use of the property; and
(vii) extensions, renewals or refundings of any of the foregoing, provided that the extension, renewal or refunding is limited to all or part of the property securing the original lien.

         Section 10.3 Disposition of Stock and Indebtedness of Company Subsidiaries. The Company will not, and will not permit any Company Subsidiary to, sell or otherwise dispose of any shares of stock or any indebtedness of a Company Subsidiary owned by the Company or another Company Subsidiary, except sales or other dispositions to the Company or to another Subsidiary.

         Section 10.4 Company Subsidiary Dividend Restrictions. Unless required by applicable law, regulation or regulatory action or request, the Company will not permit any Company Subsidiary to create, incur, assume or permit to exist any agreement or instrument (other than this Agreement) which has the effect of restricting or prohibiting the power, authority or legal right of such Company Subsidiary to declare or pay any dividend or other distribution.

         Section 10.5 Acquisition of Securities. The Company will not, and will not permit any Company Subsidiary to, acquire or hold or make any offer to acquire, in any manner, any Debentures or Senior Notes, unless the Company or such Company Subsidiary has offered, upon the same terms, to acquire Debentures or Senior Notes, pro rata, from all holders thereof.

         Section 10.6 Board Committees. Upon termination of the rights of the holders of the Debentures (and, if applicable, Preferred Stock) to elect fifty percent (50%) of the members of the Board of Directors of the Company, and provided that the Debentures (and, if applicable, Preferred Stock) are still convertible into voting securities of the Company, and for only so long as such continues to be the case, the Company shall not change the number of members constituting each committee of the Board of Directors of the Company until the respective committee does not have as a member an individual appointed or elected as a director pursuant to this Agreement as a designee of the Debenture (and, if applicable, Preferred Stock) holders or elected by the Debenture holders voting as a separate class and the Company shall not remove any director who is an individual appointed or elected pursuant to this Agreement as a designee of the Debenture (and, if applicable, Preferred Stock) holders or elected by the Debenture (and, if applicable, Preferred Stock) holders voting as a separate class; provided, however, that the Company shall have no obligation to nominate or re-elect any such individuals upon expiration of their respective then term of office.


                                   ARTICLE XI
                       REGISTRATION, EXCHANGE AND TRANSFER
                    OF DEBENTURES, SENIOR NOTES AND WARRANTS

         Section 11.1 Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with the Agreement, a register for the Debentures, Preferred Stock, Senior Notes and Warrants, in which the Company shall record the name and address of the person in whose name each Debenture, Preferred Stock, Senior Note or Warrant had been issued and the name and address of each transferee and prior owner thereof. The Company may deem and treat the person in whose name a Debenture, Senior Note or Warrant is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Debenture, Preferred Stock, Senior Note or Warrant for registration of transfer as provided in this Article XI.

         Section 11.2 Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Debenture, Preferred Stock, Senior Note or Warrant at the office of the Company designated for notices in accordance with this Agreement, the Company shall execute and deliver, at its expense, one or more new Debentures, Preferred Stock, Senior Notes or Warrants, and, in the case of a Debenture or Senior Note, each dated the date to which interest has been paid on the Debenture, or Senior Note so surrendered (or, if no interest has been paid, the date of such surrendered Debenture or Senior Note), but in the same aggregate unpaid principal amount as such surrendered Debenture or Senior Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Debenture, Preferred Stock, Senior Note or Warrant surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder or by his attorney duly authorized in writing.

         Section 11.3 Lost, Stolen, Damaged and Destroyed Notes. At the request of any holder, the Company will issue, at its expense, in replacement of any Debenture, Preferred Stock, Senior Note or Warrant lost, stolen, damages, or destroyed, upon surrender of the mutilated portions thereof, if any, a new Debenture, Preferred Stock, Senior Note or Warrant of the same denominations, of the same unpaid principal amounts and otherwise of the same tenor as, the Debenture, Preferred Stock, Senior Note or Warrant so lost, stolen, damaged or destroyed. The Company may condition the replacement of a Debenture, Senior Note or Warrant reported by a holder as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity or security reasonably satisfactory to the Company.

                                   ARTICLE XII
                         EVENTS OF DEFAULT AND REMEDIES

         Section 12.1 Events or Default. Each of the following shall constitute an Event of Default under the Debentures and the Senior Notes.

         (a) Non-payment. If the Company fails to pay (i) the principal of any Debenture, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for an installment payment or for a prepayment, or otherwise, or (ii) the interest on any Debenture or any principal installment or interest on any Senior Note when and as the same becomes due and payable, and such failure to pay interest shall have continued for ten days; or

         (b) Negative Covenants. If the Company fails to perform or observe any covenant or agreement contained in Article X of this Agreement; or

         (c) Other Covenants. If the Company fails to perform or observe any other of the covenants, conditions or agreements on the part of the Company, set forth in this Agreement or in any Debenture, Preferred Stock (including, without limitation, the timely payment of dividends thereon), or Senior Note, and such failure shall have continued for 30 days after notice thereof to the Company; or

         (d) Misrepresentations. If any representation, warranty or statement made by the Company in this Agreement, or in any certificate or other instrument delivered by or on behalf of the Company to the Investors or any holder of a Debenture or Senior Note pursuant to the Agreement, shall be incorrect in any material respect as of the time when made; or

         (e) Voluntary Bankruptcy and Insolvency proceedings. If the Company or any Company Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978 as amended or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester (or other similar official) of the Company or such Company Subsidiary or for all or any substantial part of the property of the Company or such Company subsidiary, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, in furtherance or any of the foregoing; or

         (f) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication or the Company or any Company Subsidiary as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978 as amended or under any similar present or future federal law or the law of any other jurisdiction applicable to the Company or such Company Subsidiary, and the Company or such Company Subsidiary shall consent to or consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

         (g) Receivership or Sequestration. If a decree or order is rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Company Subsidiary or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Company Subsidiary without its return to the possession of the Company or such Company Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

         (h) Default on Other Indebtedness. If the Company or any Company Subsidiary fails to pay any part of the principal of, the premium, if any, or the interest on , or any other payment of money due under, any of its indebtedness (other than the Debentures and Senior Nots) the aggregate outstanding amount of which is $250,000 or more (irrespective of the amount of such failure) beyond any period of grace provided with respect thereto; or it the Company of any Company Subsidiary fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing any of its indebtedness (other than the Debentures and Senior Notes) the aggregate outstanding amount of which is $250,000 or more, or in any agreement under which any such indebtedness was issued or created, it the effect of any such failure is to cause, or permit the holders of such indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such indebtedness to become due prior to its stated maturity or scheduled due date; or

         (i) Undischarged Judgments. If final judgment for the payment of money shall be entered against the Company or any Company Subsidiary and if such judgment shall not be vacated, satisfied or discharged within 30 days after the entry thereof or within such longer period as the execution of such judgment shall have been stayed, and if such judgment, together with all other such judgments, exceeds, in the aggregate, $250,000.

         (j) ERISA Minimum Funding. If a Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such minimum funding standard is sought or granted under Section 412(d) of the Code, or a Plan is, shall have been, or is likely to be, terminated or the subject of termination proceedings so that the Company or any member of the Controlled Group has incurred or is likely to incur a liability to or on account of a Plan under Section 4062 or Section 4064 of ERISA, or the Company or any member of the Controlled Group has withdrawn from a Plan so that the Company or any member of the Controlled Group has incurred or is likely to incur a liability under Section 4063 or Section 4201 of ERISA, and there shall result from any such event or events a liability or material risk of incurring a liability to the PBGC or a Plan.

         Section 12.2 Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of all of the Debentures or Senior Notes, respectively, then outstanding may, by notice to the Company, declare the entire outstanding principal of the Debentures or Senior Notes, respectively, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of the Debentures and Senior Notes, respectively, and all accrued and unpaid interest thereon shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Debentures or Senior Notes, respectively, or in this Agreement to the contrary notwithstanding, provided that, if an Event of Default under clause (e), (f) or
(g) of Section 12.1 shall have occurred with respect to the Company or any Company Subsidiary, the entire outstanding principal amount of all of the Debentures and Senior Notes, and all accrued and unpaid interest thereon, shall become and be immediately due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Debentures and Senior Notes or this Agreement to the contrary notwithstanding, provided, further, that if an Event of Default under clause (a) of Section 10.1 shall have occurred and be continuing with respect to any Debenture or Senior Note, the holder of such Debenture or Senior Note may, by notice to the Company, declare the entire outstanding principal of such Debenture or Senior Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Debenture or Senior Note and all accrued and unpaid interest thereon shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Debenture or Senior Note or in this Agreement to the contrary notwithstanding. The decision to accelerate the maturity of the Debentures or Senior Notes upon the occurrence of an Event of Default shall be made separately and independently by the holders thereof.

         Section 12.3 Other Remedies. If any Event of Default shall have occurred and be continuing, any holder of a Debenture or Senior Note may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Debenture or Senior Note or in aid of the exercise of any power granted in this Agreement or in the Debenture or Senior Note, and any holder may enforce the payment of any Debenture or Senior Note held by such holder and any of its other legal or equitable rights.

         Section 12.4 Conduct to Waiver; Collection Expenses. No course of dealing on the part of any holder of a Debenture or Senior Note, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Debenture or Senior Note, the Company will pay to the holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to all attorney's fees, incurred by such holders in collecting any sums due on the Debentures or Senior Notes. If the Company fails to comply with any other provision of this Agreement, the Company will pay to the holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to, all attorneys' fees, incurred by such holders in enforcing any of their rights.

         Section 12.5 Annulment of Acceleration. If a declaration is made in accordance with Section 12.2, then and in every such case, the holders of not less than a majority in aggregate principal amount of the Debentures or Senior Notes, respectively, then outstanding (and also, in the case of any declaration by a holder following an Event of Default under clause (a) of Section 10.1 with respect to any Debenture or Senior Note held by such holder, the holder of such
Note), may,
by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

         (a) no judgment or decree has been entered for the payment of any monies due on the Debentures or Senior Notes, respectively, or pursuant to this Agreement;

         (b) all arrears of interest on the Debentures or Senior Notes, respectively, and all other sums payable on the Debentures or Senior Notes pursuant to this Agreement (except principal of or interest on premium on the Debentures or Senior Notes, respectively, which has become due and payable by reason of such declaration) shall have been duly paid; and

         (c) every other Event of Default shall have been duly waived or otherwise made good or cured;

and provided, further, that no such annulment shall extent to or affect any subsequent Event of Default or impair any right consequent thereon.

         Section 12.6 Remedies Cumulative. No right or remedy conferred upon or reserved to the Investors or any holder under this Agreement or the Debentures or Senior Notes is intended to be exclusive or any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Investors or any holder of the Debentures or Senior Notes may be exercised from time to time and as often as may be deemed expedient by the Investors or such holder, as the case may be.


                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1 Indemnification of Investors.

         (a) The Company shall indemnify, defend and hold harmless the Investors and their respective affiliates, officers, agents, general and limited partners, shareholders, and employees, from and against any and all claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses or expenses, including reasonable attorney's fees (in the singular, an "Indemnification Claim" and collectively, "Indemnification Claims"), incurred or caused by or resulting from any suit, either direct or derivative, commenced by or on behalf of Company or any of Company's shareholders in connection with (i) the issuance and sale of the Debentures, Preferred Stock, Senior Notes and Warrants pursuant to this Agreement, (ii) any agreement contemplated by this Agreement and (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Investor or any such person is a party thereto the transactions contemplated under this Agreement. No indemnification shall be provided under this Article XIII with respect to any claim by Investor (other than a claim by Investor for indemnification under this Section 13.1). Indemnification under this Article XIII shall be provided with respect to any suits, hearings, or actions with respect to which any of such indemnified parties or is required under applicable rules to join in or otherwise must appear.

         (b) The Company shall indemnify and hold harmless the Investors and the shareholders, members, partners, officers and employees of the Investors from, against, and in respect of, any loss, liability, claim, demand, or expense, including but not limited to reasonable attorney, investigation and consultant fees and costs, of any kind whatsoever, arising out of or resulting from (i) any misrepresentations, breach of warranty, or failure to fulfill any agreement or covenant of the Company under this Agreement or under any other agreement or document delivered by the Company to the Investors at Closing hereunder; and
(ii) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to any of the foregoing.

         (c) Upon obtaining knowledge of an Indemnification Claim which could give rise to indemnification under this Article XIII, the party demanding such indemnification (the "Indemnitee") shall promptly notify Company, in writing, of any Indemnification Claim which the Indemnitee has determined has given or could give rise to a right of indemnification under Section 13.1(a) or (b) hereof (the "Notice of Claim"). The Notice of Claim shall specify, in reasonable detail, the nature of any such Indemnification Claim giving rise to the right of indemnification.

         (d) With respect to any third party Indemnification Claim set forth in a Notice of Claim, Company may defend, in good faith and at its own expense, any such Indemnification Claim and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party Indemnification Claim. In connection with its defense of a third party Indemnification Claim, the Company shall have the absolute right to choose or approve counsel for the defense or prosecution of such action. So long as Company is defending in good faith any such third party Indemnification Claim, the Indemnitee shall not settle or compromise such third party Indemnification Claim. The Indemnitee shall make available to Company or its representatives all records and other materials reasonably required by Company for its use in contesting any third party Indemnification Claim and shall cooperate with Company in the defense of all such Indemnification Claims.

         Section 13.2 Costs and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated:

         (a) The Company will pay (or reimburse upon request) all costs and expenses of the Investors, including, without limitation, reasonable fees and expenses of their consultants, counsel and accountants, in connection with or leading to their due diligence review of the Company, the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to pay (or reimburse) an amount in excess of $250,000 for such costs and expenses of the Investors. The Company will not be required to pay the costs and expenses of any prospective transferee incurred in connection with such transferee's acquisition of any Debentures, Preferred Stock, Senior Notes and Warrants, other than the cost of registering the transfer thereof and the cost of transmitting such Securities to such transferee.

         (b) The Company will pay and indemnify the Investors and every other holder against all liability and loss with respect to (i) all claims for fees or commissions of brokers or finders engaged by the Company with respect to the transactions contemplated by this Agreement, and (ii) all taxes, fees and other public charges payable in connection with the issuance of any of the Debentures, Preferred Stock, Senior Notes and Warrants, or the execution, delivery and enforcement of this Agreement or any of the Debentures, Preferred Stock, Senior Notes and Warrants, or any amendment or supplement to this Agreement.

         (c) In the event that a filing under the HSR Act is required, the Company shall pay (or reimburse) the Investors for the fee paid relating to the HSR filing by the Investors.

         (d) The Company will pay for (or reimburse upon request) all costs and expenses of the Investors and each other holder, including, without limitation, fees and expenses of their consultants, counsel and accountants, in connection with or relating to any future amendment or supplement to this Agreement or any of the Debentures, Preferred Stock, Senior Notes or Warrants (or any proposal for such amendment or supplement) whether or not consummated, or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated.

         Section 13.3 Survival. The rights provided under this Article XIII shall survive the termination or consummation of this Agreement and the transfer of the Debentures, Preferred Stock, Senior Notes or Warrants.


                                   ARTICLE XIV
                                   ARBITRATION

         Section 14.1 Arbitration.

         (a) Arbitration Procedure. In the event of a dispute regarding any matters arising out of or relating to this Agreement (including, but not limited to, actions for injunctive or declaratory relief except as provided in Section 14(f) below) (hereinafter collectively "Arbitrable Issues") that cannot be settled by agreement between the parties, such controversy or dispute shall be submitted for arbitration in Dallas, Texas, and for this purpose each party hereby expressly consents to such arbitration in such forum. The arbitration process shall proceed as follows:

                  (i) Step One. In the event of a dispute, the Disputing Party (herein so called) may at any time notify the other party ("Answering Party") in writing that the Disputing Party demands to pursue arbitration as provided in Step Two below, setting forth in specific terms the Disputing Party's proposed statement of the matters in dispute to be submitted to arbitration and the name and address of the arbitrator selected by the Disputing Party. Within five (5) business days following receipt of the Disputing Party's written arbitration demand complying with the requirements of this Step One, the Answering Party shall notify the Disputing Party in writing, setting forth in specific terms the Answering Party's proposed statement of the matter in dispute and identifying the name and address of the arbitrator selected by such Answering Party.

                  (ii) Step Two. The two (2) arbitrators so selected shall meet and confer within ten (10) business days after receipt by the disputing party of the Answering Party's written notice as called for under Step One above, and they shall within said ten (10) day period, jointly select a neutral third arbitrator. If said arbitrators are unable to choose a neutral third arbitrator, any party may request the American Arbitration Association ("AAA") to appoint an additional arbitrator from its National Panel of Commercial Arbitrators. Any party to this Agreement may advise the AAA that time is of the essence and that the parties to this Agreement would like such selection as soon as is reasonably possible, it being expressly understood that in such AAA selection process the selection is in the sole discretion of the AAA, and that the AAA shall not be required by reason of this Agreement to consult with the parties to this Agreement in said selection process; provided that all arbitrators, including the additional arbitrator selected by the AAA, shall be disinterested individuals knowledgeable in commercial transactions. Upon selection of the additional arbitrator, all arbitrators shall within twenty (20) business days thereafter convene an arbitration proceeding at a date, time and place (in metropolitan Dallas, Texas) designated by said arbitrators by a majority vote, written notice of which shall be given to the parties not later than seven (7) calendar days prior to said hearing date. At the hearing, each party may be represented by counsel and present testimony and evidence. If, at the commencement of the hearing the parties cannot agree on a joint statement of the matters in dispute to be submitted to the arbitrators, the arbitrators shall be empowered to frame the submission issue(s). A certified court reporter's transcript may be demanded by any party or by the arbitrators and said official transcript shall be prepared, completed, and delivered to the arbitrators with copies to each party within ten (10) business days following the conclusion of the hearing. Arbitration sessions following the initial session, if necessary, shall be scheduled by the arbitrators so that the arbitration proceedings (i.e., presentation of evidence and/or oral arguments) are completed within twenty (20) business days of the initial session. Each party shall be given the opportunity to file with the arbitrators simultaneous written briefs five (5) business days following receipt by the arbitrators of the official transcript but, if no transcript is demanded as provided in this Agreement, said briefs shall be filed simultaneously five (5) business days following conclusion of the hearing. Copies of any such briefs shall be provided to the other party concurrently upon filing with the arbitrators.

                  (iii) Step Three. Within ten (10) business days following the receipt by the arbitrators of the brief(s) (or within ten (10) business days following conclusion of the hearing if all parties waive briefs), the arbitrators shall make and deliver to the parties their decision and award in writing. The arbitrators shall have the authority to enter any award or to grant any relief which could be obtained in a court of competent jurisdiction and reasonable attorneys', arbitrators' and experts' fees and expenses of arbitration may be awarded as the arbitrators see fit, consistent with the provisions of this Agreement. The arbitrators shall have no authority to modify, amend or alter the provisions of this Agreement and shall base their decision and award on applicable law, the language contained in this

         Agreement and the facts giving rise to the dispute as presented on the record at the hearing. The arbitrators shall issue a written opinion explaining the basis for their findings.

         (b) Self-Execution. It is expressly understood between the parties that this Article XIV is a self-executing arbitration provision and that any party may unilaterally select an arbitrator if the other party refuses to arbitrate. It is further expressly agreed that said unilaterally-selected arbitrator may proceed to arbitrate the issue(s) and the arbitration and decision shall be self-executing and therefore shall not require the order of any Court to proceed. The parties may, however, mutually stipulate in writing to extend or to shorten the prescribed time periods (including a stipulation to expedite the referral and submission to arbitration). All provisions of this Agreement not in dispute shall be observed and performed without interruption during the pendency of any proceeding called for under this Article XIV.

         (c) Arbitrator's Fees. With respect to the additional arbitrator if required pursuant to Step Two under Section (a) above, each party shall pay its pro rata share of any required retainer or other payments required by such arbitrator upon such arbitrator's demand and each party shall pay the fees of the arbitrator it selects, with the ultimate responsibility for the arbitrators' fees to be determined by the arbitrators in the final arbitration award pursuant to Step Three of Section (a) above; otherwise, each party shall bear its own costs and expenses in connection with any proceedings under this Article XIV.

         (d) Rules Governing Arbitration. In all other respects, the arbitration shall be conducted pursuant to the then-existing Commercial Rules of the AAA to the extent such rules are not inconsistent with any provision of this Agreement. Subject to the foregoing, the arbitrators shall determine the scope and extent of permissible discovery, if any.

         (e) Entry of Award. The award of the arbitrators may be entered as a final judgment by any court of competent jurisdiction.

         (f) Injunctive Relief. Notwithstanding the provisions of this Article XIV to the contrary, each party shall be entitled to seek temporary or preliminary injunctive relief from a court of competent jurisdiction if the failure to immediately obtain injunctive relief will result in irreparable harm to that party. The jurisdiction of the court shall extend only to such relief and any request for permanent injunctive relief shall remain subject to the arbitration provisions of this Agreement.

         Section 14.2 Remedies Cumulative. No right or remedy conferred upon or reserved to the Investors or any holder under this Agreement or the Debentures, Preferred Stock, Senior Notes or Warrants is intended to be exclusive or any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law at the Investors or any holder of the Debentures, Preferred Stock, Senior Notes and Warrants may be exercised from time to time and as often as may be deemed expedient by the Investors, or such holder, as the case may be.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         Section 15.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive beyond the Closing Date.

         Section 15.2 Material Adverse Effect. For the purposes of this Agreement a "Company Material Adverse Effect" shall mean any material adverse effect in the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, whether resulting from an individual, or a combination of one or more, events, occurrences or circumstances.

         Section 15.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for party as shall be specified by like notice):

         (a) If to Investors, to:

             CAI Partners and Company II, L.P.
             767 Fifth Avenue, 5th Floor
             New York, NY 10153
             Telecopy: 212-319-0232
             Attention: Leslie B. Daniels

             CAI Capital Partners and Company II, L.P.
             767 Fifth Avenue, 5th Floor
             New York, NY 10153
             Telecopy: 212-319-0232
             Attention: Leslie B. Daniels

             Mr. Jack R. Anderson
             16475 Dallas Parkway, Suite 735
             Addison, TX 75001
             Telecopy: 972-248-7476

             With copy to:

             Strasburger & Price, L.L.P.
             901 Main Street
             Suite 4300
             Dallas, TX 75202
             Telecopy: 214-651-4330
             Attention: David K.  Meyercord, Esq.

         (b) If to the Company, to:

             SafeGuard Health Enterprises, Inc.
             95 Enterprise
             Aliso Viejo, CA 92656
             Telecopy: 949-425-4586
             Attention: Steven J. Baileys, D.D.S.

             With copy to:

             Stradling Yocca Carlson & Rauth
             660 Newport Center Drive
             Suite 1600
             Newport Beach, CA 92660-6441
             Telecopy: 949-725-4100
             Attention: Lawrence B. Cohn, Esq.

         Section 15.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15.5 Entire Agreement: Assignment. This Agreement (including the Exhibits, Company Disclosure Letter and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that Investors may assign all or any part of their respective rights and obligations hereunder to any third parties which shall then be substituted for the respective Investor for all purposes hereof to the extent of such assignment; provided, however, that the representations and warranties of the Investors contained in Article IV hereof shall be applicable to such assignee.

         Section 15.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

         Section 15.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement may be amended on behalf of the Investors by the approval of Investors that are purchasing or holding not less than sixty percent (60%) of the principal amount of the Debentures and Senior Notes to be issued and sold pursuant to this Agreement.

         Section 15.8 Waiver. At any time the Company or Investors hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the Agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and, in the case of the Investors, by Investors or their transferees that hold not less than sixty percent (60%) of the principal amount of the then outstanding Debentures (and, if applicable, Preferred Stock) and Senior Notes (or, in the case of Article IX and X after such covenants and agreements have terminated with respect to the holders of the Debentures, by Investors or their transferees that hold sixty percent (60%) or more of the principal amount of the then outstanding Senior Notes.)

         Section 15.9 Exculpation Among Investors. Each Investor acknowledges that such Investor is not relying upon any person, firm or corporation, other than the Company, in making its investment or decision to invest in the Debentures, the Preferred Stock (if applicable), Senior Notes and Warrants of the Company. Each Investor agrees that no other Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of such Investors in connection with the issuance and sale of the Debentures, Preferred Stock, Senior Notes and Warrants (and the issuance of the Conversion Stock) by the Company.

         Section 15.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing contained in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement except that the provisions of Section 13.1 shall inure to the benefit of and be enforceable by the Indemnified Parties (as defined in such Section).

         Section 15.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 15.12 Company Disclosure Letter. Reference to a Section of the Company Disclosure Letter shall include any applicable disclosure expressly set forth on the face of any other

Section of the Company Disclosure Letter even if not specifically cross-referenced to such other Section; provided, however, that the representations and warranties of the Company set forth in this Agreement shall not be modified, limited or waived in any respect by the information contained in any agreement or document listed or referenced in the Company Disclosure Letter unless the listing or reference on the face of the Company Disclosure Letter expressly by its terms indicates that such agreement or document modifies, or limits such representation or warranty and the specific nature of such modification or limitation. The Company Disclosure Letter delivered pursuant to this Agreement shall not be attached hereto but shall be delivered separately accompanied by a certificate of a duly authorized officer of the Company to the effect that such constitutes the Company Disclosure Letter to this Agreement and constitutes a part hereof.

         Section 15.13 Counterparts: Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, each of the Company and the Investors have caused this Debenture and Note Purchase Agreement to be executed as of the Effective Date.

COMPANY:                                INVESTORS:

                                        CAI PARTNERS AND COMPANY II, L.P.
SAFEGUARD HEALTH ENTERPRISES,
INC.                                    By: CAI PARTNERS GP & CO., L.P.,
                                            the General Partner

By: /s/ STEVEN J. BAILEYS               By: /s/ LESLIE B. DANIELS
    --------------------------------        -----------------------------------
Name:  Steven J. Baileys, D.D.S.           Leslie B. Daniels, President of
Title: Chairman and Chief Executive        CLEA II Co., a General Partner
       Officer


By: /s/ RONALD I. BRENDZEL
    --------------------------------
Name:  Ronald I. Brendzel               CAI CAPITAL PARTNERS AND
Title: Secretary                        COMPANY II, L.P.

                                        By: CAI CAPITAL PARTNERS GP &
                                            CO., L.P., the General Partner


                                        By: /s/ LESLIE B. DANIELS
                                           -----------------------------------
                                           Leslie B. Daniels, President of
                                           CLEA II Co., a General Partner

                                                  /s/ JACK R. ANDERSON
                                           -----------------------------------
                                                    Jack R. Anderson

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


INVESTOR                                 SECURITY                              PURCHASE PRICE
--------                                 --------                              --------------
CAI Partners and Company II,             $17,500,000 Debentures                $17,500,000
L.P. and CAI Capital Partners
and Company II, L.P. and/or              $17,500,000 Senior Notes              $17,500,000
assigns
                                         Warrants for 2,187,500
                                         shares of Common Stock

Jack R. Anderson and/or                  $ 2,500,000 Debentures                $ 2,500,000
assigns
                                         $ 2,500,000 Senior Notes              $ 2,500,000

                                         Warrants for 312,500 shares
                                         of Common Stock

                                    EXHIBIT B


         THE DEBENTURE REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK UNDERLYING SUCH DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE AND/OR COMMON STOCK UNDER THE SECURITIES ACT OF 1933 OR (b) AN OPINION REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. FROM COUNSEL FOR SAFEGUARD HEALTH ENTERPRISES, INC. OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

         THE VOTING AND TRANSFER OF THIS DEBENTURE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE ARE SUBJECT TO THE TERMS AND PROVISIONS OF AN AGREEMENT AMONG INVESTORS DATED AS OF _____________, 1999, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND THIS DEBENTURE AND SUCH SHARES OF COMMON STOCK MAY NOT BE VOTED, SOLD OR OTHERWISE DISPOSED EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OR A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.


                       SAFEGUARD HEALTH ENTERPRISES, INC.
                            8% CONVERTIBLE DEBENTURE
                                ___________, 1999


NO. _________                                                  $_______________


         SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of _________________________________ ("Holder") or its registered assigns, the sum of ________________________________________ and ___/100ths Dollars
($__________), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, on the earlier to occur of (i) ______, 2009 or (ii) when declared due and payable pursuant to the provisions contained in the Debenture and Note Purchase Agreement (defined below).

         This Debenture has been issued pursuant and subject to that certain Debenture and and Note Agreement, dated June ___, 1999, by and among the Company and the Investors named therein, as the same may from time to time be amended, modified or supplemented (the "Debenture and Note Purchase Agreement"). The holder of this Debenture is subject to certain restrictions set forth in the Debenture and Note Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Debenture and Note Purchase Agreement. This Debenture is one of the Debentures referred to as the "Debentures" in the Debenture and Note Purchase Agreement.

         The following is a statement of the rights of the Holder of this Debenture and the conditions to which this Debenture is subject, and to which the Holder hereof, by the acceptance of this Debenture, agrees:

         1. Definitions. As used in this Debenture, the following terms, unless the context otherwise requires, have the following meanings:

         (a) "Common Stock" means the Common Stock, $0.01 par value per share, of the Company.

         (b) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Debenture.

         (c) "Holder," when the context refers to a holder of this Debenture, shall mean any person who shall at the time be the registered holder of this Debenture.

         (d) "Merger, Share Exchange or Consolidation" shall mean the merger, statutory share exchange, or consolidation of the Company with or into another entity, or any corporate reorganization in which the shareholders of the Company do not hold fifty percent (50%) or more of the voting securities of the continuing or surviving entity or any transaction or series of transactions by the Company in which in excess of fifty percent (50%) of the voting power of the outstanding securities of the Company is transferred or a sale of all or substantially all of the assets of the Company.

         2. Interest.

         (a) Interest Rate. The unpaid principal balance of this Debenture shall bear interest at a rate equal to 8% per annum from the date hereof until paid in full.

         (b) Payment of Interest. Accrued interest shall accrue from the date hereof and shall be due and payable (i) on each (calendar day 180 days after the Closing Date as defined in the Debenture and Note Purchase Agreement) and (calendar day 360 days after the Closing Date), from and after the date hereof, commencing (date 180 days after the Closing Date) and (ii) at maturity (whether stated, by acceleration or otherwise).

         (c) Interest After Maturity. All past due principal of, and accrued interest on, this Debenture shall bear interest from maturity (whether stated, by acceleration or otherwise) until paid at the rate of eighteen percent (18%) per annum.

         3. Voluntary Prepayment. The Company shall not have the right to prepay, in whole or in part this Debenture at any time.

         4. Mandatory Prepayment.

         (a) Upon Liquidation of the Company.

                  (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of capital stock of the Company by reason of their ownership thereof, all outstanding principal and unpaid accrued interest on this Debenture shall be immediately due and payable. In the event that the assets and funds of the Company are insufficient to permit payment in full of all then outstanding Debentures and Senior Notes (as such term is defined in the Debenture and Note Purchase Agreement) issued pursuant to the Debenture and Note Purchase Agreement, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of such Debentures and Senior Notes in proportion to the face amounts thereof.

                  (ii) For purposes of this Section 4(a), at the election of the holders of at least sixty percent (60%) of the face amount of all then outstanding Debentures and Senior Notes issued pursuant to the Debenture and Note Purchase Agreement, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, and to include, a Sale of Assets or a Merger, Share Exchange or Consolidation. In the event of any such transaction, the holders of all then outstanding Debentures issued pursuant to the Debenture and Note Purchase Agreement shall be entitled, pursuant to and as a condition to such transaction, to receive in the manner provided in Section 4(a) the amounts such holders would receive pursuant to a liquidation, dissolution or winding up of the Company in which the amount of assets available for distribution equals the consideration to be received in such transaction.

                  (iii) Any asset other than cash that is distributed, or deemed distributed under Section 4(a)(ii), by the Company shall be valued at its fair market value.

         (b) Upon Event of Default. Upon the occurrence of an Event of Default as defined in the Debenture and Note Purchase Agreement, the maturity of this Debenture may be accelerated as provided in the Debenture and Note Purchase Agreement.

         (c) Limitation. In the event the Company lacks sufficient funds to prepay lawfully all of the Debentures and Senior Notes which the Company is, at any such time, obligated to prepay in accordance with this Section 4, then holders of all of the then outstanding Debentures and Senior Notes issued pursuant to the Debenture and Note Purchase Agreement shall share ratably in any funds legally available for prepayment of such Debentures and Senior Notes according to the respective amounts which would be payable with respect to the then outstanding face amount of the Debentures and Senior Notes owned by them if all such Debentures and Senior Notes were prepaid in full.

         5. Events of Default and Remedies. Without notice or demand (each of which is hereby waived), the entire unpaid principal balance of and all accrued interest on this Debenture may become immediately due and payable upon the occurrence of any Event of Default as defined in the Debenture and Note Purchase Agreement and in the manner set forth in the Debenture and Note

Purchase Agreement. The holder of this Debenture shall have all rights and remedies exercisable upon an Event of Default as specified in and subject to the Debenture and Note Purchase Agreement.

         6. Conversion.

         (a) The holder of this Debenture has the right at the holder's option, at any time prior to payment in full of the principal balance of this Debenture, to convert this Debenture, in whole or in part, into fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock"). The number of shares of Common Stock into which this Debenture may be converted ("Conversion Shares") shall be determined by dividing the outstanding principal balance hereof to be converted by the Conversion Price (defined below) in effect at the time of conversion. The initial conversion price shall be $4.00 (as adjusted as hereinafter provided, the "Conversion Price").

         (b) The Company shall pay all interest on the principal amount of this Debenture surrendered for conversion accrued to the date of conversion.

         (c) In order to convert this Debenture, the holder shall surrender this Debenture at the office of the Company and shall give written notice by mail, postage prepaid, to the Company of the election to convert this Debenture pursuant hereto and shall state therein the principal amount hereof to be converted and the name or names in which the certificate or certificates for the shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the holder a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled upon which conversion. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the Debenture. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         7. Adjustments.

         (a) The Conversion Price and the number of shares of Common Stock issuable upon the conversion of this Debenture shall be subject to adjustment from time to time as follows:

                  (i) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (including shares held in the Company's treasury) for a consideration per share less than the Conversion Price (or, if an Adjusted Conversion Price shall be in effect by reason of a previous adjustment under this Section 7 as provided below, then less than such Adjusted Conversion Price), then and in each such case the holder of this Debenture, upon the conversion hereof, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the conversion of this Debenture, a number of shares of Common Stock determined by dividing the outstanding principal balance hereof to be converted by an Adjusted Conversion Price to be computed as provided below in this Paragraph 7(a)(i). Such Adjusted Conversion Price shall be computed (to the nearest cent -- a half cent or more being considered a full cent) by dividing:

                           (1) the sum of (x) the result obtained by multiplying
                  the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Conversion Price (or, if an Adjusted Conversion Price shall be in effect by reason of a previous adjustment under this Paragraph 7(a)(i), by such Adjusted Conversion Price) in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the Company upon such issue or sale; by

                           (2) the number of shares of Common Stock of the
                  Company outstanding immediately after such issue or sale.

For the purposes of the foregoing calculation, all shares of Common Stock of the Company issuable upon conversion of all then outstanding convertible securities (including the Debentures) and upon exercise of all then outstanding options, warrants or other rights to acquire Common Stock shall be deemed outstanding but only to the extent and only if the Market Value of the Common Stock of the Company on such date is in excess of the conversion price of such convertible securities then in effect or the exercise price of such options, warrants or other rights then in effect, respectively.

"Market Value" for the purposes hereof shall mean the average of the closing prices of the Common Stock for sales on all national securities exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 10 consecutive business days prior to the day as of which "Market Value" is being determined; provided that if the Common Stock is listed on any domestic exchange the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any national securities exchange or quoted in the over-the-counter market, the "Market Value" shall be deemed to be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

No adjustment of the Conversion Price, or Adjusted Conversion Price if in effect, however, shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more.

                  (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

                  (iii) In case of the issuance or sale (otherwise than as a dividend or other distribution on or subdivision of any stock of the Company or on conversion or exchange of other securities of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of the Company, at or about, but as of, the date of the adoption of the resolution authorizing such issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

                  (iv) Shares of Common Stock issuable by way of dividend or other distribution on or subdivision of any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subdivision.

         (b) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock (including shares held in the Company's treasury), or issue any securities convertible into or exchangeable for shares of Common Stock, for an exercise or conversion price per share less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options or rights or securities shall be increased or reduced to a price determined by making a computation in accordance with the provisions of Paragraph 7(a)(i), provided that:

                  (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

                  (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

                  (iii) on the expiration of such options or rights, or the termination of such right to convert or exchange, if none or only part of such options or rights have been exercised, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or upon conversion or exchange of such securities.

         (c) In the event the Company shall issue additional shares of Common Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

         (d) In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effective immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (e) Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made:

                  (i) In connection with the issuance or sale of Common Stock upon the exercise of options or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment was made upon the issuance of such options, rights, or convertible or exchangeable securities by reason of the provisions of this Paragraph 7(b)(ii).

                  (ii) In connection with grants to employees, directors, consultants or others with similar relationships with the Company or its subsidiaries of options to purchase, at a price equal to or in excess of fair market value as determined by the Board of Directors of the Company at the time of grant, shares of Common Stock of the Company.

                  (iii) In connection with any issuance or sale of Common Stock to officers, directors or employees of, or consultants to, the Company pursuant to a grant or plan approved by the Board of Directors of the Company.

                  (iv) In connection with any acquisition of assets, securities, or a business or any exchange of securities to acquire all or part of any business, provided that such acquisition or exchange has been approved by the Board of Directors of the Company.

                  (v) In connection with the issuance of Common Stock or other securities upon conversion of this Debenture or any other Debenture issued pursuant to the Debenture and Note Purchase Agreement.

                  (vi) In connection with the issuance of Common Stock or other securities upon the exercise of Warrants issued pursuant to the Debenture and Note Purchase Agreement.

                  (vii) In connection with the issuance of Common Stock or other securities upon the conversion of Preferred Stock issued pursuant to the Debenture and Note Purchase Agreement.

         (f) If any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or as a result of the subdivision or combination), or consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation shall be effective, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Debenture and in lieu of the shares of Common Stock and other capital stock (if any) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock and other capital stock (if any) equal to the number of shares of such Common Stock and other capital stock (if any) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of this Debenture to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Debenture. The adjustments provided for in this Paragraph 7(f) shall apply with respect to each such change occurring while this Debenture is outstanding.

         (g) In case at any time:

                  (i) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company or payable otherwise than out of consolidated net income for a twelve-month period ending not earlier than 90 days prior to the date of payment of such dividend; or

                  (ii) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto other than the sale of any additional shares of Common Stock contemplated under the Agreement; or

                  (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification), or change of the then outstanding shares of Common Stock or other capital stock issuable upon conversion of this Debenture (other than a change in par value, or from par value or as a result of subdivision or combination); or

                  (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of said cases, the Company shall cause to be mailed to each of the registered holders of the Debentures at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, or liquidation shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and properly deliverable upon exercise of the Debentures. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, winding up or conversion, as the case may be (on which date, in the event of voluntary or involuntary dissolution, or liquidation of the Company, the right to exercise the Debentures shall terminate).

         8. No Fractional Shares. The Company shall not be required to issue certificates representing fractional shares of Common Stock, but will make a payment in cash based on the fair market value of one share of Common Stock on the date of Conversion for any fractional share.

         9. Reservation of Shares. All shares which may be issued upon the conversion of this Debenture shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). During the Conversion Period within which the conversion rights represented by this Debenture may be converted, the Company will at all times have authorized, and reserved, a sufficient number of shares of its Common Stock to provide for the conversion of this Debenture, and will at its expense expeditiously upon each such reservation of shares procure the listing of such shares (subject to issuance or notice of issuance) to the extent required on all stock exchanges or automated quotation systems, if any, on which the Common Stock is then listed.

         10. Delivery of Stock Certificates. As promptly as practicable after the conversion of this Debenture, the Company at its expense will issue and deliver to the holder of this Debenture a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion and, if applicable, a new Debenture evidencing the principal amount hereof not so converted.

         11. Voting Rights. To the extent specified in the Certificate of Incorporation of the Company, the holder of this Debenture shall have the right and power to vote, together with the holders of all outstanding shares of Common Stock of the Company, on each matter on which the holders of record of Common Stock of the Company shall be entitled to vote (subject to the right to vote as a separate class in the election of Directors as specified in the Certificate of Incorporation of the Company) and the holder of this Debenture shall receive notice of and shall be entitled to attend in person or by proxy any meeting of stockholders. The number of votes which the holder of this Debenture is entitled to vote pursuant to the Certificate of Incorporation of the Company, as amended, shall be equal to the number of shares of Common Stock into which this Debenture is convertible as determined from time to time by the provisions hereof. In addition, the holder of this Debenture shall have such other rights as are specified in the Certificate of Incorporation of the Company.

         12. Cumulative Rights. No delay on the part of the holder of this Debenture in the exercise of any power or right under this Debenture, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Debenture of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         13. Waiver. Except as provided in the Debenture and Note Purchase Agreement, the Company and each surety, endorser, guarantor, and other party now or ever liable for the payment of any sum of money payable on this Debenture, jointly and severally, waive demand, presentment, protest, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Debenture shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Debenture, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         14. Subordination. The indebtedness including interest, principal and default interest, if any, evidenced by this Debenture is hereby expressly subordinated, to the extent and in the manner set forth in this Section 14, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as hereinafter defined) whether now outstanding or hereafter defined.

         (a) Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), for working capital purposes, and (ii) which indebtedness has been approved in advance and in writing by the holders of Debentures and Senior Notes (as defined in the Debenture and Note Purchase Agreement) issued pursuant to the Debenture and Note Purchase Agreement having an aggregate outstanding principal balance greater than sixty percent (60%) of the aggregate outstanding principal balance of all outstanding Debentures and Senior Notes, as such indebtedness may be amended, supplemented, extended, renewed, replaced, refinanced or restructured.

         (b) Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Debenture shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Debenture at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and

(ii) no claim or proof of claim shall be filed with the Company by or on behalf of the holder of this Debenture that shall assert any right to receive any payments in respect of the principal of and interest on this Debenture, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Debenture, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

         (c) Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 14 to receive cash, securities or other properties otherwise payable or deliverable to the holder of this Debenture, nothing contained in this Section 14 shall impair, as between the Company and the holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the holder of this Debenture, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         (d) Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Debenture shall be paid in full, the holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 14(b) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder, be deemed to be a payment by the Company to or on account of this Debenture; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the holder would be entitled except for the provisions of this Section 14 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         (e) Undertaking. If the Holder receives any payment on this Note which is prohibited by this Section 14, such payment shall be held in trust by the Holder for the benefit of, and shall be paid and delivered upon written request to, the holders of Senior Indebtedness or their agent, for application to the payment on such Senior Indebtedness. By its acceptance of this Debenture, the holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 14.

         15. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Debenture is placed in the hands of an attorney for collection, or in the event this Debenture is collected in whole or in part through legal proceedings of any nature, then and in any such case the Company promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

         16. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for party as shall be specified by like notice):

         (a) if to the registered holder of a Debenture at the address of such holder as shown on the books of the Company; or

         (b) if to the Company, at:

                SafeGuard Health Enterprises, Inc.
                95 Enterprise
                Aliso Viejo, CA 92656
                Attn: Chief Executive Officer

         17. Transferability. This Debenture evidenced hereby may not be pledged, sold, assigned or transferred except upon satisfaction of the conditions specified in the legend on the face of this certificate. However, this Debenture shall be binding upon any successors or assigns of the Company.

         18. Treatment of Debenture. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Debenture as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         19. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         20. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Debenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not; provided, however, that the Company may not, without the prior written consent of the Holder hereof, assign any rights, duties, or obligations under this Debenture. Any assignment in violation of the foregoing shall be null and void.

         21. Governing Law. This Debenture shall be governed by the laws of the State of Delaware, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof.

         22. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Company and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Company the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

         23. Payments. Each payment of the principal of or accrued interest on this Debenture shall be due and payable in lawful money of the United States of America, at the address of Holder as shown on the books of the Company, in funds which are or will be available for immediate use by Holder at such office at or before 1:00 p.m., New York time on the day each payment thereof is due. In any case where a payment of principal or interest hereon is due on a nonbusiness Day, the Company shall be entitled to delay such payment until the next succeeding business day, but interest shall continue to accrue until the payment is, in fact, made.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this __th day of _____________, 1999.

                                        SAFEGUARD HEALTH ENTERPRISES, INC.


                                        By:
                                           ------------------------------------
                                           Name:  Steven J. Baileys, D.D.S.
                                           Title: Chairman and Chief Executive
                                                  Officer


                                        By:
                                           ------------------------------------
                                           Name: Ronald I. Brendzel
                                           Title: Secretary



Name of Holder:
               ---------------------------------
Address:       ---------------------------------
               ---------------------------------

                               ELECTION TO CONVERT



To SafeGuard Health Enterprises, Inc.

         The undersigned owner of the accompanying Debentures hereby irrevocably exercises the option to convert to shares of Common Stock in accordance with the terms of such Debenture, and directs that the shares issuable and deliverable upon such conversion be issued in the name of and delivered to the undersigned.


Dated:
      ------------------

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


--------------------------------------------------------------------------------
Name of Debenture Holder

Name(s) of Person(s) in which Common Stock Certificate(s) are to be registered:

--------------------------------------------------------------------------------
Address:       ---------------------------------
               ---------------------------------
               ---------------------------------



--------------------------------------------------------------------------------
Taxpayer Identification Number



                        Principal Portion to be converted
                               (if less than all)



                                  $____________

                       Shares of Common Stock to be Issued


                             _______________ shares

                                    EXHIBIT C


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933 OR (b) AN OPINION REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. FROM COUNSEL FOR SAFEGUARD HEALTH ENTERPRISES, INC. OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.


                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                 8% SENIOR NOTE


                                ___________, 1999


NO. _________                                                  $_______________


         SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of ________________________________
("Payee"), or its registered assigns, the sum of ______________________________
Dollars ($__________), together with interest accruing from the date hereof on the unpaid principal hereof at the rate of interest of eight percent (8%) per annum.

         This Note is issued pursuant to that certain Debenture and Note Purchase Agreement, dated as of ________ __, 1999, between the Company and the Investors named therein, as the same may from time to time be amended, modified or supplemented (the "Debenture and Note Purchase Agreement"). The holder of this Note is subject to certain restrictions set forth in the Debenture and Note Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Debenture and Note Purchase Agreement. This Note is one of the "Senior Notes" referred to in the Debenture and Note Purchase Agreement.

         1. Principal Payments/Mandatory Prepayments

         (a) The principal of this Note shall be due and payable in four (4) annual installments of $__________ each, due and payable on ______________, 2005, _______________ 2006, _______________, 2007, and _______________, 2008,
and a final installment in the amount of all principal hereof then outstanding shall be due and payable on _______________, 2009.

         (b) In addition, or before ninety (90) days after the last day of each fiscal year of Maker, Maker shall prepay the principal of this Note in an amount equal to seventy-five percent (75%) of the Excess Cash Flow (as defined below) of the Maker for such preceding fiscal year, provided that the Excess Cash Flow for the fiscal year ending December 31, 1999 shall not include Excess Cash Flow for the period from January 1, 1999 through _______, 1999.

         (c) In addition, in the event that the Maker or its subsidiaries shall sell any of their respective assets, other than in the normal course of business, including, without limitation, the Notes payable by Pacific Coast Dental, Inc./Associated Dental Services, Inc. or the assets securing such Notes or the capital stock or assets of such corporations, subject to regulatory approval or requirements, Maker shall prepay the outstanding principal of this
Note in an amount equal to the net proceeds received by the Maker from each such sale within five (5) days after the consummation of each such sale; provided, however, that, in the event of the sale of the Notes payable by Pacific Coast Dental, Inc./Associated Dental Services, Inc. or the capital stock or assets of such corporation, the Maker shall be entitled to retain up to a maximum amount of $2,000,000 in the aggregate out of the net proceeds from both such sales for working capital purposes.

         2. Interest Payments. Interest accruing from the date hereof on the outstanding principal of this Note shall be due and payable on each (calendar day 90 days after the Closing Date) and (calendar day 270 days after the Closing
Date), from and after the date hereof, commencing (date 90 days after the Closing Date), and at maturity. All past due principal of, and accrued interest on, this Note shall bear interest from maturity (whether stated, by acceleration or otherwise) until paid at the rate of eighteen percent (18%) per annum.

         3. Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty, but only if all accrued interest on the amount of each such prepayment is paid to the date of such prepayment. Each such prepayment, including the mandatory prepayments under Paragraphs 1(b) or 1(c) above, shall be applied first to the payment of all accrued interest on the amount of principal being prepaid and next to the remaining principal installments under this Note in the inverse order of maturity.

         4. Mandatory Prepayment.

         (a) Upon Liquidation of the Company.

                  i. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of capital stock of the Company by reason of their ownership thereof, all outstanding principal and unpaid accrued interest on this Note shall be immediately due and payable. In the event that the assets and funds of the Company are insufficient to permit payment in full of all then outstanding Senior Notes and Debentures (as such term is defined in the Debenture and Note Purchase Agreement) issued pursuant to the Debenture and Note Purchase Agreement, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of such Debentures and Senior Notes in proportion to the face amounts thereof.

                  ii. For purposes of this Section 4(a), at the election of the holders of at least sixty percent (60%) of the aggregate principal balance of all then outstanding Debentures and Senior Notes issued pursuant to the Debenture and Note Purchase Agreement, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, and to include, a Sale of Assets or a Merger, Share Exchange or Consolidation. In the event of any such transaction, the holders of all then outstanding Senior Notes issued pursuant to the Debenture and Note Purchase Agreement shall be entitled, pursuant to and as a condition to such transaction, to receive in the manner provided in Section 4(a) the amounts such holders would receive pursuant to a liquidation, dissolution or winding up of the Company in which the amount of assets available for distribution equals the consideration to be received in such transaction. As used in this Note, "Merger, Share Exchange or Consolidation" shall mean the merger, statutory share exchange, or consolidation of the Company with or into another entity, or any corporate reorganization in which the shareholders of the Company do not hold fifty percent (50%) or more of the voting securities of the continuing or surviving entity or any transaction or series of transactions by the Company in which in excess of fifty percent (50%) of the voting power of the outstanding securities of the Company is transferred or a sale of all or substantially all of the assets of the Company.

                  iii. Any asset other than cash that is distributed, or deemed distributed under Section 4(a)(ii), by the Company shall be valued at its fair market value.

         (b) Upon Event of Default. Upon the occurrence of an Event of Default as defined in the Debenture and Note Purchase Agreement, the maturity of this Note may be accelerated as provided in the Debenture and Note Purchase Agreement.

         (c) Limitation. In the event the Company lacks sufficient funds to prepay lawfully all of the Debentures and Senior Notes which the Company is, at any such time, obligated to prepay in accordance with this Section 4, then holders of all of the then outstanding Debentures and Senior Notes issued pursuant to the Debenture and Note Purchase Agreement shall share ratably in any funds legally available for prepayment of such Debentures and Senior Notes according to the respective amounts which would be payable with respect to the face amount of the then outstanding Debentures and Senior Notes owned by them if all such Debentures and Senior Notes were prepaid in full.

         5. Events of Default and Remedies. Without notice or demand (each of which is hereby waived), the entire unpaid principal balance of and all accrued interest on this Note may become immediately due and payable upon the occurrence of any Event of Default as defined in the Debenture and Note Purchase Agreement and in the manner set forth in the Debenture and Note Purchase Agreement. The holder of this Note shall have all rights and remedies exercisable upon an Event of Default as specified in and subject to the Debenture and Note Purchase Agreement.

         6. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         7. Waiver. Except as provided in the Debenture and Note Purchase Agreement, Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally, waive demand, presentment, protest, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         8. Subordination. The indebtedness, including interest, principal and default interest, if any, evidenced by this Note is hereby expressly subordinated, to the extent and in the manner set forth in this Section 8, in right of payment to the prior payment in full of all the Company's Senior Indebtedness (as hereinafter defined) whether now outstanding or hereafter incurred.

         (a) Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest and any other monetary obligation in respect of: (i) indebtedness of the Company or a subsidiary to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company or a subsidiary (whether or not secured), for working capital purposes, and (ii) which indebtedness has been approved in advance in writing by the holders of Debentures (as defined in the Debenture and Note Purchase Agreement) and Senior Notes issued pursuant to the Debenture and Note Purchase Agreement having an aggregate outstanding principal balance greater than sixty percent (60%) of the aggregate outstanding principal balance of all outstanding Debentures and Senior Notes, as such indebtedness may be amended, supplemented, extended, renewed, replaced, refinanced or restructured.

         (b) Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such Event of Default, the maturity of such Senior Indebtedness shall not have been accelerated.

         (c) Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 8 to receive cash, securities or other properties otherwise payable or deliverable to the holder of this Note, nothing contained in this Section 8 shall impair, as between the Company and the holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         (d) Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 8(b) above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the holder would be entitled except for the provisions of this Section 8 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         (e) Undertaking. If the Holder receives any payment on this Note which is prohibited by this Section 8, such payment shall be held in trust by the Holder for the benefit of, and shall be paid and delivered upon written request to, the holders of Senior Indebtedness or their agent, for application to the payment on such Senior Indebtedness. By its acceptance of this Note, the holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 8.

         9. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

         10. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for party as shall be specified by like notice):

         (a) if to the registered holder of this Note at the address of such holder as shown on the books of the Company; or

         (b) if to the Company, at:

                SafeGuard Health Enterprises, Inc.
                95 Enterprise
                Aliso Viejo, CA 92656
                Attn: Chief Executive Officer

         11. Transferability. This Note evidenced hereby may not be pledged, sold, assigned or transferred except upon satisfaction of the conditions specified in the legend on the face of this certificate. However, this Note shall be binding upon any successors or assigns of the Company.

         12. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         13. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this Note. Any assignment in violation of the foregoing shall be null and void.

         14. Governing Law. This Note shall be governed by the laws of the State of Delaware, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof.

         15. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

         16. Payments. Each payment of the principal of or accrued interest on this Note shall be due and payable in lawful money of the United States of America, at the address of Payee as shown on the books of the Company, in funds which are or will be available for immediate use by Payee at such office at or before 1:00 p.m., New York time on the day each payment thereof is due. In any case where a payment of principal or interest hereon is due on a nonbusiness Day, Maker shall be entitled to delay such payment until the next succeeding business day, but interest shall continue to accrue until the payment is, in fact, made.

         17. Certain Definitions.

         (a) "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 3.9 of the Debenture and Note Purchase Agreement.

         (b) "Capital Expenditures" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated and balance sheet of Maker and its subsidiaries) by Maker and its subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of Maker and its subsidiaries.

         (c) "Capitalized Lease" shall mean (i) any leases of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of Maker and its subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         (d) "Consolidated Current Assets" shall mean, at any time, the current assets of Maker and its subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

         (e) "Consolidated Current Liabilities" shall mean, at any time, the current liabilities (other than the current portion of the Notes) of Maker and its subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

         (f) "Consolidated Net Income" for any period, means the net income (or loss) of Maker and its subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP.

         (g) "Consolidated Tax Expense" shall mean for any fiscal period of Maker the aggregate of the tax expense of Maker and its subsidiaries for such period determined in accordance with GAAP.

         (h) "Consolidated Working Capital" shall mean at any time an amount equal to Consolidated Current Assets minus Consolidated Current Liabilities at such time.

         (i) "Excess Cash Flow" shall mean, with respect to any fiscal period of Maker, a positive number, if any, equal to (i) Consolidated Net Income for such fiscal period, plus (ii) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income for such fiscal period, plus
(iii) Consolidated Tax Expense to the extent deducted in determining Consolidated Net

Income for such fiscal period, minus (iv) the aggregate amount actually paid in cash by Maker and its subsidiaries during such fiscal period for Consolidated Tax Expense, plus (or minus) (v) decreases (or increases) in Consolidated Working Capital from the last day of the preceding fiscal period to the last day of such fiscal period, minus (vi) the aggregate amount actually paid in cash by Maker and its subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to the Debenture and Note Purchase Agreement (to the extent not financed with the proceeds of purchase money indebtedness or insurance), minus (vii) all regularly scheduled principal payments and prepayments of the Senior Notes made during such fiscal period (other than prepayments pursuant to Paragraphs 1(b) or 1(c) of each of the Senior Notes), minus (viii) all regularly scheduled principal payments made during such fiscal period in respect of other indebtedness for money borrowed to the extent such indebtedness and payments are permitted to be incurred and made under the Debenture and Note Purchase Agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                                        SAFEGUARD HEALTH ENTERPRISES, INC.
                                        a Delaware corporation


                                        By:
                                           ------------------------------------
                                           Name:  Steven J. Baileys, D.D.S.
                                           Title: Chairman and Chief Executive
                                                  Officer


                                        By:
                                           ------------------------------------
                                           Name: Ronald I. Brendzel
                                           Title: Secretary

                                    EXHIBIT D


         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK UNDERLYING SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS AND/OR COMMON STOCK UNDER THE SECURITIES ACT OF 1933 OR (b) AN OPINION REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. FROM COUNSEL FOR SAFEGUARD HEALTH ENTERPRISES, INC. OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                               WARRANT CERTIFICATE
                                       FOR
                       PURCHASE OF SHARES OF COMMON STOCK
                              _______________, 1999


No. WC-_______________


         THIS CERTIFIES THAT, for value received, _____________________ is entitled, subject to the terms and conditions hereinafter set forth, to purchase from SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"), up to _______________________________ (________) fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), upon presentation and surrender of this Warrant Certificate, together with a completed and executed Election to Purchase in the form annexed thereto, at any time during the Exercise Period as hereinafter defined, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto, and upon payment therefor of the Exercise Price as hereinafter defined, in lawful money of the United States of America, as hereinafter set forth. In certain contingencies provided for below, the number of shares of Common Stock subject to purchase hereunder and/or the Exercise Price thereof are subject to adjustment. This Warrant has been issued pursuant and subject to that certain Debenture and Note Purchase Agreement, dated as of _______, 1999, by and among the Company and the Investors named therein (the "Debenture and Note Purchase Agreement").

         This Warrant is subject to the following terms and conditions:

         1. Term of Warrant/Exercise Period. The purchase rights represented by this Warrant shall be exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock), during the Exercise Period. In the case of the purchase of less than all the shares then purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder. The term "Exercise Period" shall mean and refer to the period commencing on the date hereof and ending at 5:00 p.m. California Time, on ______________, 2009, after which time this Warrant shall be void and no longer exercisable.

         2. Exercise Price. The exercise price for each share of Common Stock purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $8.00 per share payable in funds of the United States of America (or shall be such amount per share if and as the Exercise Price is adjusted as provided in Paragraph 3 below (the "Adjusted Exercise Price")).

         3. Adjustments.

         (a) The Exercise Price and the number of shares of Common Stock purchasable pursuant to the exercise of this Warrant shall be subject to adjustment from time to time as follows:

                  (i) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (including shares held in the Company's treasury) for a consideration per share less than the Exercise Price (or, if an Adjusted Exercise Price shall be in effect by reason of a previous adjustment under this Section 3 as provided below, then less than such Adjusted Exercise Price), then and in each such case the holder of this Warrant, upon the exercise hereof, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the exercise of this Warrant, a number of shares of Common Stock determined by dividing the Exercise Price by an Adjusted Exercise Price to be computed as provided below in this Section 3(a)(i), and multiplying the resulting quotient by the number of shares of Common Stock called for on the face of this Warrant. Such Adjusted Exercise Price shall be computed (to the nearest cent -- a half cent or more being considered a full cent) by dividing:

                           (1) the sum of (x) the result obtained by multiplying
                  the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Exercise Price (or, if an Adjusted Exercise Price shall be in effect by reason of a previous adjustment under this Section 3(a)(i), by such Adjusted Exercise Price) in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the Company upon such issue or sale; by

                           (2) the number of shares of Common Stock of the
                  Company outstanding immediately after such issue or sale.

For the purposes of the foregoing calculations, all shares of Common Stock issuable upon the conversion of all then outstanding convertible securities and upon the exercise of all then outstanding options, warrants or other rights to acquire Common Stock (including the Warrants) shall be deemed outstanding but only to the extent and only if the Market Value of the Common Stock of the Company on such date is in excess of the conversion price of such convertible securities then in effect or the exercise price of such options, warrants or other rights then in effect, respectively.

         "Market Value" for the purposes hereof shall mean the average of the closing prices of the Common Stock for sales on all national securities exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 10 consecutive business days prior to the day as of which "Market Value" is being determined; provided that if the Common Stock is listed on any domestic exchange the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any national securities exchange or quoted in the over-the-counter market, the "Market Value" shall be deemed to be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

No adjustment of the Exercise Price, or Adjusted Exercise Price if in effect, however, shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more.

                  (ii) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

                  (iii) In case of the issuance or sale (otherwise than as a dividend or other distribution on or subdivision of any stock of the Company or on conversion or exchange of other securities of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of the Company, at or about, but as of, the date of the adoption of the resolution authorizing such issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

                  (iv) Shares of Common Stock issuable by way of dividend or other distribution on or subdivision of any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subdivision.

         (b) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock (including shares held in the

Company's treasury), or issue any securities convertible into or exchangeable for shares of Common Stock, for an exercise price per share more or less than the Exercise Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options or rights or securities shall be increased or reduced to a price determined by making a computation in accordance with the provisions of Section 3(a)(i), provided that:

                  (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

                  (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

                  (iii) on the expiration of such options or rights, or the termination of such right to convert or exchange, if none or only part of such options or rights have been exercised, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or upon conversion or exchange of such securities.

         (c) In the event the Company shall issue additional shares of Common Stock in a stock dividend, stock distribution or subdivision, the Exercise Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

         (d) In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effective immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (e) Notwithstanding anything contained herein to the contrary, no adjustment of the Exercise Price shall be made:

                  (i) In connection with the issuance or sale of Common Stock upon the exercise of options or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment was made upon the issuance of such options, rights, or convertible or exchangeable securities by reason of the provisions of Section 3(b)(ii) above.

                  (ii) In connection with grants to employees, directors, consultants or others with similar relationships with the Company or its subsidiaries of options to purchase, at a price equal to or in excess of fair market value as determined by the Board of Directors of the Company at the time of grant, shares of Common Stock of the Company.

                  (iii) In connection with any issuance or sale of Common Stock to officers, directors or employees of, or consultants to, the Company pursuant to a grant or plan approved by the Board of Directors of the Company.

                  (iv) In connection with any acquisition of assets, securities, or a business or any exchange of securities to acquire all or part of any business, provided that such acquisition or exchange has been approved by the Board of Directors of the Company.

                  (v) In connection with the issuance of Common Stock or other securities upon exercise of this Warrant or any other Warrant issued pursuant to the Debenture and Note Purchase Agreement.

                  (vi) In connection with the issuance of Common Stock or other securities upon the conversion of any Debenture issued pursuant to the Debenture and Note Purchase Agreement.

                  (vii) In connection with the issuance of Common Stock or other securities upon the conversion of the Preferred Stock issued pursuant to the Debenture and Note Purchase Agreement.

         (f) If any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or as a result of the subdivision or combination), or consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation shall be effective, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock and other capital stock (if any) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock and other capital stock (if any) equal to the number of shares of such Common Stock and other capital stock (if any) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger of the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The adjustments provided for in this Section 3(f) shall apply with respect to each such change occurring during the Exercise Period.

         (g) In case at any time:

                  (i) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company or payable otherwise than out of consolidated net income for a twelve-month period ending not earlier than 90 days prior to the date of payment of such dividend; or

                  (ii) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto other than the sale of any additional shares of Common Stock contemplated under the Agreement; or

                  (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification), or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value or as a result of subdivision or combination); or

                  (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of said cases, the Company shall cause to be mailed to each of the registered holders of the Warrants at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, or liquidation shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and properly deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, winding up or conversion, as the case may be (on which date, in the event of voluntary or involuntary dissolution, or liquidation of the Company, the right to exercise the Warrants shall terminate).

         (h) In the event that, at any time within two (2) years after the original issue date of this Warrant, the Company shall sell all or some of the notes payable by Pacific Coast Dental, Inc./Associated Dental Services, Inc. or the assets securing such Notes or the capital stock or assets of such corporations and applies the net proceeds from such sale or sales to repay the principal of the Senior Notes issued pursuant to the Debenture and Note Purchase Agreement, then, in the event that such principal payment or payments exceeds $8,000,000 in the aggregate, the total number of shares of Common Stock of the Company subject to this Warrant shall be reduced by a number of shares equal to the amount obtained by multiplying the number of shares originally subject to this Warrant by a fraction, the numerator of which is the dollar amount of such principal reductions in excess of $8,000,000 and the denominator of which is $20,000,000; provided, however, that the amount of such reduction shall be limited to the amount of shares subject to this Warrant at the time when such principal reduction is made.

         4. No Fractional Shares. The Company shall not be required to issue certificates representing fractional shares of Common Stock.

         5. Reservation of Shares. All shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). During the Exercise Period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each reservation of shares for such purpose procure the listing of the shares of Common Stock issuable upon such exercise (subject to issuance or notice of issuance) on all stock exchanges or automated quotation systems, if any, on which the Common Stock is then listed.

         6. Delivery of Stock Certificate. As promptly as practicable after the conversion of this Warrant, the Company at its expense will issue and deliver to the holder of this Warrant a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise and, if applicable, a new Warrant for the balance of the shares purchasable hereunder.

         7. No Stockholder Rights. Prior to the exercise of this Warrant, the holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

         8. Attorneys' Fees and Costs. In the event that this Warrant is placed in the hands of an attorney for enforcement in whole or in part through legal proceedings of any nature, then and in any such case the Company promises to pay all costs of enforcing the right of the holder hereof, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such enforcement, whether or not suit is filed.

         9. Cumulative Rights. No delay on the part of the holder of this Warrant in the exercise of any power or right under this Warrant, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

         10. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for party as shall be specified by like notice):

                  (i) if to the registered holder of a Warrant, at the address of such holder as shown on the books of the Company; or

                  (ii) if to the Company, at:

                       SafeGuard Health Enterprises, Inc.
                       95 Enterprise
                       Aliso Viejo, CA 92656
                       Attn: Chief Executive Officer

         11. Transferability. This Warrant Certificate and the Warrants evidenced hereby may not be pledged, sold, assigned or transferred except upon satisfaction of the conditions specified in the legend on the face of this certificate. However, this Warrant certificate and the Warrants evidenced hereby shall be binding upon any successors or assigns of the Company.

         12. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         13. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Warrant by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not; provided, however, that the Company may not, without the prior written consent of the holder hereof, assign any rights, duties, or obligations under this Warrant. Any assignment in violation of the foregoing shall be null and void.

         14. Governing Law. This note shall be governed by the laws of the State of Delaware, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer.

Dated as of ________________, 1999

                                        SAFEGUARD HEALTH ENTERPRISES, INC.


                                        By:
                                           ------------------------------------
                                           Name:  Steven J. Baileys, D.D.S.
                                           Title: Chairman and Chief Executive
                                                  Officer


                                        By:
                                           ------------------------------------
                                           Name: Ronald I. Brendzel
                                           Title: Secretary

                              Election to Purchase


To SafeGuard Health Enterprises, Inc.

         The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase shares of Common Stock in accordance with the terms of such Warrant, and directs that the shares issuable and deliverable upon such purchase be issued in the name of and delivered to the undersigned. The undersigned herewith makes payment in full of the Exercise Price (or Adjusted Exercise Price if appropriate) of such shares, being $__________ per share.

Dated: ____________________

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


--------------------------------------------------------------------------------
Name of Warrantholder


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Taxpayer Identification Number


                             Portion to be exercised
                               (if less than all)

                             _______________ shares

                                    EXHIBIT E


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       SAFEGUARD HEALTH ENTERPRISES, INC.


         SAFEGUARD HEALTH ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation, and submitted such amendments to the stockholders of the Corporation for consideration thereof:

                  RESOLVED that a new ARTICLE TWELFTH be added to the Certificate of Incorporation of the Corporation to read, in its entirety, as follows:

                  TWELFTH: The holders of the 8% Convertible Debentures due 2009 issued by the Corporation pursuant to that certain Debenture and Note Purchase Agreement, dated as of ________ __, 1999, by and among the Corporation and the Investors named therein (the "Debentures") shall have the rights and power to vote in respect of the corporate affairs and management of the Corporation to the extent and in the manner provided in this
                  Article XII of the Certificate of Incorporation of the
                  Corporation:

                  1. Notwithstanding any provision of this Certificate of Incorporation or the ByLaws of the Corporation to the contrary (and in addition to any other vote that may be required or permitted by law, this Certificate of Incorporation or the ByLaws of the Corporation), the holders of Debentures shall have the right to vote, voting together as a single class with the holders of the outstanding shares of Common Stock of the Corporation, on all matters submitted to a vote of the holders of the Common Stock of the Corporation (subject, in the case of election of directors, to the provisions of Section 2 of this Article TWELFTH below), and the holders of the Debentures shall receive notice of and be entitled to attend in person or by proxy any meeting of stockholders. Each holder of a Debenture shall have the right to cast a number of votes equal to the number of whole shares of the Corporation's Common Stock into which each Debenture is convertible on the record date for any vote of the holders of the Common Stock of the Corporation.

                  2. So long as the number of shares of stock of the Corporation issuable upon conversion of the outstanding Debentures represent twenty-five percent (25%) or more of the votes that may be cast by all voting securities of the Corporation assuming such conversion, the holders of the outstanding Debentures shall have the right and power to vote, voting as a single class, separately from all other classes and series of capital stock of the Corporation (but subject to the last sentence of this Paragraph 2), to elect that number of members of the Board of Directors of the Corporation which is equal to 50% of the total number of authorized members of the Corporations' Board of Directors; provided, however, that if 50% of the number of authorized members of the Board of Directors shall result in a fractional number of directors, the number of directors which the holders of the Debentures shall have the right to elect pursuant to the provisions of this Paragraph 2 shall be rounded to the nearest whole number (which, in the case of the fraction one-half, shall be rounded upward). Any director elected by the holders of Debentures pursuant to the provisions of this Paragraph 2 may be removed at any time, with or without cause, only by the affirmative majority vote of the holders of the Debentures then issued and outstanding. If any vacancies occur in the Board of Directors of the Corporation by reason of the death, resignation, retirement, disqualification or removal from office or otherwise of any director elected by the holders of the Debentures pursuant to this Paragraph 2, or if the holders of the Debentures shall become entitled to elect an additional director or directors by reason of any increase in the authorized number of directors, then a majority of the remaining directors(s) elected pursuant to this Paragraph 2 may choose a successor or successors or any such additional director or directors, and the director(s) so chosen shall hold office until the earlier to occur of (1) the next annual election of directors and until their successors shall have been duly elected and qualified, unless sooner displaced, or (2) the election of a successor or successors by the majority vote of the holders of the Debentures called and held pursuant to the provisions for special meetings in the ByLaws of the Corporation. If the number of shares of capital stock of the Corporation issuable upon conversation of Debentures represents less than twenty-five percent (25%) of the votes that may be cast by all voting securities of the Corporation, assuming such conversion, the holders of the Debentures shall not have the right and power to vote as a separate class for the election of directors pursuant to this Paragraph 2, but shall have the right and power to vote for the election of directors pursuant to and in accordance with the provisions of Paragraph 1 hereof.

                           In voting for the election of directors pursuant to this Paragraph 2, the holders of the Debentures shall be entitled to cast the number of votes as specified in Paragraph 1 but, in any election in which the holders of the Debentures have the right to vote as a separate class to elect fifty percent (50%) of the members of the Board of Directors of the Corporation pursuant to this Paragraph 2, the holders of the Debentures shall not vote together with the holders of the Common Stock in the election of the other fifty percent (50%) of the members of the Board of Directors.

                           In the event that the Company issues any shares of its eight percent (8%) Cumulation Convertible Preferred Stock pursuant to that certain Debenture and Note Purchase Agreement dated June ____, 1999, the holders of the Debentures shall vote together with the holders of such Preferred Stock as a single class in the aggregate and not as a separate class, when voting for fifty percent (50%) of the members of the Board of Directors pursuant to this Paragraph 2 and the shares issuable upon conversion of the Preferred Stock shall be considered together with the shares issuable upon the conversion of the Debentures in determining whether the twenty-five percent (25%) of the votes that may be cast by all voting securities of the Company standard described above in this Paragraph 2 has been satisfied.


                  3. Notwithstanding any provision of this Certificate of Incorporation or the ByLaws of the Corporation to the contrary, so long as the number of shares of capital stock of the Corporation issuable upon the conversion of all outstanding Debentures (and, if applicable the outstanding shares of eight percent (8%) Cumulative Convertible Preferred Stock in the aggregate) represent twenty-five percent (25%) or more of the votes that may be cast by all voting securities of the Corporation assuming conversion, the approval by a majority vote of the holders of the Debentures and, if applicable, the eight percent (8%) Cumulative Convertible Preferred Stock, voting together as a single class, shall be required to change the size of the Board of Directors of the Corporation from eight (8), whether to either increase or decrease such number, and the Board of Directors shall not have the right without such approval to make any such change notwithstanding any provision contained in the ByLaws of the Company to the contrary.

                  4. In addition to the foregoing, the holders of the Debentures shall have the right to vote as a separate class on all matters for which a separate class vote is provided under the provisions of the Delaware General Corporation Act and on the amendment, alteration or repeal of any provision of this Article TWELFTH or any other provisions which have reference to or are protective of, and the taking of any action which adversely affects, the rights, powers, privileges and preferences of the Debentures.

                  5. In addition to the foregoing, the holders of the Debentures shall have the same rights of inspection as is provided to the holders of Common Stock under
                           Section 220 of the Delaware General Corporation Law.

         SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares required by Section 242 of the Delaware General Corporation Law were voted in favor of the amendments.

         THIRD: That such amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, SafeGuard Health Enterprises, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by _____________, President of such corporation, and by _____________________, its
Secretary, as of this _____ day of __________, 1999.


                                        SAFEGUARD HEALTH ENTERPRISES, INC.


                                        By:
                                           ------------------------------------
                                           Steven J. Baileys, D.D.S.,
                                           Chairman and Chief Executive Officer
ATTEST:


---------------------------------
Ronald I. Brendzel, Secretary

                                    EXHIBIT F


                      CERTIFICATE OF POWERS, DESIGNATIONS,
               PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL,
                  OR OTHER SPECIAL RIGHTS OF THE 8% CUMULATIVE
               CONVERTIBLE PREFERRED STOCK AND THE QUALIFICATIONS,
                     LIMITATIONS, OR RESTRICTIONS OF THE 8%
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.


It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is SafeGuard Health Enterprises, Inc.

      2. The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of 1,000,000 shares of Preferred Stock, $.01 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and to fix by resolution or resolutions, the designations and the powers, preferences and rights and the qualifications, limitations, or restrictions of each series to be issued.

      3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolutions relating to creating an issue of 8% Cumulative Convertible Preferred Stock:

                  RESOLVED that, pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as "8% Cumulative Convertible Preferred Stock", such series to consist of ________ shares, $.01 par value, and the designations, full or limited voting powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of the 8% Cumulative Convertible Preferred Stock (hereinafter called the "Preferred Stock") are to be as follows:

         "1. Dividends. The holders of the Preferred Stock shall be entitled to receive, in preference to the holders of the Common Stock or any Junior Stock, cumulative dividends at the rate of eight percent (8%) per annum, of the preferential liquidation amount per share ($1,000) of the Preferred Stock. Such dividends with respect to the Preferred Stock shall accrue from and after the date of issuance thereof, and shall be paid in cash in quarterly installments payable on the first business day of each calendar quarter in each year (hereinafter called "Dividend Dates"), commencing with the first such date occurring after the date of the original issuance of the Preferred Stock. The foregoing dividends shall be declared by the Board of Directors of the Corporation and paid to the holders of the Preferred Stock to the extent permitted by law. The dividends payable to the holders of the Preferred Stock shall accrue from the date of issuance thereof as provided in Paragraph 8 hereof, and shall be cumulated quarterly, so that if on any Dividend Date full dividends upon the outstanding Preferred Stock shall not have been paid in accordance with the provisions of this Paragraph 1, then the deficiency shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, upon the Common Stock, or any Junior Stock, and before the Corporation shall redeem or purchase any shares of the Common Stock or any Junior Stock. The holders of the Preferred Stock shall not be entitled to dividends except as aforesaid and except as set forth in Section 6(e) hereof, nor shall they be entitled to any interest on any dividends which may be in arrears.

         2. Redemption. At any time on or after ten (10) years after the original date of issuance of the Preferred Stock, but not before, the Corporation may redeem the whole or any part of the Preferred Stock at any time and from time to time at the option of the Board of Directors pursuant to the provisions of Paragraph 3 hereof, by paying the Redemption Price.

         The Redemption Price shall be equal to the amount of $1,000.00 per share and the Redemption Price plus accrued but unpaid dividends to the date fixed for redemption shall be paid for each share of Preferred Stock redeemed.

         3. Notice of Redemption; Depositary. In the event that the Corporation shall redeem any Preferred Stock, notice thereof shall be sent at least thirty days prior to the redemption date to the holders of the Preferred Stock being redeemed by registered or certified mail, postage prepaid, to each such registered holder as his address shall appear on the stock register of the Corporation. In the case of a redemption of only a part of the shares of said series, the Corporation shall designate by lot or in such other manner as the Board of Directors deems fair, the shares of said series to be redeemed. The Board of Directors shall have full power and authority to prescribe the manner in which and, subject to the provisions and limitations herein contained, the terms and conditions upon which the Preferred Stock shall be redeemed from time to time. If after notice of redemption of all or any of the Preferred Stock shall have been duly given as in this paragraph provided, and if on or before the redemption date given in such notice, the Corporation shall deposit with a bank or trust Corporation having a capital stock and surplus of at least $100,000,000 (the "Depositary") in trust to be applied to the redemption of the Preferred Stock so called for redemption, an amount sufficient to redeem all such Preferred Stock upon the date specified in the notice of redemption, then, notwithstanding that any certificate for Preferred Stock so called for redemption shall not have been surrendered for cancellation, from and after the date of such deposit all rights of holders of the Preferred Stock so called for redemption as stockholders of the Corporation (including the right to receive dividends) shall cease, except the right of the holder of such Preferred Stock to convert all or a part of the Preferred Stock called for redemption as provided in Paragraph 6 or the right to receive the moneys so deposited in trust for said series, but without interest; any moneys so deposited for Preferred Stock which is converted shall be immediately repayable to the Corporation and any other moneys so deposited which remain unclaimed at the end of six (6) years from the date of such deposit shall be repaid to the Corporation, after which event the holders of such Preferred Stock shall look only to the Corporation for payment of the Redemption Price (subject to applicable escheat or similar laws).

         4. Liquidation. Subject to the provisions of Paragraph 6 hereof, in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of the Preferred Stock shall be entitled to be paid in full the sum of $1,000.00 per share, together with accrued but unpaid dividends thereon to the date full payment of the amounts due pursuant to this paragraph are made to the holders of the Preferred Stock, before any distribution or payment shall be made to the holders of stock of any other class or series. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amount hereinabove provided, then the entire assets of the Corporation available for distribution to stockholders shall be applied ratably to the redemption of the Preferred stock then outstanding.

         After such payment in full to the holders of the Preferred Stock, as hereinabove provided, the holders of the Preferred Stock shall not be entitled to any further payments.

         The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Paragraph 4, but the merger or consolidation of the Corporation to or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 4.

         5. No Reissue of Preferred Stock. None of the Preferred Stock of the Corporation acquired pursuant to the provisions of Paragraph 2 or surrendered for conversion pursuant to Paragraph 6, or otherwise acquired by the Corporation in any manner shall be reissued, but the Corporation shall from time to time and at convenient times cause all such stock to be retired and canceled in the manner provided by law and its capital to be reduced accordingly.

         6. Conversion.

            (a) Conversion of Preferred Stock into Common Stock. Subject to the provisions of Paragraphs 2 and 4 hereof regarding redemption and liquidation, and subject to the terms and conditions of this Paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that (i) in respect of any such stock which shall have been called for redemption such right shall terminate at the close of business on the day fixed for redemption unless the Corporation shall default in the payment of the Redemption Price (together with all dividends accrued to the date of redemption) and (ii) on any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day before the date fixed for full payment of the distributable amount on the Preferred Stock if then paid) into such number of fully paid and nonassessable shares of Common Stock as is obtained by multiplying the number of shares of Preferred Stock so to be converted by the preferential liquidation amount of $1,000.00 per share and dividing the result by the conversion price of $4.00 per share or, in case an adjustment of such conversion price has taken place pursuant to the further provisions of this Paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for con version (such price or such price as last adjusted, as the case may be being referred to herein as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the Preferred Stock so to be converted to the transfer agent of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Paragraph 6(a) and surrender of the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock, issuable upon the conversion of such share or shares thereof. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such notice shall have been received by the Corporation and the certificate for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            (c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends (except as provided in Paragraph 6(e)) on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall, to the extent permitted by law, pay in cash all dividends accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the Dividend Date immediately preceding the date upon which such conversion is deemed to take place as provided in Paragraph 6(b). In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Paragraph 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this Paragraph 6(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering Preferred Stock for conversion an amount in cash equal to the current Market Value of such fractional interest determined in conformity with the principles set forth in Paragraph 6(d)(10).

            (d) (1) Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in Paragraph 6(d)(5) , if and whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price then in effect on the date of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price (calculated to the nearest cent -- a half cent or more being considered a full cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such issue or sale plus
(ii) the consideration received by the Corporation upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (iv) the Conversion Price in effect immediately prior to such issue or sale.

         For the purposes of the foregoing calculation, all shares of Common Stock of the Corporation issuable upon conversion of all then outstanding convertible securities (including those certain 8% Debentures issued pursuant to that certain Debenture and Note Purchase Agreement dated June __, 1999 (the "Debenture and Note Purchase Agreement")) and upon exercise of all then outstanding options, warrants or other rights to acquire Common Stock (including those certain Warrants issued pursuant to the Debenture and Note Purchase Agreement) shall be deemed outstanding but only to the extent and only if the Market Value of the Common Stock of the Corporation on such date is in excess of the conversion price of such convertible securities then in effect or the exercise price of such options, warrants or other rights then in effect, respectively.

                  (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if shares of Common Stock are offered by the Corporation for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on or subdivision of any stock of the Corporation or on conversion or exchange of other securities of the Corporation) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of the Corporation, at or about, but as of, the date of the adoption of the resolution authorizing such issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

                  (iii) Shares of Common Stock issuable by way of dividend or other distribution on or subdivision of any stock of the Corporation shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subdivision.

         (2) Except as hereinafter provided, in case the Corporation shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock (including shares held in the Corporation's treasury), or issue any securities convertible into or exchangeable for shares of Common Stock, for an exercise price per share less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Conversion Price in effect immediately prior to the issuance of such options or rights or securities shall be increased or reduced to a price determined by making a computation in accordance with the provisions of Paragraph 6(d)(1):

                  (i) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the purchase price per share of Common Stock provided for in such options or rights, plus the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Corporation for such options or rights;

                  (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Corporation for such securities, plus the consideration, if any, to be received by the Corporation upon the exchange or conversion thereof; and

                  (iii) on the expiration of such options or rights, or the termination of such right to convert or exchange, if none or only part of such options or rights have been exercised, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or upon conversion or exchange of such securities.

         (3) In the event the Corporation shall issue additional shares of Common Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

         (4) In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effective immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (5) Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made:

                  (i) In connection with the issuance or sale of Common Stock upon the exercise of options or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment was made upon the issuance of such options, rights, or convertible or exchangeable securities by reason of the provisions of this Paragraph 6(d).

                  (ii) In connection with grants to employees, directors, consultants or others with similar relationships with the Corporation or its subsidiaries of options to purchase, at a price equal to or in excess of fair market value as determined by the Board of Directors of the Company at the time of grant, shares of Common Stock of the Corporation.

                  (iii) In connection with any issuance or sale of Common Stock to officers, directors or employees of, or consultants to, the Corporation pursuant to a grant or plan approved by the Board of Directors of the Corporation.

                  (iv) In connection with any acquisition of assets, securities, or a business or any exchange of securities to acquire all or part of any business, provided that such acquisition or exchange has been approved by the Board of Directors of the Corporation.

                  (v) In connection with the issuance of Common Stock or other securities upon conversion of the 8% Debentures issued pursuant to the Debenture and Note Purchase Agreement.

                  (vi) In connection with the issuance of Common Stock or other securities upon the exercise of Warrants issued pursuant to the Debenture and Note Purchase Agreement.

                  (vii) In connection with the issuance of Common Stock or other securities upon the conversion of the Preferred Stock.

         (6) If any capital reorganization or reclassification of the capital stock of the Corporation (other than a change in par value, or from par value to no par value, or as a result of the subdivision or combination), or consolidation or merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding Common Stock), or the sale of all or substantially all of its assets to another corporation shall be effective, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified for the Preferred Stock and in lieu of the shares of Common Stock and other capital stock (if any) of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock and other capital stock (if any) equal to the number of shares of such Common Stock and other capital stock (if any) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of the holders of the Preferred Stock to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise hereof. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger of the corporation purchasing such assets shall assume by written instrument the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Debenture. The adjustments provided for in this Paragraph 6(d)(6)shall apply with respect to each such change occurring while the Preferred Stock is outstanding.

         (7) In case at any time:

                  (i) The Corporation shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Corporation or payable otherwise than out of consolidated net income for a twelve-month period ending not earlier than 90 days prior to the date of payment of such dividend; or

                  (ii) The Corporation shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto other than the sale of any additional shares of Common Stock contemplated under the Agreement; or

                  (iii) There shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a sale of all or substantially all of the assets of the Corporation, or a consolidation or merger of the Corporation with another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification), or change of the then outstanding shares of Common Stock or other capital stock issuable upon conversion of the Preferred Stock (other than a change in par value, or from par value or as a result of subdivision or combination); or

                  (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

then, in any one or more of said cases, the Corporation shall cause to be mailed to each of the registered holders of the Preferred Stock at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, or liquidation shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and properly deliverable upon exercise of the Preferred Stock. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, winding up or conversion, as the case may be (on which date, in the event of voluntary or involuntary dissolution, or liquidation of the Corporation, the right to convert the Preferred Stock shall terminate).

         (8) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (9) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Paragraph 6(d).

         (10) Definition of Market Value. "Market Value" for the purposes of this Paragraph 6 shall mean the average of the closing prices of the Common Stock for sales on all national securities exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 10 consecutive business days prior to the day as of which "Market Price" is being determined; provided that if the Common Stock is listed on any domestic exchange the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any national securities exchange or quoted in the over-the-counter market, the "Market Price" shall be deemed to be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as at the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination is to be made.

         6(e). Liquidating Dividends. The Corporation will not pay or declare a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries), or in Common Stock, unless the holders of at least 60% of the outstanding shares of Preferred Stock shall have consented to such dividend in writing, and, in the event that the Corporation shall pay or declare a dividend payable otherwise than out of such consolidated earnings or consolidated earned surplus with such consent, the Corporation will pay over to such holders of Preferred Stock pro rata, on the dividend payment date, the cash, stock or other securities and other property which each such holder would have received if it had converted all shares of Preferred Stock then held by it into Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purposes of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividends are to be determined. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

         6(f). Certain Events. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Paragraph 6 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holder of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Paragraph 6 except in the event of an increase in option price, additional consideration or conversion rate as contemplated by Paragraph 6(d)(4), and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d)(4).

         6(g). No Participating Preferred Stock. So long as any shares of Preferred Stock are outstanding, and subject to the further restrictions in Paragraph 9, the Corporation will not issue any capital stock of any class preferred as to dividends or preferred as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up unless such preferential rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of dividends and distribution of assets.

         6(h). Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock of such class then authorized by the Corporation's Certificate of Incorporation.

         6(i). Registration. If any shares of Common Stock required to be reserved for purposes of conversion of the Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law, or listing on any national securities exchange, before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved or listed on such national securities exchange, as the case may be.

         6(j). Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock converted.

         6(k). Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversions of such Preferred Stock.

         6(l). Definition of Common Stock. As used in this Paragraph 6 the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of issuance of the Preferred Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

               7. (a) Junior Stock. The term "Junior Stock" shall mean any shares of any class or series of capital stock of the Corporation other than the Preferred Stock, any Senior Stock or the Common Stock.

                  (b) Senior Stock. The term "Senior Stock" shall mean any shares of any class or any series of capital stock of the Corporation ranking prior to the Preferred Stock in respect of the right to receive dividends and/or to participate in any distribution of assets other than by way of dividends.

                  (c) Parity Stock. The term "Parity Stock" shall mean any shares of any class or any series of capital stock that, if dividends thereon are not paid in full, be entitled to share ratably with the Preferred Stock in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and/or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

               8. Accrued Dividends. The term "accrued dividends", or the amount of dividends "accrued", whenever used herein with reference to the Preferred Stock shall be deemed to mean the amount, if any, by which eight percent (8%) of the preferential liquidation amount ($1,000) of the Preferred Stock for each full year and a pro rata amount thereof for any fraction of a year, from the date of issuance of the Preferred Stock to the date of the payment of dividends, redemption, conversion or distribution, as the case may be, exceeds the dividends actually paid upon such shares.

               9. Voting Shares. (a)(i) Except as provided in Paragraph 9(a)(ii) hereof, or by law expressly otherwise provided, the holder of each share of Preferred Stock shall have the right and power to vote, together with the holders of all the other shares of Preferred Stock and holders of all the outstanding shares of Common Stock and not by classes, on each matter on which the holders of record of the Common Stock shall be entitled to vote (subject, in the case of election of directors, to the provisions of paragraph 9(a)(ii) hereof), and the holders of the Preferred Stock shall receive notice of and shall be entitled to attend in person or by proxy any meeting of stockholders. The number of votes which the holder of each share of Preferred Stock is entitled to vote pursuant to this paragraph 9(a)(i) shall be equal to the number of shares of Common Stock into which each share of Preferred Stock is convertible, as determined from time to time by the provisions of Paragraph 6 hereof. For the purposes of computing the voting rights of the Preferred Stock, the Corporation shall compute the aggregate number of shares of Common Stock into which all the shares of Preferred Stock held by each holder of the Preferred Stock may be converted, and any resulting fractional shares of Common Stock shall be rounded to the nearest whole number (which, in the case of one-half of a vote, shall be rounded upward).

                  (ii) So long as the number of shares of stock of the Corporation issuable upon conversion of the outstanding Preferred Stock and the outstanding 8% Debentures represent twenty-five percent (25%) or more of the votes that may be cast by all voting securities of the Corporation assuming such conversion, the holder of each share of Preferred Stock shall have the right and power to vote, voting together with all the holders of the Preferred Stock and the 8% Debentures as a single class, separately from all other classes and series of capital stock of the Corporation, to elect that number of members of the Board of Directors of the Corporation which is equal to 50% of the number of authorized members of the Corporations' Board of Directors; provided, however, that if 50% of the number of authorized members of the Board of Directors shall result in a fractional number of directors, the number of directors which the holders of the Preferred Stock shall have the right to elect pursuant to the provisions of this Paragraph 9(a)(ii) shall be rounded to the nearest whole number (which, in the case of the fraction one-half, shall be rounded upward):
Any director elected by the holders of the Preferred Stock pursuant to the provisions of this Paragraph 9(a)(ii) may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the shares of Preferred Stock and the 8% Debentures then issued and outstanding. If any vacancies occur in the Board of Directors of the Corporation by reason of the death, resignation, retirement, disqualification or removal from office or otherwise of any director elected by the holders of the Preferred Stock and the 8% Debentures pursuant to this Paragraph 9(a)(ii), or if the holders of the Preferred Stock and the 8% Debentures shall become entitled to elect an additional director or directors by reason of any increase in the authorized number of directors, then a majority of the remaining director(s) elected pursuant to this Paragraph 9(a)(ii) may choose a successor or successors or any such additional director or directors, and the director(s) so chosen shall hold office until the earlier to occur of (1) the next annual election of directors and until their successors shall have been duly elected and qualified, unless sooner displaced, or (2) the election of a successor or successors by the vote of the holders of a majority of the shares of Preferred Stock and the 8% Debentures called and held pursuant to the provisions for special meetings in the bylaws of the Corporation. If the number of shares of Capital Stock of the Corporation issuable upon conversation of Preferred Stock and the 8% Debentures in the aggregate represent less than twenty-five percent (25%) of the votes that may be cast by all voting securities of the Corporation, assuming such conversion, the holders of the Preferred Stock, together with the holders of the 8% Debentures shall not have the right and power to vote as a class for the election of directors pursuant to this paragraph 9(a)(ii), but shall have the right and power to vote for the election of directors pursuant to and in accordance with the provisions of paragraph 9(a)(i) hereof.

                  (b) In addition to any voting rights provided herein, unless the consent or approval of a greater number of shares shall be required by law, the affirmative consent of the holders of at least 60% of the shares of Preferred Stock then issued and outstanding, given in person or by proxy either in writing or at a meeting called for that purpose at which the Preferred Stock shall vote separately as a class, shall be necessary for authorizing and approving: the amendment, alteration or repeal of any of the provisions hereof which have reference to or which are protective of, or the taking of any action which adversely affects, the preferences, rights, powers or privileges of the Preferred Stock.

               10. Payments Due on Saturday, Sunday or Legal Holidays. In case the Dividend Date for the Preferred Stock, or a date fixed for redemption of such stock shall be a Saturday, Sunday or, in New York, N.Y. a legal holiday or a day on which executive order to close or remain closed, the payment of any dividend on the Preferred Stock or the making of a redemption on such stock need not be made on such date but may be made on the next succeeding day not a Saturday, Sunday, or in such city, a legal holiday or a day on which banking institutions are closed, with the same force and effect as if made on such Dividend Date or date fixed for redemption."

         And it was further

                           RESOLVED, that the statements contained in the
                  foregoing resolutions setting forth and fixing the Certificate of Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the 8% Cumulative Convertible Preferred Stock and the Qualifications, Limitations, or Restrictions, of the 8% Cumulative Convertible Preferred Stock and fixing the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations, or restrictions thereof shall be deemed to be included in and be a part of the Certificate of Incorporation of Gulf Energy & Development Corporation pursuant to the provisions of Sections 104, 151 and 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of SafeGuard Health Enterprises, Inc., has executed this Certificate, this ____ day of ________, 1999.

                                       SafeGuard Health Enterprises, Inc.


                                       By:
                                          -------------------------------------
                                          Steven J. Baileys, D.D.S.
                                          Chairman and Chief Executive Officer


Attest:


----------------------------
Ronald I. Brendzel
Secretary

                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT
                (Debenture and Preferred Stock Conversion Shares)

         This Registration Rights Agreement (this "Agreement"), is entered into as of ____________, 1999, by and between SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"), and the Investors that are parties to that certain Debenture and Note Purchase Agreement, dated as of June ____, 1999, by and among the Company and the Investors named therein (the "Debenture and Note Purchase Agreement").

                                   WITNESSETH:

         WHEREAS, the Investors have acquired on the date hereof those certain 8% Convertible Debentures of the Company (the "Debentures") in the aggregate principle amount of $__________ and ________ shares of 8% Cumulative Convertible Preferred Stock (the "Preferred Stock") pursuant to the Debenture and Note Purchase Agreement; and

         WHEREAS, the Company agreed to grant certain registration rights with respect to the Common Stock of the Company issuable upon conversion of the Debentures and the Preferred Stock as additional consideration therefor on and subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, $.01 par value, of the Company.

         "Conversion Shares" means any shares of Common Stock issuable or issued upon conversion of the Debentures and the Preferred Stock.

         "Debentures" means those certain 8% Convertible Debentures issued and sold to the Purchasers pursuant to the Debenture and Note Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means an Investor or any transferee of an Investor owning a Debenture or Conversion Shares or any assignee or transferee of a Registrable Security.

         "Preferred Stock" means the 8% Cumulative Convertible Preferred Stock, $.01 par value, of the Company.

         "Registrable Securities" means (i) any Conversion Shares that have been or may be issued pursuant to the conversion of the Debentures and the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Conversion Shares. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

         "Underwriters" means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         2. Demand Registration.

         (a) Request for Registration. At any time after December 31, 1999, a Holder or Holders of Registrable Securities may make a written request for registration under the Securities Act (a "Demand Registration") of not less than 800,000 shares of the Registrable Securities; provided, however, that the Company shall not be obligated to effect more than a total of three (3) Demand Registrations under this Section 2 and under Section 2 of that certain Registration Rights Agreement of even date herewith between the Company and the Investors relating to shares issuable upon the exercise of the Warrants issued pursuant to the Debenture and Note Purchase Agreement (i.e. the Investors may request one, two or three registrations under either agreement). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of the Registrable Securities. Subject to the provisions of Section 2(d) below, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests by Holders for inclusion therein within 15 days after the receipt of the Company's notice. Each such request shall specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

         (b) Effectiveness of and Limitation on Demand Registration. The Company shall not be obligated to honor any request for a Demand Registration hereunder if the Company has, within the nine month period immediately preceding the request for such Demand Registration, honored a request for a Demand Registration hereunder, or otherwise offered securities pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company's existing security or debt holders).

         (c) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Holders demanding such registration withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Registrable Securities agree to pay all Registration Expenses (as hereinafter defined)). Except as provided above, the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

         (d) Priority on Demand Registrations. If the Holders of a majority of the shares of Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. In such event, if the managing Underwriter or Underwriters of such offering advise the Company and the Holders in writing that in their opinion the number of shares of Registerable Securities and other securities (if permitted by the Holders) requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities and other securities of the Company, which, in the opinion of such managing Underwriter or Underwriters, can be sold without any such material adverse effect, and such amount shall be allocated first to the Holders of Registrable Securities based on the number of Registrable Securities requested to be included in such Demand Registration and next to the Company and then next pro rata among such other holders of securities of the Company offering securities under the Demand Registration on the basis of the relative percentage ownership of all shares of Common Stock then outstanding owned by each of such other holders.

         (e) Selection of Underwriters. If a Demand Registration is in the form of an underwritten offering, the Holders making such Demand Registration shall select the managing Underwriter and such additional investment bankers and managers to be used in connection with the offering; provided, that such Underwriter and additional investment bankers and managers must be reasonably satisfactory to the Company.

         (f) Deferral of Registration. The Company may defer its obligations to effect a demand registration pursuant to this Agreement if, in the good faith judgment of the Company, filing a registration statement with the Commission at the time such a demand registration is requested would require Adverse Disclosure (as hereinafter defined), provided that such deferral may not extend beyond the earlier to occur of (i) 120 days after the receipt by the Company of the request for such demand registration, or (ii) the date that filing of a registration statement with the Commission would not require Adverse Disclosure therein. For purposes of this Agreement, the term "Adverse Disclosure" means public disclosure of material non-public information relating to a pending or imminent material acquisition, disposition, or other business combination, divestiture or transaction or other corporate development (a "Significant Transaction"), which disclosure (i) would, in the good faith judgment of the Company, be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; and (ii) would have a material adverse effect on the Company's ability to complete such Significant Transaction or the terms upon which such Significant Transaction can be completed.

         3. Piggyback Registrations.

         (a) If at any time following the date of this Agreement, the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its security holders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than ten days before the anticipated filing date). Such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request; provided, however, that the Company shall not be obligated to register in such situation less than 100,000 shares of Registrable Securities if the holder thereof is able to sell such shares pursuant to Rule 144(k) under the Securities Act.

         (b) The Company shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the shares of Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as the Common Stock of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing Underwriter or Underwriters, due to the size of the offering which the Company or such other persons or entities intend to make, the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then if the offering is by the Company for its own account or is an offering by other holders registering shares of Common Stock of the Company pursuant to demand registration rights, then the number of shares of Common Stock to be offered for the accounts of the Holders and other holders registering shares of Common Stock of the Company pursuant to similar piggyback registration rights shall be reduced pro rata based on the relative percentage ownership of all shares of Common Stock then outstanding owned by the Holders and such other holders to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the amount recommended by such managing Underwriter or Underwriters. Notwithstanding the foregoing, in the event that the other holders exercising similar piggyback registration rights are the holders having such rights pursuant to the Registration Rights Agreement applicable to the shares issuable upon the exercise of the Warrants issued pursuant to the Debenture and Note Purchase Agreement, then the piggyback registration rights of the Holders of the Debenture shall have priority and such shares shall be allocated first pro rata to the Holders of the Debentures and then pro rata to the Holders of the Warrants and such other holders.

         4. Holdback Agreements.

         (a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in that case of an underwritten Public offering.

         (b) Underwriter Restriction on Public Sale by Holders of Registrable Securities. If requested by the managing underwriter(s) of an underwritten public offering or the initial purchaser(s) in any offering pursuant to Rule 144A under the Securities Act of securities by the Company, each Holder shall agree on the same terms applicable to officers and directors of the Company not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, to the date of the final prospectus contained in the registration statement filed or of the offering memorandum used in connection with such offering.

         (c) Restrictions on Public Sale By the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), during the ten days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement (x) where the Holders of a majority of the Registrable Securities to be included in such registration statement consent, or (y) where Holders are participating in such registration statement pursuant to Section 3 hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company and no Holder is simultaneously participating in a registration statement pursuant to Section 2 hereof) or the commencement of a public distribution of Registrable Securities pursuant to such registration Statement.

         5. Registration Procedures.

         Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, the Company will:

         (a) prepare and file with the Commission, within 30 days after the date on which any request for a Demand Registration is duly made, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided, that if the Company shall furnish to the Holders making a request for the second Demand Registration pursuant to Section 2 a certificate signed by the Chief Executive Officer of the Company stating that in his good faith judgment it would be significantly disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible (including for the reason that the Company is considering the commencement of a primary offering of its own securities), the Company shall have a period of no more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2; and provided, further,
(i) that at least five days before filing a registration statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of comments received from, or any stop order issued or threatened by, the Commission and take all reasonable actions required to respond to such comments or, as the case may be, prevent the entry of such stop order or to remove it if it has been entered;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in much registration statement;

         (c) furnish to each Selling Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to-general service of process in any such jurisdiction;

         (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

         (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter, if any) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable;

         (h) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government agency of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court or government agency of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (i) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, in accordance with the applicable rules of the AICPA, as the Selling Holders of a majority of the Registrable Securities or the managing Underwriter reasonably request;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (k) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, or on the NASDAQ National Market System, if applicable, provided that the applicable listing requirements are satisfied.

         The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company, and each such Holder shall provide to the Company, such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 5(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 5(f) hereof and, if so directed by the Company such Selling Holder, will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to subsection 5(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of subsection 5(f) hereof.

         6. Registration Expenses.

         In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) fees and expenses incurred in connection with the listing of the Registrable Securities if the Company shall choose to list such Registrable Securities; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to subsection 5(i) hereof); (vii) fees and expenses of any special experts retained by the Company in connection with such registration; and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders incurred in connection with such registration. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts).

         7. Indemnification; Contribution.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, shareholders, partners, trustees, beneficiaries and agents, and each person or entity, if any, who controls such Selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable

Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability, or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability, or expense at or prior to the written confirmation of the sale of the Registrable Securities to such person and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

         (b) Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding subsection. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 7(b).

         (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, and judgments (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters or the Selling Holders, respectively, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Survival. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

         8. Participation in Underwritten Registrations.

         No person or entity may participate in any underwritten registration hereunder unless such person or entity (a) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         9. Rule 144.

         The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the Rules and Regulations thereunder and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required, from time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         10. Miscellaneous.

         (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that remedy at law would be adequate. Each party waives all provisions of law requiring that a bond be posted in order to effectuate any remedy under this Agreement.

         (b) No Prior or Inconsistent Agreements. The Company has granted certain registration rights pursuant to that certain Registration Rights Agreement, dated May ___, 1999, with certain institutional investors relating to shares of Common Stock of the Company issuable upon the exercise of certain warrants granted by the Company to such investors. To the extent such registration rights are applicable and to the extent expressly required thereby, the registration rights granted hereby shall be subject to such rights and applied in a manner which is not inconsistent with, and which does not conflict with, such registration rights. The Company will not on or after the date of this Agreement enter into any other agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not at any time grant any other registration rights with respect to its securities that are prior or superior to the registration rights granted to the Holders of Registrable Securities pursuant to this Agreement, including, without limitation, those registration rights granted by the Company to the Investors as the holders of the Warrants issued on the date hereof pursuant to the Debenture and Note Purchase Agreement. Other than the registration rights described above, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least sixty percent (60%) of the Registrable Securities; provided that with respect to any waiver or consent relating to any Demand Registration under Section 2 or any "piggyback" registration under Section 3 hereof, the Company shall obtain the consent of the Holders of a majority of the Registrable Securities subject to such registration.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to the Holders at their respective address as shown on the books of the Company;

                  (ii) if to the Company, initially at 95 Enterprise, Aliso Viejo, California 92656, Attention: Chief Executive Officer; and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Company and the Holders.

         (f) Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Holders to execute each of such counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

         (i) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (j) Entire Agreement. This Agreement is intended by the Company and the Holders as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to such subject matter.

         (k) Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         (l) Attorney's Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         (m) Effectiveness. This Agreement shall become effective as of the day first set forth above.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                  SAFEGUARD HEALTH ENTERPRISES, INC.


                                  By:
                                     -------------------------------------------
                                     Name:  STEVEN J. BAILEYS, D.D.S.
                                     Title: Chairman and Chief Executive Officer


                                  By:
                                     -------------------------------------------
                                     Name:  RONALD I. BRENDZEL
                                     Title: Secretary


                                  INVESTORS:

                                  CAI PARTNERS AND COMPANY II, L.P.

                                  By: CAI PARTNERS GP & CO., L.P.,
                                      the General Partner


                                      By:
                                         ---------------------------------------
                                         Leslie B. Daniels, President of
                                         CLEA II Co., a General Partner


                                  CAI CAPITAL PARTNERS AND COMPANY II, L.P.

                                  By: CAI CAPITAL PARTNERS GP & CO., L.P.,
                                      the General Partner


                                      By:
                                         ---------------------------------------
                                         Leslie B. Daniels, President of
                                         CLEA II Co., a General Partner


                                  ----------------------------------------------
                                                 Jack R. Anderson

                                    EXHIBIT H

                          REGISTRATION RIGHTS AGREEMENT
                                (Warrant Shares)

         This Registration Rights Agreement (this "Agreement"), is entered into as of ____________, 1999, by and between SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"), and the Investors that are parties to that certain Debenture and Note Purchase Agreement, dated as of June ___, 1999, by and among the Company and the Investors named therein (the "Debenture and Note Purchase Agreement").

                                   WITNESSETH:

         WHEREAS, the Investors have acquired on the date hereof those certain Warrants of the Company (the "Warrants") for the purchase of Common Stock of the Company pursuant to the Debenture and Note Purchase Agreement; and

         WHEREAS, the Company agreed to grant certain registration rights with respect to the Common Stock of the Company issuable upon exercise of the Warrants as additional consideration therefor on and subject to the terms and conditions hereinafter set forth;

         NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, $.01 par value, of the Company.

         "Conversion Shares" means any shares of Common Stock issuable or issued upon exercise of the Warrants.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means a Investor or any transferee of a Purchaser owning a Warrant or Conversion Shares or any assignee or transferee of a Registrable Security.

         "Registrable Securities" means (i) any Conversion Shares that have been or may be issued pursuant to the exercise of the Warrants and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Conversion Shares. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

         "Underwriters" means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         "Warrants" means those certain Warrants issued and sold to the Investors pursuant to the Debenture and Note Purchase Agreement.

         2. Demand Registration.

         (a) Request for Registration. At any time after December 31, 1999, a Holder or Holders of Registrable Securities may make a written request for registration under the Securities Act (a "Demand Registration") of not less than 400,000 shares of the Registrable Securities provided, however, that the Company shall not be obligated to effect more than a total of three (3) Demand Registrations under this Section 2 and under Section 2 of that certain registration Rights Agreement of even date herewith between the Company and the investors relating to shares issuable upon the conversion of the Debentures issued pursuant to the Debenture and Note Agreement (i.e. the Investors may request one, two or three registrations under either agreement). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, the Company will give written notice of such registration request to all other Holders of the Registrable Securities. Subject to the provisions of Section 2(d) below, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests by Holders for inclusion therein within 15 days after the receipt of the Company's notice. Each such request shall specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

         (b) Effectiveness of and Limitation on Demand Registration. The Company shall not be obligated to honor any request for a Demand Registration hereunder if the Company has, within the nine month period immediately preceding the request for such Demand Registration, honored agreement for a Demand Registration hereunder, or otherwise offered securities pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company's existing security or debt holders).

         (c) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Holders demanding such registration withdraw the Registrable Securities, in which case such demand will count as a Demand Registration unless the Holders of such Registrable Securities agree to pay all Registration Expenses (as hereinafter defined)). Except as provided above, the Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

         (d) Priority on Demand Registrations. If the Holders of a majority of the shares of Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. In such event, if the managing Underwriter or Underwriters of such offering advise the Company and the Holders in writing that in their opinion the number of shares of Registerable Securities and other securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities and other securities of the Company which in the opinion of such managing Underwriter or Underwriters can be sold without any such material adverse effect, and such amount shall be allocated first pro rata to the Holders of Registrable Securities on the basis of the relative percentage ownership of the Registrable Securities of such Holders and next to the Company and then next pro rata among such other holders of securities of the Company offering securities under the Demand Registration on the basis of the relative percentage ownership of all shares of Common Stock then outstanding owned by each of such other holders.

         (e) Selection of Underwriters. If a Demand Registration is in the form of an underwritten offering, the Holder making such Demand Registration shall select the managing Underwriter and such additional investment bankers and managers to be used in connection with the offering; provided, that such Underwriter and additional investment bankers and managers must be reasonably satisfactory to the Company.

         (f) Deferral of Registration. The Company may defer its obligations to effect a demand registration pursuant to this Agreement if, in the good faith judgment of the Company, filing a registration statement with the Commission at the time such a demand registration is requested would require Adverse Disclosure (as hereinafter defined), provided that such deferral may not extend beyond the earlier to occur of (i) 120 days after the receipt by the Company of the request for such demand registration, or (ii) the date that filing of a registration statement with the Commission would not require Adverse Disclosure therein. For purposes of this Agreement, the term "Adverse Disclosure" means public disclosure of material non-public information relating to a pending or imminent material acquisition, disposition, or other business combination, divestiture or transaction or other corporate development (a "Significant Transaction"), which disclosure (i) would, in the good faith judgment of the Company, be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; and (ii) would have a material adverse effect on the Company's ability to complete such Significant Transaction or the terms upon which such Significant Transaction can be completed.

         3. Piggyback Registrations.

         (a) If at any time following the date of this Agreement, the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its security holders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than ten days before the anticipated filing date). Such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request; provided, however, that the Company shall not be obligated to register in such situation less than 100,000 shares of Registrable Securities if the holder thereof is able to sell such shares pursuant to Rule 144(k) under the Securities Act.

         (b) The Company shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the shares of Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as the Common Stock of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing Underwriter or Underwriters, due to the size of the offering which the Company or such other persons or entities intend to make, the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then, if the offering is by the Company for its own account or is an offering by other holders registering shares of Common Stock of the Company pursuant to demand registration rights, then the number of shares of Common Stock to be offered for the accounts of the Holders and other holders requesting to register shares of Common Stock of the Company pursuant to similar piggyback registration rights shall be reduced by first allocating shares to pro rata the holders of the Debentures and Preferred Stock (as defined in the Debenture and Note Agreement) or shares issued upon conversion of Debentures exercising piggyback registration rights and then pro rata based on the relative percentage ownership of all shares of Common Stock then outstanding owned by the Holders and such other holders to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the amount recommended by such managing Underwriter or Underwriters.

         4. Holdback Agreements.

         (a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in that case of an underwritten Public offering.

         (b) Underwriter Restriction on Public Sale by Holders of Registrable Securities. If requested by the managing underwriter(s) of an underwritten public offering or the initial purchaser(s) in any offering pursuant to Rule 144A under the Securities Act of securities by the Company, each Holder shall agree on the same terms applicable to officers and directors of the Company not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the ten days prior to, and during the 90-day period beginning on, to the date of the final prospectus contained in the registration statement filed or of the offering memorandum used in connection with such offering.

         (c) Restrictions on Public Sale By the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)), during the ten days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement (x) where the Holders of a majority of the Registrable Securities to be included in such registration statement consent, or (y) where Holders are participating in such registration statement pursuant to Section 3 hereof, such registration statement was filed by the Company with respect to the sale of securities by the Company and no Holder is simultaneously participating in a registration statement pursuant to Section 2 hereof) or the commencement of a public distribution of Registrable Securities pursuant to such registration Statement.

         5. Registration Procedures.

         Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, the Company will:

         (a) prepare and file with the Commission, within 30 days after the date on which any request for a Demand Registration is duly made, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided, that if the Company shall furnish to the Holders making a request for a Demand Registration pursuant to Section 2 a certificate signed by the Chief Executive Officer of the Company stating that in his good faith judgment it would be significantly disadvantageous to the Company or its stockholders for such a registration statement to be filed as expeditiously as possible (including for the reason that the Company is considering the commencement of a primary offering of its own securities), the Company shall have a period of no more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2; and provided, further,
(i) that at least five days before filing a registration statement or prospectus or as promptly as practicable prior to filing any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that, after the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of comments received from, or any stop order issued or threatened by, the Commission and take all reasonable actions required to respond to such comments or, as the case may be, prevent the entry of such stop order or to remove it if it has been entered;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in much registration statement;

         (c) furnish to each Selling Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

         (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter, if any) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable;

         (h) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government agency of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court or government agency of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (i) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, in accordance with the applicable rules of AICPA, as the Selling Holders of a majority of the Registrable Securities or the managing Underwriter reasonably request;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (k) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, or on the NASDAQ National Market System, if applicable, provided that the applicable listing requirements are satisfied.

         The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company, and each such Holder shall provide to the Company, such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 5(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection 5(f) hereof and, if so directed by the Company such Selling Holder, will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to subsection 5(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of subsection 5(f) hereof.

         6. Registration Expenses.

         In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) fees and expenses incurred in connection with the listing of the Registrable Securities if the Company shall choose to list such Registrable Securities; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to subsection 5(i) hereof); (vii) fees and expenses of any special experts retained by the Company in connection with such registration; and (viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders incurred in connection with such registration. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts).

         7. Indemnification; Contribution.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, shareholders, partners, trustees, beneficiaries and agents, and each person or entity, if any, who controls such Selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage, liability, or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability, or expense at or prior to the written confirmation of the sale of the

Registrable Securities to such person and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

         (b) Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding subsection. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 7(b).

         (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, and judgments (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters or the Selling Holders, respectively, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Survival. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

         8. Participation in Underwritten Registrations.

         No person or entity may participate in any underwritten registration hereunder unless such person or entity (a) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         9. Rule 144.

         The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and the Rules and Regulations thereunder and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required, from time to time, to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         10. Miscellaneous.

         (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that remedy at law would be adequate. Each party waives all provisions of law requiring that a bond be posted in order to effectuate any remedy under this Agreement.

         (b) No Prior or Inconsistent Agreements. The Company has granted certain registration rights pursuant to that certain Registration Rights Agreement, dated May ___, 1999, with certain institutional investors relating to shares of Common Stock of the Company issuable upon the exercise of certain warrants granted by the Company to such investors. To the extent such registration rights are applicable and to the extent expressly required thereby, the registration rights granted hereby shall be subject to such rights and applied in a manner which is not inconsistent with, and which does not conflict with, such registration rights. The Company will not on or after the date of this Agreement enter into any other agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not at any time grant any other registration rights with respect to its securities that are prior or superior to the registration rights granted to the Holders of Registrable Securities pursuant to this Agreement other than those registration rights granted by the Company to the Investors as the holders of the Debentures issued on the date hereof pursuant to the Debenture and Note Agreement. Except as set forth above and except for the rights granted to the Holders of the Debentures, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least sixty percent (60%) of the Registrable Securities; provided that with respect to any waiver or consent relating to any Demand Registration under Section 2 hereof or any "piggyback" registration under Section 3 hereof, the Company shall obtain the consent of the Holders of a majority of the Registrable Securities subject to such registration.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to the Holders at their respective address as shown on the books of the Company;

                  (ii) if to the Company, initially at 95 Enterprise, Aliso Viejo, California 92656, Attention: Chief Executive Officer; and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Company and the Holders.

         (f) Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and the Holders to execute each of such counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

         (i) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (j) Entire Agreement. This Agreement is intended by the Company and the Holders as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to such subject matter.

         (k) Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         (l) Attorney's Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         (m) Effectiveness. This Agreement shall become effective as of the day first set forth above.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                       SAFEGUARD HEALTH ENTERPRISES, INC.


                                       By:
                                          -------------------------------------
                                          Name:  Steven J. Baileys, D.D.S.
                                          Title: Chairman and Chief Executive
                                                 Officer


                                       By:
                                          -------------------------------------
                                          Name:  Ronald I. Brendzel
                                          Title: Secretary


                                       INVESTORS:

                                       CAI PARTNERS AND COMPANY II, L.P.

                                       By: CAI PARTNERS GP & CO., L.P.,
                                           the General Partner


                                       By:
                                          -------------------------------------
                                          Leslie B. Daniels, President of
                                          CLEA II Co., a General Partner


                                       CAI CAPITAL PARTNERS AND COMPANY II, L.P.

                                       By: CAI CAPITAL PARTNERS GP & CO., L.P.,
                                           the General Partner


                                           By:
                                              ---------------------------------
                                              Leslie B. Daniels, President of
                                              CLEA II Co., a General Partner


                                       ----------------------------------------
                                                    Jack R. Anderson

                                    EXHIBIT I

                            AGREEMENT AMONG INVESTORS


         This Agreement Among Investors (this "Agreement") is entered into this _______ day of _______________, 1999, by and among CAI Partners and Company II, L.P., a Canadian limited partnership (CAI Partners"), CAI Capital Partners and Company II, L.P., a Canadian limited partnership ("CAI Capital"), Jack R. Anderson ("Anderson") and Steven J. Baileys, D.D.S., in his individual capacity and not as a trustee or officer of any entity ("Baileys").

         WHEREAS, CAI Partners, CAI Capital, and Anderson are the holders of certain 8% Convertible Debentures (the "Debentures") and certain shares of 8% Cumulative Convertible Preferred Stock (the "Preferred Stock") issued pursuant to that certain Debenture and Note Purchase Agreement, dated as of June ___, 1999, by and between SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company") and the Purchasers named therein.

         WHEREAS, Baileys is the chief executive officer and a principal stockholder of the Company; and

         WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain agreements and restrictions relating to the Debentures and shares of Common Stock of the Company owned or to be owned by the parties hereto; and

         WHEREAS, the parties hereto are hereinafter sometimes referred to individually as a "Subject Investor" and collectively as the "Subject Investors".

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:


                                    ARTICLE I

                          RESTRICTION AGAINST TRANSFER;


         1.1 Securities Subject Hereto. The provisions of this Agreement shall, except as hereinafter specifically provided, apply to:

         (a) The Debentures;

         (b) The Preferred Stock;

         (c) All shares of common stock of the Company now owned or hereafter acquired by any Subject Investor including, without limitation, shares of common stock of the Company issued upon conversion of the Debentures and the Preferred Stock and shares of common stock of the Company issued upon the exercise of any stock options or warrants;

         (d) All shares of capital stock of the Company hereafter issued in respect of, in lieu of or in exchange for the shares of common stock referred to in Section 1.1(c) above, whether by reason of any stock split, stock dividend, reverse split, recapitalization, merger, exchange or otherwise; and

         (e) All shares of capital stock of the Company hereafter acquired by the Subject Investors pursuant to any subscription or rights to acquire additional shares of capital stock of the Company which subscription or other right to acquire capital stock of the Company is measured by or attributable to the ownership of any shares of capital stock made subject to this Agreement by the foregoing provisions of this Section 1.1.

All the Debentures and shares of capital stock of the Company described above in this Section 1.1 are hereinafter referred to as "Agreement Stock."

         1.2 No Transfer Except As Provided Herein. None of the shares of Agreement Stock shall be voluntarily sold or otherwise voluntarily transferred whether to third parties or to the Company or to any Subject Investor, except as provided in this Agreement.

         1.3 Permitted Transfers. Notwithstanding the foregoing, any Subject Investor may transfer all or any portion of the Agreement Stock owned by the Subject Investor to any member of his immediate family or to any trust of which the beneficiary is the Subject Investor or a member of his immediate family or as a distribution to any general or limited partner of the Subject Investor; provided, however, that any such permitted assignee shall expressly agree in writing that the Agreement Stock so transferred are held subject to and bound by the provisions of this Agreement.

         1.4 Disposition of Agreement Stock/Purchase and Co-Sale Rights. In the event a Subject Investor desires to make a voluntary disposition of Agreement Stock, other than (i) any sale made pursuant to Rule 144 of the Securities and Exchange Commission (or successor to such rule, specifically including the volume limitations of Rule 144(e)(1) thereof) except as provided in Subparagraph 1.4(a) below, or (ii) any sale or other transfer by or for the account of Baileys of the 50,000 shares of Common Stock currently pledged to Bear Stearns (or subsequent pledge of such shares (which sales shall be included for the purposes hereof in applying the volume limitations of Rule 144(e)(1)):

         (a) The Subject Investor desiring to make such a disposition of Agreement Stock ("Transferor") shall first obtain the unanimous written consent of all the other Subject Investors ("Non-Transferring Investors"). Such consent may provide for the waiver or release of such shares of Agreement Stock from all or any of the provisions of this Agreement on such terms as may be stated in such consent. If such consent is not obtained, Subparagraphs 1.4(b) through (e) shall apply. In addition, in the event the Subject Investor desires to make an open market sale pursuant to Rule 144, Subparagraphs 1.4(b) through (d) shall apply but not Subparagraph 1.4(e).

         (b) In the absence of prior written consent to a disposition of Agreement Stock as contemplated by Section 1.4(a) hereof, or in the event of an open market sale pursuant to Rule 144, the Transferor shall have the right at any time to give written notice (the "Notice") to the Non-Transferring Investors of a proposed disposition. The Notice shall include full information concerning the proposed disposition, including the name and address of the person to whom the Agreement Stock is proposed to be transferred (who must be ready, willing and able to acquire the

Agreement Stock in accordance with the terms stated in the Notice) or that such shares shall be sold on the open market, the financial arrangements relating to the proposed transfer, the principal amount of the Debentures or the number of shares of Agreement Stock proposed to be sold, the proposed date of the transfer, and all other terms of the offer.

         (c) The Non-Transferring Stockholders shall each have the right and option, which in order to be validly exercised must be exercised by written notice delivered to the Transferor within ten (10) days (three (3) days in the event of an open market sale) following the date the Notice is given, to acquire all or any portion of the Agreement Stock respecting which a disposition has been proposed on the same terms and conditions as stated in the Notice (except that the closing of such sale and purchase shall occur on the later of the closing date stated in the Notice or the third business day after a determination is made under this Section 1.4(d) of the identity of the purchasing Non-Transferring Investors). In the event of a notice of a proposed open market sale, the Non-Transferring Stockholder may exercise such option at a purchase price equal to the then current market price of the Common Stock of the Company on the date of the Notice less $.06 per share.

         (d) In the event the option to purchase the Agreement Stock described in the Notice is not timely exercised pursuant to Section 1.4(c) above with respect to all the Agreement Stock proposed to be sold, the Transferor shall be free to dispose of such of the Agreement Stock as to which the option was not exercised in accordance with the information furnished in the Notice, provided such disposition is consummated on or before the later of the proposed closing date stated in the Notice or sixty (60) days after the date of the Notice and provided further that any such disposition, other than an open market sale payment to Rule 144, shall also still be subject to the provisions of Section 1.4(e) below. Agreement Stock so transferred (other than open market sales pursuant to Rule 144) shall continue to be subject to the terms and provisions of this Agreement, and the transferee of such shares must, as a condition precedent to consummation and effectiveness of such transfer and recognition by the Company of such transfer, deliver to the Non-Transferring Investors a written agreement to be bound by all of the terms and provisions of this Agreement. Shares transferred pursuant to any open market sale pursuant to Rule 144 shall not remain subject to the provisions of this Agreement and, Subparagraph 1.4(e) below, shall not be applicable to any such sales. Failure to make such timely disposition shall subject any further disposition of such Agreement Stock to the requirements of this Agreement (including, without limitation, this Section 1.4) as if the original Notice had not been given.

         (e) (i) In addition to the right of first refusal under Section 1.4(c) above, each of the Non-Transferring Investors shall also have the right, exercisable upon written notice to the Non-Transferor within ten
         (10) days after receipt of the Notice, to participate in such sale (other than open market sales pursuant to Rule 144) on the same terms and conditions specified in the Notice; provided, however, that, if the proposed sale by the Transferor is a sale of Debentures and Preferred Stock and the then current market price of the Common Stock of the Company on the date of the Notice is less than the Commission Price in effect on such date, the provisions of this Subparagraph 1.4(e) shall not be applicable to such sale but the Transferee shall purchase such Debentures or Preferred Stock subject to the terms of this Agreement. To the extent that one or more of the Non-Transferring Investors exercise such right of participation in accordance with the terms and conditions set forth below, the principal amount of Debentures or number of shares, as the case may be, that the Transferor may sell in the transaction shall be reduced and each of the Non-Transferring Investors may sell in the proposed transaction Debentures, Preferred Stock or Common Stock based on the percentage ownership of the Non-Transferring Investor in the Company (assuming conversion of all Debentures and Preferred Stock) as compared to the percentage ownership of all the Subject Investors participating in such sale, including the Transferor.

                  (ii) Each Non-Transferring Investor electing to participate shall effect participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more Debentures or certificates, properly endorsed for transfer, which represent (1) the Debentures or the number of shares of common stock of the Company which such Non-Transferring Investor elects to sell or (2) such Non-Transferring Investor shall convert Debentures which are at such time convertible into the number of shares of Common Stock of the Company which such Non-Transferring Investor elects to sell, and shall deliver such common stock as provided in Subsection (1) above.

                  (iii) In the event that a Transferor is proposing to sell Debentures or Preferred Stock then Baileys shall nevertheless be entitled to participate in such sale by selling shares of Common Stock determined by the methodology specified above but utilizing for the purposes thereof the number of shares of Common Stock into which the Debentures or Preferred Stock proposed to be transferred are convertible and such transfer shall be conditional on the transferee purchasing such shares of Common Stock.

                  (iv) The Debenture or stock certificate or certificates that the Non-Transferring Investor delivers to the Transferor pursuant to
         Section 1.4(e)(ii) shall be transferred to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and the Transferor shall concurrently therewith remit to each such Non-Transferring Investor that portion of the sale proceeds to which such Non-Transferring Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser, or purchasers, prohibits such assignment or otherwise refuses to purchase Debentures, shares or other securities from a Non-Transferring Investor exercising its rights of co-sale hereunder, the Transferor shall not sell to such prospective purchaser or purchasers any Debentures or shares of Common Stock of the Company unless and until, simultaneously with such sale, the Transferor shall purchase such Debentures, shares or other securities from such Non-Transferring Investor.

                  (v) The exercise or non-exercise of the rights of the Non-Transferring Investor hereunder to participate in one or more sales of shares made by a Transferor shall not adversely affect its rights to participate in subsequent sales of shares of Common Stock subject to
         Section 1.4(e).

                  (vi) If none of the Non-Transferring Investors elects to participate in the sale subject to the Notice, the Transferor may, not later than sixty (60) days following delivery of the Notice to the other Subject Investors, enter into an agreement providing for the closing of the transfer of the Debentures or shares covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the Transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer by the Transferor, shall again be subject to the rights of the Non-Transferring Investor and shall require compliance with the procedures described in this
         Section 1.4.

                  (vii) The co-sale rights of the Subject Investors under this
         Section 1.4(e) shall be subject and subordinate to the purchase rights of the Non-Transferring Investors under Section 1.4(c) of this Agreement. In the event that the purchase rights under Section 1.4(c) of the Agreement are exercised, then the co-sale rights of the Non-Transferring Investors under Section 1.4(e) shall not apply to any such transfer. However, the co-sale rights under this Section 1.4(e) are cumulative of the purchase rights of the Subject Investors under
         Section 1.4(c) of this Agreement and such co-sale rights may be exercised by the Subject Investor even if the Subject Investor elected not to exercise such purchase rights.

         1.5 Prohibited Transfers.

         (a) In the event a Subject Investor should sell any shares in contravention of the right of first refusal and co-sale rights of the other Subject Investors under this Agreement (a "Prohibited Transfer"), each of the other Subject Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the selling Subject Investor shall be bound by the applicable provisions of such option.

         (b) In the event of a Prohibited Transfer, each other Subject Investor shall have the right to sell to the selling Subject Investor Debentures or a number of shares of common stock equal to the Debentures or number of shares each such other Subject Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected under Section 1.4(e) hereof pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  (i) The price per Debenture or share, as the case may be, at which the shares are to be sold to the selling Subject Investor shall be equal to One Hundred Five Percent (105%) of the price per share paid by the purchaser to the selling Subject Investor in the Prohibited Transfer. The selling Subject Investor shall also reimburse each other Subject Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the rights of the Subject Investor under this Agreement.

                  (ii) Within 90 days after the later of the dates on which the other Subject Investor (1) received notice of the Prohibited Transfer, or (2) otherwise became aware of the Prohibited Transfer, the other Subject Investor shall, if exercising the option created hereby, deliver to the selling Subject Investor the Debenture or certificate or certificates representing the shares to be sold, each properly endorsed for transfer.

                  (iii) The selling Subject Investor shall, upon receipt of the Debenture or certificate or certificates for the shares to be sold by the other Subject Investor, pursuant to this Section 1.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 1.5(b)(i), in cash or by other means acceptable to the other Subject Investor.

         1.6 Sale by Subject Investors. In the event that the Subject Investors (other than Baileys) collectively propose to sell or transfer all of the Agreement Stock now owned or hereafter acquired, the Subject Investors shall have the right to require Baileys to participate and to sell or transfer all of his Agreement Stock in the same transaction. The Investors shall give Baileys written notice of such proposed sale or transfer, the consideration for the Agreement Stock, and the name and address of the prospective purchaser or transferee. Baileys shall participate in such sale on the same terms and conditions as the Subject Investors as stated in the Notice (including the same price per share of Common Stock on an as converted basis) and shall promptly deliver to the Subject Investors for transfer to the prospective purchaser or transferee certificates evidencing all of the Agreement Stock owned by Baileys properly endorsed for transfer.

         1.7 Termination. The provisions of this Article I shall terminate and have no further force or effect whatsoever from and after the earlier of six (6) years after the date of this Agreement or the involuntary termination of Baileys as Chief Executive Officer of the Company.


                                   ARTICLE II

                                VOTING AGREEMENT


         2.1 Voting Agreement. So long as the outstanding Debentures and Preferred Stock are convertible into shares of capital stock of the Company representing twenty-five percent (25%) or more of the total votes that may be cast by all outstanding voting securities of the Company assuming such conversion, the Subject Investors (including Baileys) shall not vote to change the size of the Board of Directors from its current number of eight, whether to increase or decrease, except with the approval of the Subject Investors (other then Baileys) that own Debentures and Preferred Stock representing more than sixty percent (60%) of the aggregate of the principal balance of all then outstanding Debentures and the original purchase price of all then outstanding shares of Preferred Stock. In addition, the Subject Investors agree that they shall vote all of the Agreement Stock on all matters to be submitted to a vote of the stockholders of the Company, whether by written consent or otherwise, to cause all the agreements and covenants contained in this Agreement to be fully implemented and satisfied.


                                   ARTICLE III

                               RESTRICTIVE LEGEND

         3.1 Restrictive Legend. Each certificate representing Agreement Stock shall be stamped with a legend in substantially the following form:

         THE VOTING AND TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT AMONG INVESTORS DATED ____________, 1999, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND SAID SHARES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS

         OF THAT AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.


                                   ARTICLE IV

                     SPECIFIC PERFORMANCE AND OTHER REMEDIES


         4.1 Remedies. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure of any party hereto to perform any of its obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each party hereto against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy of law, and no such party shall urge in any such action or proceeding the claim or defense that such remedy at law exists. Each party hereby acknowledges that the Agreement Stock are unique chattels and each party to this Agreement shall have the remedies which are available to him or it for the violation of any of the terms of this Agreement, including, but not limited to, the equitable remedy of specific performance as specified above and injunctive relief.


                                    ARTICLE V

                                   TERMINATION


         5.1 Termination as to a Subject Investor. Notwithstanding anything herein to the contrary, this Agreement shall terminate as to any Subject Investor, at the time such Subject Investor ceases to own any Agreement Stock. Upon any such termination, such Subject Investor shall have no further rights or obligations hereunder except that rights or remedies of such Subject Investor arising out of the breach of this Agreement by any other party hereto prior to such termination shall not be affected by such termination.


                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for party as shall be specified by like notice):

         (a) If to the CAI Partners and Company II, L.P.:

                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Telecopy:  212-319-0232
                           Attention:  Leslie B. Daniels

         (b) If to CAI Capital Partners and Company II, L.P.:

                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Telecopy:  212-319-0232
                           Attention:  Leslie B. Daniels

         (c)      If to Jack R. Anderson:

                           Mr. Jack R. Anderson
                           16475 Dallas Parkway, Suite 735
                           Addison, TX 75001
                           Telecopy: 972-248-7476

         (d) If to Steven J. Baileys, D.D.S.:

                           Steven J. Baileys, D.D.S.
                           95 Enterprise
                           Aliso Viejo, CA 92656
                           Telecopy: 949-425-4586

Any party may change the address for notices to be sent to it hereunder by written notice delivered pursuant to the terms of this Section 6.1.

         6.2 Entire Agreement; Amendments. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, or warranties, other than those contained herein, and no amendments or modifications hereto, shall be valid unless made in writing and signed by all parties hereto.

         6.3 Binding Effect/Assignability. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

         6.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

         6.5 Headings/Captions. The captions to sections and subsections of this Agreement have been inserted solely for convenience and reference, and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

         6.6 Waiver; Remedies. Waiver by any party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. Except as expressly limited by this Agreement, the parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

         6.7 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of its alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         6.8 Further Assurances. The parties hereto agree to execute, acknowledge and deliver to the other any further instruments that may be reasonably required to give full force and effect to the provisions of this Agreement; provided, however, that neither party shall be required to deliver any other instrument which expands its duties, obligations or representations and warranties, or which diminishes its rights under this Agreement.

         6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         6.10 Consent of Spouse. The spouse of each Subject Investor acknowledges having read the foregoing Agreement and hereby agrees to the provisions of this Agreement with respect to the shares held by the Subject Investor, including any community property interest that such spouse may hold in such shares, including, without limitation, with respect to the provisions of this Agreement relating to the sale, transfer and voting of such shares.

         6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement among Investors as of the day and year first written above.


                                    -------------------------------------------
                                        Steven J. Baileys, D.D.S.


                                    -------------------------------------------
                                        Spouse of Steven J. Baileys, D.D.S.


                                    -------------------------------------------
                                        Jack R. Anderson


                                    -------------------------------------------
                                        Spouse of Jack R. Anderson


                                    CAI PARTNERS AND COMPANY II, L.P.

                                    By: CAI PARTNERS GP & CO., L.P.,
                                        the General Partner


                                        By:
                                           ------------------------------------
                                           Leslie B. Daniels, President of
                                           CLEA II Co., a General Partner


                                    CAI CAPITAL PARTNERS AND COMPANY II, L.P.

                                    By: CAI CAPITAL PARTNERS GP & CO., L.P.,
                                        the General Partner


                                        By:
                                           ------------------------------------
                                           Leslie B. Daniels, President of
                                           CLEA II Co., a General Partner